                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________

                               SCHEDULE 14A INFORMATION
      CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                EXCHANGE ACT OF 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

    / /  Preliminary Consent Solicitation Statement    / / Confidential, For Use of Commission Only
                                                               (as permitted by Rule 14a-6(e)(2))


    /X/  Definitive Consent Solicitation Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V

                   (Name of Registrant as Specified in Its Charter)

       (Names of Person(s) Filing Consent Solicitation Statement, if Other
                                Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):
    / /  No fee required
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)  Title of each class of securities to which transaction applies:
               Units of Limited Partnership Interest ("Units")
         (2)  Aggregate number of securities to which transaction applies:
              20,999.8 Units
         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $3,221 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $16,107,000 (the aggregate amount of the cash to be received by the Registrant).
         (4)  Proposed maximum aggregate value of transaction:
              $16,107,000
         (5)  Total fee paid:
              $3,221
    /X/  Fee paid previously with preliminary materials:
         $3,221
    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date Filed:

--------------------------------------------------------------------------------
REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
2350 North Forest Road, Amherst, New York  14068

Joseph M. Jayson
DIRECTOR AND PRESIDENT
OF REALMARK PROPERTIES, INC.,
GENERAL PARTNER


November 4, 1997

Fellow Partner,

       We are writing to request your consent to sell five residential properties of Realmark Property Investors Limited Partnership V to US Apartments LLC, an affiliate of the General Partners, and to amend the Partnership's Limited Partnership Agreement (the "Partnership Agreement") to permit such sale. Holders of a majority of the Partnership's outstanding Units must consent to the proposal for the transaction to proceed.

       The accompanying materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to the proposal.

- The General Partners believe that current market conditions are favorable for the sale of multi-family properties.

- The Partnership has held its properties for the originally anticipated holding period or longer.

- The sale is expected to result in the distribution to the Partners of the net proceeds from the sale and other sources of approximately $171 per Unit.

- The sale of multiple properties in one transaction will result in lower aggregate sale expenses to the Partnership.

- The General Partners relied, in part, upon a written fairness opinion rendered by a financial advisor to the Partnership in determining that the purchase price offered represents the fair value of the five properties. See "THE TRANSACTION-Fairness Opinion" in the enclosed Consent Solicitation Statement. See also "THE TRANSACTION-Fairness of the Transaction."

- The General Partners believe that a sale is the most attractive alternative available to the Partnership.

- The Partnership is permitted to terminate the sale in the event a more favorable offer is made for the five residential properties during the period of this consent solicitation.

- The Limited Partners will receive more favorable capital gains tax treatment on the distribution of sale proceeds than they would have prior to recent changes in the tax laws.


       Under the terms of the Partnership Agreement, certain "affiliated" transactions between the General Partners and the Partnership are prohibited. Because the proposed sale involves the transfer of certain of the Partnership's assets to an affiliate of the General Partners, the General Partners are seeking the approval of the Limited Partners to an amendment to the Partnership Agreement to permit such a transaction, and are also requiring the approval of the Limited Partners to the sale.

       The accompanying materials contain a complete discussion of the purchase price under the heading "THE TRANSACTION-Fairness of the Transaction," together with a discussion of all of the disadvantages and conflicts of interest arising in connection with the sale under the heading "THE TRANSACTION-Conflicts of Interest of the General Partners."

       We considered several alternatives to this transaction including marketing the properties for sale to third party buyers. After carefully weighing the facts and circumstances associated with the transaction as well as alternative courses of action, we concluded that the sale of the five residential properties is an outstanding value for investors. Our conclusions are set forth in the section of the Consent Solicitation Statement entitled "THE TRANSACTION - Alternatives Considered to the Sale." In addition, the Partnership has received a written opinion of Houlihan Financial Advisors, financial advisor to the Partnership, that the sale is fair to the Partnership and the Limited Partners, from a financial point of view. See Appendix III to the Consent Solicitation Statement. It is anticipated that distributions to the Partners from net sale proceeds and other sources will occur within 90 days after the closing date of the sale.

       YOU ARE ENCOURAGED TO READ THE CONSENT SOLICITATION STATEMENT AND THE OPINION OF HOULIHAN VALUATION ADVISORS IN THEIR ENTIRETY. WE REQUEST THAT YOU APPROVE THE PROPOSED TRANSACTION BY SIGNING AND RETURNING THE ENCLOSED CONSENT CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. Your participation is extremely important, and your early response could save your Partnership the substantial costs associated with a follow-up mailing and other communications.

If you have questions regarding the proposed sale or need assistance in completing and returning your consent card you may call the Partnership's Information Agent, The Herman Group, Inc., at (800) 354-0414 (Toll-free).

Sincerely,

/s/ Joseph M. Jayson
Joseph M. Jayson

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                               2350 North Forest Road
                              Amherst, New York  14068

                            NOTICE OF CONSENT SOLICITATION

TO THE LIMITED PARTNERS OF REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V


       NOTICE IS HEREBY GIVEN to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in Realmark Property Investors Limited Partnership V, a Delaware limited partnership (the "Partnership") that Realmark Properties, Inc. and Joseph M. Jayson (the "General Partners") are soliciting written consents to approve a single proposal (the "Proposal") consisting of (i) the amendment (the "Amendment") of the Partnership's Amended and Restated Limited Partnership Agreement to permit the sale of five of the residential properties (the "Properties") of the Partnership (the "Sale" and, together with the Amendment, the "Transaction") to US Apartments LLC, an affiliate of the General Partners (the "Purchaser"), in the manner described in the accompanying Consent Solicitation Statement, and to require the approval of the Sale by the consent of a majority in interest of the Limited Partners, and
(ii) approval, in accordance with the Amendment, of the Sale to the Purchaser or one of its affiliates, pursuant to an Asset Purchase Agreement in substantially the form attached hereto to be entered into by the Partnership following approval of the Proposal.

       The Transaction must be approved by Limited Partners holding a majority of the outstanding Units. Only Limited Partners of record at the close of business October 1, 1997 are entitled to notice of the solicitation of consents and to give their consent to the Transaction. In order to be valid, all consents must be received before 5:00 P.M., New York City time, on November 26, 1997 unless such date or time is extended for an aggregate of up to an additional forty (40) days in the sole discretion of the General Partners or unless the necessary vote to approve the Transaction is received earlier, then upon such date (the "Expiration Date"). The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the Expiration Date.

       YOUR APPROVAL IS IMPORTANT -- PLEASE READ THE CONSENT SOLICITATION STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT PRIOR TO THE EXPIRATION DATE TO THE PARTNERSHIP'S INFORMATION AGENT IN THE ACCOMPANYING SELF-ADDRESSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE OF THE FRONT AND BACK OF THE CONSENT CARD TO (214) 999-9323. Any consent card which is signed and does not specifically disapprove the Transaction will be treated as approving the Transaction. Your prompt response will be appreciated.

Dated: November 4, 1997                REALMARK PROPERTIES, INC.,
                                       General Partner


                                       By: /s/ Joseph M. Jayson
                                          ---------------------------------
                                       Joseph M. Jayson,
                                       President

                                       /s/ Joseph M. Jayson
                                       ------------------------------------
                                       JOSEPH M. JAYSON, General Partner

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                                2350 North Forest Road
                               Amherst, New York 14068

                            CONSENT SOLICITATION STATEMENT



       This Consent Solicitation Statement ("Consent Statement") is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in Realmark Property Investors Limited Partnership V, a Delaware limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by Realmark Properties, Inc. (the "Corporate General Partner") and Joseph M. Jayson (the "Individual General Partner," together with the Corporate General Partner, the "General Partners"), to approve a single proposal (the "Proposal") consisting of (i) the amendment (the "Amendment") of the Partnership's Amended and Restated Limited Partnership Agreement dated as of February 28, 1986, as previously amended (the "Partnership Agreement") to permit the sale of five of the residential properties (the "Properties") of the Partnership (the "Sale" and, together with the Amendment, the "Transaction") to US Apartments LLC, an affiliate of the General Partners (the "Purchaser"), in the manner described under the section of this Consent Statement entitled "THE TRANSACTION," and to require the approval of the Sale by the Consent of a majority in interest of the Limited Partners, and (ii) approval, in accordance with the Amendment, of the Sale to the Purchaser or one of its affiliates, pursuant to an asset purchase agreement (the "Asset Purchase Agreement") in substantially the form attached hereto as APPENDIX I, to be entered into following approval of the Proposal. The proposed Amendment is set forth in APPENDIX II attached hereto.

       It is anticipated that distributions to the Partners of net sale proceeds will occur within ninety (90) days after the closing date of the Sale. There is no assurance that the Sale will be consummated. However, assuming the Sale is consummated, it is estimated that the net cash proceeds available for distribution to Limited Partners from Sale proceeds and other sources will be approximately $171 per Unit. The General Partners anticipate that a portion of this distribution may be paid from certain reserves which will no longer be necessary for the Partnership to retain following the Sale; however, there can be no assurance that the estimated amounts will be available for distribution. See "THE TRANSACTION-Description of the Partnership."

       Under the terms of the Partnership Agreement, certain "affiliated" transactions, including certain transactions between the General Partners and the Partnership are prohibited. Because the proposed Sale involves the transfer of certain Properties of the Partnership to an affiliate of the General Partners, the General Partners are seeking approval of both the Amendment and the Sale in a single proposal to the Limited Partners. Approval of the Amendment will have the effect of amending the Partnership Agreement to the extent necessary to permit the General Partners to effect the Sale. In addition, the Amendment requires the approval of the Sale by the consent of a majority in interest of the Limited Partners. Consummation of the Sale is conditioned upon approval of the Amendment by the Limited Partners.

       This Consent Statement, the attached Notice of Consent Solicitation and the accompanying consent card are first being mailed to Limited Partners on or about November 4, 1997.

       THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS NOVEMBER 4, 1997.

                                  TABLE OF CONTENTS
                                  -----------------

                                                                           Page
                                                                           ----

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ACTION BY CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

    GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    MATTERS TO BE CONSIDERED . . . . . . . . . . . . . . . . . . . . . . . . 6
    RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    ACTION BY CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    FAIRNESS OF THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . 7

THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


    DESCRIPTION OF THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . 8
    BACKGROUND OF THE SALE . . . . . . . . . . . . . . . . . . . . . . . . . 8
    DESCRIPTION OF THE PROPERTIES TO BE SOLD . . . . . . . . . . . . . . . .11
    INDEBTEDNESS ON THE PROPERTIES . . . . . . . . . . . . . . . . . . . . .12
    PURCHASER'S VALUATION. . . . . . . . . . . . . . . . . . . . . . . . . .13
    FAIRNESS OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    REASONS FOR THE SALE . . . . . . . . . . . . . . . . . . . . . . . . . .16
    FAIRNESS OF THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . .17
    CONFLICTS OF INTEREST OF THE GENERAL PARTNERS. . . . . . . . . . . . . .19
    ALTERNATIVES CONSIDERED TO THE SALE. . . . . . . . . . . . . . . . . . .20
    FAILURE TO APPROVE THE TRANSACTION . . . . . . . . . . . . . . . . . . .22
    TERMS OF THE ASSET PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . .22


BENEFITS OF THE TRANSACTION TO THE GENERAL PARTNERS AND THEIR
AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE. . . . . . . .28

    GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
    CAPITAL GAINS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    PASSIVE LOSS LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . .30
    CERTAIN STATE INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . .30
    TAX CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

NO APPRAISAL RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

MARKET FOR THE PARTNERSHIP'S LIMITED PARTNERSHIP INTERESTS AND
RELATED SECURITY HOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . .31

    DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . .33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .34

    LIQUIDITY AND CAPITAL RESOURCES. . . . . . . . . . . . . . . . . . . . .34
    RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .34

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . .39

    COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. . . . . . . . . . . . . . .40

VOTING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .40

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .42

EXHIBIT AND APPENDICES


APPENDIX I --  Form of Asset Purchase Agreement. . . . . . . . . . . . . . I-1

APPENDIX II --  Relevant Partnership Agreement Provisions and
Proposed Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .II-1

APPENDIX III --  Opinion of  Houlihan Valuation Advisors . . . . . . . . III-1

EXHIBIT A --  Consent Card . . . . . . . . . . . . . . . . . . . . . . . . A-1

                                       SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS CONSENT STATEMENT. REFERENCES ARE MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS CONSENT STATEMENT. UNLESS OTHERWISE DEFINED HEREIN, TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS CONSENT STATEMENT. LIMITED PARTNERS ARE URGED TO READ THIS CONSENT STATEMENT IN ITS ENTIRETY.


THE PARTNERSHIP


Realmark Property Investors Limited
Partnership V. . . . . . . . . . . . . .The Partnership owns interests in six residential properties, one
                                        office/warehouse building and one office complex. The Partnership also owns interests in two office/warehouse complexes through two separate joint ventures and holds an interest in vacant land with certain venture partners. The principal offices of the Partnership are located at 2350 North Forest Road, Amherst, New York 14068, and its telephone number is (716) 636-9090.

                                        The proposed transaction contemplates
                                        the sale of five of the Partnership's
                                        residential properties (the
                                        "Properties").  The Partnership will
                                        retain its interests in one residential
                                        property, the commercial properties, the joint ventures and the vacant land.

                                        The Partnership recently refinanced the
                                        indebtedness on its residential
                                        properties with loans from Credit Suisse
                                        First Boston Mortgage Capital. The term of each loan is eight and one-half years, amortized over thirty years. For a full discussion of the refinancing, see "THE TRANSACTION-Indebtedness on the Properties."

THE PURCHASER

US Apartments LLC (or a designated
affiliate) . . . . . . . . . . . . . . .US Apartments LLC is being formed as a
                                        Delaware limited liability company for
                                        the purpose of participating in the
                                        Transaction, to hold the Properties, and to engage in any lawful act or activity for which a limited liability company may be formed in Delaware.

                                        US Apartments LLC is an affiliate of
                                        Realmark Properties, Inc. and Joseph M.
                                        Jayson, the General Partners of the
                                        Partnership.  The principal offices of
                                        the Purchaser are located at 2350 North
                                        Forest Road, Amherst, New York 14068.

THE TRANSACTION


General. . . . . . . . . . . . . . . . .The Transaction is a single proposal to be approved by the Limited Partners and
                                        consists of (i) the Amendment of the
                                        Partnership Agreement to permit the Sale
                                        of the Properties to an affiliate of the
                                        Partnership's General Partners, and to
                                        require the approval of the Sale by the
                                        consent of a majority in interest of the
                                        Limited Partners, and (ii) approval, in
                                        accordance with the Amendment, of the
                                        Sale of the Properties to the Purchaser
                                        for an aggregate purchase price of
                                        $16,107,000, subject to certain
                                        adjustments at closing ("Purchase
                                        Price"), payable by the assumption of
                                        the then outstanding mortgage
                                        indebtedness, with the balance to be
                                        paid in cash as described under "THE
                                        TRANSACTION-Terms of the Asset Purchase
                                        Agreement."
Background of the
Transaction. . . . . . . . . . . . . . .In 1995, the General Partners began to actively seek purchasers for the
                                        Partnership's assets. In addition, they began to explore the possibility of finding a purchaser for the Units or a purchaser who would buy their general partnership interests and subsequently liquidate the portfolio or make a tender offer for the Units in order to provide the Limited Partners with liquidity in their investment. After actively marketing the assets of the Partnership and its affiliated partnerships as described under the heading "THE TRANSACTION-Background of the Sale," the General Partners determined that the offers and indications of interest for the properties did not reflect a fair price for those assets and decided to acquire certain of the properties through an affiliate on terms they believed would be more favorable to the Partners. See "The
                                        TRANSACTION-Alternatives Considered to
                                        the

                                        Sale."  In making this decision, the
                                        General Partners considered, among other things (a) the amount to be distributed to Limited Partners if the Sale were to occur; (b) the business risks to which the Partnership would be exposed if the Sale were not to occur; and (c) the belief of the General Partners as to the expectations of the Limited Partners regarding the term of their investment in the Partnership. See "THE
                                        TRANSACTION-Background of the Sale."

Fairness of the Transaction
and Certain Conflicts of Interest. . . .The General Partners have carefully considered the Transaction and have
                                        concluded that the Transaction is in the best interests of the Partnership and the Limited Partners. Such conclusion is based, in part, on the fairness opinion which was rendered by the financial advisor to the Partnership and on the other factors discussed under "THE TRANSACTION-Fairness of the Transaction." See APPENDIX III to this Consent Statement. Accordingly, the General Partners approved the
                                        Transaction. There are certain factors, including conflicts of interest, described in this Consent Statement that Limited Partners should consider when determining the fairness of the Transaction. See "THE
                                        TRANSACTION-Conflicts of Interest of the
                                        General Partners," and "BENEFITS OF THE
                                        TRANSACTION TO THE GENERAL PARTNERS AND
                                        THEIR AFFILIATES."

Security Ownership
and Voting Thereof . . . . . . . . . . .At the Record Date, the General Partners
                                        and their affiliates owned a total of
                                        261 Units (approximately 1.2% of the
                                        outstanding Units). The General Partners and their affiliates holding Units intend to consent to the Transaction. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

Opinion of Financial
Advisor. . . . . . . . . . . . . . . . .Houlihan Valuation Advisors ("HVA")
                                        acted as a financial advisor to the
                                        Partnership in connection with the Sale.
                                        The General Partners have received a
                                        fairness opinion from HVA that the Sale
                                        is fair, from a financial point of view, to the Partnership and the Limited Partners. See "THE TRANSACTION-Fairness Opinion."


Consummation of the Sale . . . . . . . .It is anticipated that the Asset
                                        Purchase Agreement will be executed
                                        within five (5) days of the Expiration
                                        Date following the approval of the
                                        Proposal.  The Sale will be consummated
                                        as promptly as practicable after
                                        obtaining the requisite approval of the
                                        Limited Partners to the Transaction and
                                        the satisfaction, or, where permissible, waiver of all conditions to the Sale, but in no event more than one hundred and eighty (180) days from the date the Asset Purchase Agreement is executed. See "THE TRANSACTION-Terms of the Asset Purchase Agreement."

No Appraisal Rights. . . . . . . . . . .If the Transaction is approved by
                                        Limited Partners owning a majority in
                                        interest of the outstanding Units,
                                        dissenting Limited Partners will not
                                        have appraisal rights in connection with
                                        the Transaction.  See "NO APPRAISAL
                                        RIGHTS."
Certain Federal and State
Income Tax Consequences. . . . . . . . .The Partnership expects to recognize taxable gains of approximately
                                        $4,700,000 from the Sale.  The Sale of
                                        the Properties will result in the
                                        allocation of taxable gains among the
                                        Limited Partners.  The sale proceeds
                                        distributed to the Limited Partners are
                                        expected to exceed the Limited Partners' income tax liability attributed to the Sale. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

Distribution of Net Sale Proceeds. . . .It is anticipated that following the consummation of the Sale, the net cash
                                        proceeds from the Sale and cash from
                                        other sources, aggregating approximately
                                        $171 per Unit, is expected to be
                                        distributed to the Limited Partners
                                        within ninety (90) days after the
                                        closing date of the Sale. See "MARKET
                                        FOR THE PARTNERSHIP INTERESTS AND
                                        RELATED SECURITY HOLDER
                                        MATTERS-Distributions."

ACTION BY WRITTEN CONSENT


Termination of Consent
Solicitation . . . . . . . . . . . . . .Consents must be received by mail or facsimile before November 26, 1997, at
                                        5:00 P.M., New York City time, unless
                                        such date or time is extended for an
                                        aggregate of up to an additional forty
                                        (40) days in the sole discretion of the
                                        General Partners, or unless the
                                        necessary vote to approve the
                                        Transaction is received earlier, then
                                        upon such date (the "Expiration Date").

Record Date; Units
Entitled to Consent. . . . . . . . . . .Limited Partners of record at the close of business on October 1, 1997 are
                                        entitled to approve the Transaction by
                                        written Consent.  At such date there
                                        were outstanding 20,999.8 Units, each of which will entitle the record owner thereof to one vote.

Purpose of the Action. . . . . . . . . .Written Consents are being solicited to approve the Proposal, which consists of
                                        (i) an Amendment to the Partnership
                                        Agreement to permit the Sale of the
                                        Properties of the Partnership to an
                                        affiliate of the General Partners, and
                                        to require the approval of the Sale by
                                        the consent of a majority in interest of the Limited Partners, and (ii) approval, in accordance with the Amendment, of the Sale pursuant to the terms of the Asset Purchase Agreement.

Information Agent. . . . . . . . . . . .The Partnership has retained The Herman
                                        Group, Inc. ("Herman") to act as
                                        Information Agent and assist in the
                                        solicitation of Consents.  Completed,
                                        signed consent cards must be returned to Herman by mail or facsimile before the Expiration Date. If you have any questions, please call Herman at (800) 354-0414.

Vote Required. . . . . . . . . . . . . .The Proposal must be approved by Limited
                                        Partners holding a majority of all
                                        outstanding Units.

                                  ACTION BY CONSENT
GENERAL

        This Consent Statement is being furnished on behalf of the Partnership to the Limited Partners of the Partnership in connection with the solicitation of Consents by Realmark Properties, Inc. and Joseph M. Jayson, as the General Partners.


        This Consent Statement, the attached Notice of Consent Solicitation and accompanying consent card are first being mailed to Limited Partners on or about November 4, 1997.

MATTERS TO BE CONSIDERED

        Consents are being solicited to approve the Transaction, which consists of (i) the Amendment of the Partnership Agreement to permit the Sale of five of the residential properties of the Partnership to US Apartments LLC, an affiliate of the General Partners, and to require the approval of the Sale by the majority in interest of the Limited Partners, and (ii) approval, in accordance with the Amendment, of the Sale to US Apartments LLC or one of its affiliates. It is anticipated that following the consummation of such Sale, the net cash proceeds from the Sale and cash from other sources, will aggregate approximately $171 per Unit, and is expected to be distributed to the Limited Partners within ninety
(90) days after the closing date of the Sale. See "MARKET FOR THE PARTNERSHIP INTERESTS AND RELATED SECURITY HOLDER MATTERS - Distributions."

        THE GENERAL PARTNERS PROPOSE THAT THE LIMITED PARTNERS TAKE THE FOLLOWING ACTIONS BY CONSENT:

        APPROVE THE AMENDMENT OF THE PARTNERSHIP'S AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT TO PERMIT THE SALE OF FIVE OF THE PARTNERSHIP'S RESIDENTIAL PROPERTIES KNOWN AS THE WAYNE ESTATES APARTMENTS, O'HARA APARTMENTS, THE FOUNTAINS APARTMENTS, JACKSON PARK APARTMENTS AND THE WILLIAMSBURG NORTH APARTMENTS TO US APARTMENTS LLC, AN AFFILIATE OF THE PARTNERSHIP'S GENERAL PARTNERS, AND TO REQUIRE THE APPROVAL OF THE SALE BY THE MAJORITY IN INTEREST OF THE LIMITED PARTNERS; AND, IN ACCORDANCE WITH THE AMENDMENT, APPROVE THE SALE OF THE PROPERTIES TO US APARTMENTS LLC OR ONE OF ITS AFFILIATES PURSUANT TO AN ASSET PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE PARTNERSHIP AND THE PURCHASER SUBSTANTIALLY IN THE FORM ATTACHED HERETO.

RECORD DATE

        The close of business on October 1, 1997 ("Record Date") has been fixed by the General Partners for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their Consent to the Transaction. On the Record Date, there were 20,999.8 issued and outstanding Units entitled to vote held of record by 2,264 holders.

ACTION BY CONSENT

        The Partnership Agreement prohibits certain "affiliated" transactions between the General Partners and the Partnership. Because the Transaction would result, among other things, in the Sale of five of the residential properties of the Partnership to an affiliate of the General Partners, the approval of an amendment to the Partnership Agreement by the consent of a majority in interest of the Limited Partners is required to effect the Transaction. In addition, the Amendment requires the approval of the Sale by the consent of a majority in interest of the Limited Partners. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on the Transaction. Under the Partnership Agreement, approval of an amendment to the Partnership Agreement may be authorized by written consent of a majority in interest of the Limited Partners. Consents must be received by November 26, 1997, at 5:00 P.M., New York City time, unless such date or time is extended for an aggregate of up to an additional forty (40) days in the sole discretion of the General Partners, or unless the necessary vote to approve the Transaction if received earlier, then upon such date (the "Expiration Date"). Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before the Expiration Date by sending a written notice of revocation or a later dated Consent containing different instructions to the Information Agent before such date. Any written notice of revocation or subsequent Consent should be sent to The Herman Group, Inc. at the address that appears in the back cover of this Consent Statement.

        In addition to solicitation by use of the mails, officers, directors and employees of the General Partners or their affiliates may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, the Partnership has hired The Herman Group, Inc. to assist in the solicitation of the Consents, and will pay an estimated fee of $20,000 plus the usual and customary fees and expenses associated with such solicitation assistance. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Consent Statement, will be borne by the Partnership except that the General Partners at their own expense may engage certain broker-dealers to assist in the solicitation of Consents, and will pay an estimated amount of $22,000 for such assistance. The aggregate expenses anticipated to be incurred by the Partnership relating to this solicitation, including legal fees and costs related to the fairness opinion, are expected to be approximately $250,000.

FAIRNESS OF THE TRANSACTION

        The General Partners believe that the Transaction is fair and reasonable as to both price and structure and is in the best interests of the Limited Partners and the Partnership and have, therefore, approved the Transaction. In determining the fairness of the Sale, the General Partners considered each of the factors discussed in the section of this Consent Statement entitled "THE TRANSACTION-Fairness of the Transaction." In addition, the General Partners relied upon the fairness opinion rendered by the financial advisor to the Partnership that is set forth as APPENDIX III hereto. See "THE TRANSACTION-Fairness Opinion." Furthermore, the Partnership is permitted to terminate the Sale if a more favorable offer for all of the Properties is received during the period of this consent solicitation. The General Partners believe that the Limited Partners will, therefore, be provided with protection regarding the adequacy of the price to be received for the Properties.

        Because the Sale contemplates that the Properties will be sold to an affiliate of the General Partners, the General Partners have an economic interest that is in conflict with the economic interest of the Limited Partners and thus, the interests of the General Partners may conflict with their fiduciary obligations to the Limited Partners. The General Partners believe, however, that they have fulfilled their fiduciary obligations to the Partnership and that the Sale is fair to the Limited Partners. See "THE TRANSACTION - Conflicts of Interest of the General Partners."

                                   THE TRANSACTION

DESCRIPTION OF THE PARTNERSHIP


        The Partnership was formed on February 28, 1986 for the primary purpose of investing in a diversified portfolio of income-producing real estate investments. The Partnership owns interests in six apartment complexes, one office/warehouse building, and one office complex. The Partnership also owns interests in two joint ventures. The Partnership owns a 50% joint venture interest in an office/warehouse complex with the remaining 50% interest owned by Curtlaw Corporation, an unaffiliated third party. In addition, the Partnership holds a 50% joint venture interest in another office/warehouse complex with Curtlaw Corporation owning the other 50% interest. The Partnership also owns an approximately 33.33% interest in 100 acres of land to be developed in Amherst, New York. The remaining 66.67% interest in the land is owned by two public limited partnerships managed by the General Partners. The Partnership will retain its interests in one residential property, the commercial properties, the joint ventures and the vacant land. See "-Description of the Properties to be Sold."

        The Partnership was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Partnership would be liquidated and dissolved. It was anticipated that the Partnership's properties would be held for approximately three to five years after their acquisition although, depending on economic and market factors, they could be held for shorter or longer periods in the complete discretion of the General Partners. The interests in the Properties were purchased between 1987 and 1989 and have now been held for their anticipated holding period.

RELATIONSHIP BETWEEN JOSEPH M. JAYSON, REALMARK PROPERTIES, INC. AND THE
PURCHASER

        Joseph M. Jayson, the Individual General Partner, is the sole shareholder of J.M. Jayson & Company, Inc. ("J.M. Jayson"). Realmark Properties, Inc., the Corporate General Partner, is a wholly owned subsidiary of J.M. Jayson. Mr. Jayson is also the President and one of two directors of the Corporate General Partner. In addition, Mr. Jayson will control the Purchaser. Accordingly, the Sale is subject to various conflicts of interest. See "-Conflicts of Interest" and "BENEFITS OF THE TRANSACTION TO AND POSSIBLE CONFLICTS OF THE GENERAL PARTNERS AND THEIR AFFILIATES."

BACKGROUND OF THE SALE

        In April 1994, the General Partners determined, in their business judgment, that it was an appropriate time to begin exploring a means of converting the Partnership's interests in the Properties to cash. In February 1995, the General Partners began to actively seek purchasers for the Partnership's properties as well as the properties of other real estate limited partnerships affiliated with the General Partners (the "Affiliated Partnerships").

        The General Partners' decision to seek one or more buyers for the properties was, in part, based upon their belief that consummation of a sale was consistent with the Limited Partners' desires for liquidity, the fact that a longer holding period could subject Limited Partners to certain business risks associated with changing markets and the aging nature of the Partnership's apartment inventory which requires increasingly larger commitments of funds to meet capital repair needs.


        Although the terms of the Partnership Agreement do not provide for the termination of the Partnership until December 31, 2026, it was not the General Partners' intention that the Partnership would hold its real estate properties for the entire term of the Partnership. Under the Partnership Agreement, the General Partners have the right and responsibility to determine when the properties should be sold. As discussed in the Partnership's offering prospectus, the decision to sell the Partnership's real estate properties would
depend on a variety of factors.   Accordingly, it was not possible at the outset
of the Partnership to determine precisely when the Partnership's real estate properties would be sold. However, the General Partners believe that, based on informal discussions with (and generally initiated by) certain Limited Partners and brokers representing certain Limited Partners, many Limited Partners expected that the Partnership's real estate properties would be sold after a reasonable holding period but before the end of the Partnership's term.

        The decision to sell the properties was also based upon the General Partners' belief that the real estate market was improving, particularly the multi-family residential market, which improved more quickly in certain areas than the markets for other types of properties. As such, the General Partners believed it would be easier to obtain buyers for the residential properties and that the offers might be at more favorable capitalization rates. Over the past few years, the ability to sell properties generally has been enhanced by further improvements in the national real estate market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers have increased their purchasing activity in recent years compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates have also improved the market for selling properties as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at more advantageous rates.


        More specifically, with respect to the Partnership's properties, improvements in the real estate capital markets and in the operating performance of certain properties have enhanced the prospects for selling these properties or the prices at which they can expect to be sold. During the late 1980's and early 1990's, the Partnership's properties experienced adverse operating results and decreases in value due to a nationwide slump in real estate values as well as difficult local market conditions and financing difficulties. Improvements in the real estate capital markets and in the local real estate markets have caused certain rents to increase. See "THE TRANSACTION-Description of the Properties to be Sold" for more details concerning the Properties. Accordingly, in 1995, the General Partners determined that the Partnership should investigate opportunities for selling its properties. The General Partners also began to be contacted by certain Limited Partners and their advisors concerning the investors' desire for liquidity. Also, at that time, the General Partners became aware that certain investment groups were approaching real estate limited partnerships with tender offers for limited partnership units or offers to purchase a partnership's assets or the partnership interests of the general partners.

        Periodically, commencing in 1995 and continuing until recently, the General Partners placed advertisements regarding all of the Partnership's properties in the Wall Street Journal and used other means to solicit fair offers. In addition, the General Partners received unsolicited indications of interest from brokers with respect to all of the Partnership's properties. The only offer for a particular property which exceeded the price the Purchaser was willing to pay for that property at the time of such offer was an offer for one of the Partnership's residential properties, Camelot East Apartments which, although it was subsequently withdrawn by the offeror, is still being negotiated (the "Camelot East Offer"). Accordingly, the General Partners have refrained from making an offer for Camelot East at this time.

        Commencing in February 1995, the General Partners participated in several informal discussions concerning possible tender offers for Units and/or the sale of interests of the General Partners or assets of the Partnership and the Affiliated Partnerships. The General Partners were approached by investors seeking their cooperation in recommending a tender offer to the Limited Partners. Based on discussions with these parties and general market information as to other tender offers for real estate limited partnership interests, it was concluded that tender offers are generally made at prices that reflect a significant discount from the net asset value of the underlying Partnership assets. For example, one party expressed an interest in making a tender offer for Units of the Partnership and the Affiliated Partnerships at 60% of the net asset value of the residential properties and even less for the commercial properties. The General Partners believed they could not recommend that the Limited Partners accept a tender offer on terms that reflected such a significant discount.

        In addition, the General Partners determined that if they sold their general partnership interests to a potential buyer and such buyer proceeded to make the contemplated tender offer for the Units, it was likely that such tender offer for Units would be made at severely discounted rates from the net asset value of the underlying assets of the Partnership. The General Partners believed such offers would not be in the best interests of the Limited Partners. After several discussions with a prospective buyer during 1995, the General Partners concluded that although it might be in their own best interests to do so, they would refrain from then selling their interests because the prospective buyer anticipated following up such purchase with a tender offer for the Limited Partners' Units, and was considering offering a price that represented 25% of the net asset value of the properties.

        In February 1995, the General Partners met with representatives of an investment group that had indicated an interest in purchasing all of the Partnership's properties and the properties of the Affiliated Partnerships. The informal discussions lasted several months and resulted in expressions of interest at prices which did not, in the opinion of the General Partners, reasonably reflect the value of those assets.

        In April of 1995, the General Partners were approached by prospective buyers concerning the possible sale of their general partnership interests or the stock of the Corporate General Partner. Although such sales would be advantageous to the General Partners, they refrained from selling their interests because such sales were unlikely to provide the Limited Partners with the liquidity in their investment that they desired. The General Partners requested assurances from one of such prospective purchasers that it would seek to sell the Partnership's properties promptly at prices which fairly reflected their market value. Such prospective buyer, however, indicated that its intention was to indefinitely operate the properties as Partnership assets.

        Although alternative courses of action were considered, the General Partners determined that a sale of the Properties in one or more transactions would be the preferable way to convert to cash the value of the Properties, thereby achieving the best return currently possible. Over several months, the General Partners held discussions with two prospective buyers regarding the purchase of all of the Partnership's assets and properties owned by the Affiliated Partnerships. One offeror made an offer for twenty-five residential properties including the Partnership's residential properties. The terms of such offer required the Partnership to provide financing by taking back notes in lieu of cash, which notes were contingent upon future performance. In the opinion of the General Partners, this contingency made it unlikely that the Partnership would receive the full price offered by such offeror for its properties.

        The General Partners conducted discussions with the second prospective buyer in August 1995. However, in the opinion of the General Partners, the aggregate price suggested by that potential buyer did not reflect the value of the assets that were the subject of that offer. Also, the portion of that price allocated to the Properties was, in the General Partners' opinion, less favorable to the Partners than the Purchaser's present offer considering the Properties' net operating income. Informal discussions continued with this prospective buyer for several months but because the buyer did not change its position on price, the General Partners did not believe it was appropriate to request a formal offer.

        In the fall of 1995, the General Partners approached selected REITs to explore the possibility of entering into a transaction. Certain of the REITs believed that the residential properties owned by the Partnership were too old to be of interest. Others did not have or were unwilling to pay cash for such assets, and such offers would have constituted "roll-ups" which, because of then recently adopted regulations, would have made such transactions both difficult and expensive to consummate. One REIT reviewed all of the Partnership's properties and the properties of the Affiliated Partnerships with more interest but its suggested price was, in the General Partners' opinion, not a fair price for those assets.

        Although buyers responded with reasonable offers for certain properties owned by the Affiliated Partnerships (which offers the General Partners accepted on behalf of such partnerships), no offers which the General Partners believed reflected the fair value of the assets were made for the Partnership's properties other than the Camelot East Offer. Accordingly, the Individual General Partner determined to make an offer through an affiliate for all of the Partnership's residential properties (other than Camelot East). Although the Purchaser or an affiliate may at a later date consider purchasing one or more of the properties for which they are not presently making an offer, it was determined not to make an offer for the commercial properties or vacant land at this time because the General Partners believe that the Partnership has not yet fully explored the possibility of selling the commercial properties and vacant land to unaffiliated third parties.

DESCRIPTION OF THE PROPERTIES TO BE SOLD

        WAYNE ESTATES APARTMENTS

        This Property, in which the Partnership holds a 100% interest, consists of one apartment complex with seventeen buildings with a total of 158 apartment units on ten acres of land. It was built in 1981 and is located in Huber Heights, Ohio.

        This Property was acquired in July 1988 and has had an occupancy rate of 95%, 93%, 96% and 96% in the six months ended June 30, 1997, and in the years ended 1996, 1995 and 1994, respectively. This Property generated 12% of the Partnership's total revenues in the fiscal years ended 1996, 1995 and 1994.

        The loan on the Wayne Estates Property was refinanced in May 1997 and had a balance of $3,095,000 at June 30, 1997. It bears interest at 8.4% and provides for monthly payments of $23,557. The note matures in November 2005. See "-Indebtedness on the Properties."

        O'HARA APARTMENTS

        The Partnership owns a 100% interest in this Property, which is an apartment complex consisting of 12 buildings on nine acres of land. There are 100 apartment units at this location. It was built in 1980 and is located in Greenville, South Carolina.

        This Property was acquired in June 1988 and has had an occupancy rate of 95%, 92%, 95% and 95% in the six months ended June 30, 1997, and in the years ended 1996, 1995 and 1994, respectively. The O'Hara Apartments generated 7% of the Partnership's total revenues in the fiscal years ended 1996, 1995 and 1994.

        The loan on the O'Hara Property was refinanced in May 1997 and had a balance of $1,600,000 at June 30, 1997. It bears interest at 8.40% and provides for monthly payments of $12,105. The note matures in November 2005. See "-Indebtedness on the Properties."

        THE FOUNTAINS APARTMENTS

        The Partnership owns a 100% interest in this Property, which consists of one apartment complex with ten buildings with a total of 215 apartment units on 20 acres of land. It was built in 1976 and is located in Westchester, Ohio. This Property was acquired in February 1988 and has had an occupancy rate of 84%, 89%, 97% and 96% in the six months ended June 30, 1997, and in the years ended 1996, 1995 and 1994, respectively. The Fountains Apartments generated 17% of the Partnership's total revenues in the fiscal years ended 1996, 1995 and 1994. The mortgage on this Property was recently refinanced. The mortgage on this Property had an outstanding balance of

$3,900,000 at June 30, 1997 and calls for monthly payments of $29,777, including interest at 8.5%. The note matures in November 2005. See "-Indebtedness on the Properties."

        JACKSON PARK APARTMENTS


        The Jackson Park Apartments in Seymour, Indiana, which is 100% owned by the Partnership, consists of one apartment complex with 102 apartment units on eight acres of land. It was built in 1972 and was acquired by the Partnership in April 1989. This Property had an occupancy rate of 96%, 97%, 99% and 98% in the six months ended June 30, 1997, and in the years ended 1996, 1995 and 1994, respectively. The Jackson Park Apartments generated 8% of the Partnership's total revenues in the fiscal years ended 1996, 1995 and 1994.

        The mortgage on this Property was recently refinanced. The outstanding mortgage balance on this Property at June 30, 1997 was $1,600,000, with monthly payments of $12,178, including interest at 8.39%. The note matures in November 2005. See "-Indebtedness on the Properties."

        WILLIAMSBURG NORTH APARTMENTS

        This Property consists of one apartment complex in Columbus, Indiana with sixteen buildings on ten acres of land. It was built in 1972 and is 100% owned by the Partnership. There are 192 apartment units at this location. This Property was acquired by the Partnership in December 1987 and has had an occupancy rate of 92%, 88%, 92% and 92% in the six months ended June 30, 1997, and in the years ended 1996, 1995 and 1994, respectively. The Williamsburg North Apartments generated 14% of the Partnership's total revenues in the fiscal years ended 1996, 1995 and 1994.

        The loan on this Property was refinanced in August, 1997. The outstanding mortgage balance on this Property at August 31, 1997 was $2,500,000. The loan bears interest at 7.72% and provides for monthly payments of $17,858. The note matures in March 2006. See "-Indebtedness on the Properties."

INDEBTEDNESS ON THE PROPERTIES

        The Partnership recently refinanced the indebtedness on all of its residential properties with loans from Credit Suisse First Boston Mortgage Capital ("First Boston"). The term of each loan is eight and one-half years, amortized over thirty years. All of the refinanced loans are non-recourse, except for customary institutional loss exclusions and exceptions, such as fraud, malfeasance or environmental remediation. Proof of any of these losses would make the Partnership and the General Partners jointly liable under the guaranty described below.

        The engineering reports obtained by First Boston as part of the underwriting process specify the current repairs and deferred maintenance amounts necessary to bring each property up to a specified minimum standard and require that the Partnership create reserves equal to 125% of such amount. The Partnership has set aside the aggregate amount of $926,194 with respect to the Properties. These funds are held in escrow and are presently being utilized to repair or maintain the Properties according to the work specified in the loan documents.

        The loans may not be prepaid for a period of three years or twenty-four months from any securitization, whichever is first. After this lock-out period, a Yield Maintenance penalty equal to 1% of the outstanding balances or the amount necessary to make up for the lender's loss of interest during the remaining term of the loans, whichever is greater, will be imposed. There is no pre-payment penalty during the last 90 days of the loans. The loans have not yet been securitized but First Boston is expected to seek to do so.

        Other than a transfer to another entity affiliated with the General Partners, transfers of the Properties are only permitted with the consent of First Boston and the payment of 1% of the principal amount of the loans to be assigned in connection with such transfer. As a condition to making the loans, First Boston required that the

Partnership indemnify First Boston from and against any liabilities and guaranty payment of amounts for which the borrowers under the loans may have personal liability (such as in the case of environmental liability). The General Partners on behalf of the Partnership are negotiating the Partnership's release from this obligation, but there can be no assurance such a release will be granted by First Boston.

        The loans from First Boston allow for such loans to be increased or "resized" on or before November 30, 1997, provided that the Properties meet the same underwriting criteria set forth in the original commitment letter, including the limit on the loan to value ratio of 75%, and interest will be calculated at the time of such increase based on the same formula as was used at the time of the original refinancing. The fee equal to 1% of any increased borrowings will be payable to First Boston at the time of any resizing of the loans.

        The General Partners did not believe that it was compatible with the Partnership's objectives to obtain a higher level of financing at the time it refinanced the loans with First Boston because they believed that not all of the cash flow should be used to service the debt and that a greater portion of the cash flow should be available for improvements and other expenses and for possible distributions to Partners. However, in order to avoid losing the Partnership's possible opportunity to resize and increase these loans on favorable terms, the General Partners are presently considering such resizing in diverse circumstances including, on the one hand, if it appears the Transaction may not be approved and that it would be desirable to use the increased borrowings to improve the Properties for sale to a future buyer or, on the other hand, if it appears the Transaction will be consummated and the Purchaser will assume the increased indebtedness as part of its Purchase Price. In the latter situation, the net proceeds of any increased indebtedness will be paid to the Limited Partners if the Transaction is consummated. In addition, if the Transaction is approved prior to the deadline for resizing, the General Partners intend to increase the loans from First Boston on these Properties and distribute the net proceeds of these loans to the Partners as partial payment for the Properties. In connection with the Sale, the General Partners have agreed not to increase the outstanding indebtedness on the Properties to more than $14,100,000. The Purchaser will then be assuming the risk of the increased indebtedness on the Properties.

        In addition, the Purchaser will need to obtain additional financing in order to raise cash to consummate the Transaction and it may obtain such financing, whether in the form of mezzanine financing or otherwise from First Boston or from other financial sources.

PURCHASER'S VALUATION

        The Purchaser is offering an aggregate purchase price of $16,107,000 for the Properties. Its valuation was based on a number of factors including the preceding twelve months ("Trailing Twelve Months") of net operating income of the Properties, the previous indications of interest that involved certain of the Properties from potential third party buyers, the age, deteriorating condition and location of the Properties and the competition they receive from newer properties.

        The Purchase Price is less than the aggregate appraised values contained in the appraisals recently obtained by First Boston in connection with the refinancing of the Properties by First Boston.

        The appraised values were based on the projected occupancy after certain capital improvements are made and rents are stabilized over a reasonable period of time and not on the average occupancy for the Trailing Twelve Months, which is the customary basis on which purchasers of properties calculate purchase price. Accordingly, the General Partners believe that the Purchase Price is more representative of the actual market value of the Properties than the aggregate appraised value of $20,300,000. In addition, sales proceeds are ordinarily reduced by sales commissions (which are customarily 3% to 6% of the sales price) and by the costs of marketing the property over the twelve month period assumed in the appraisals (which are approximately 2% of the sales price). Unlike the typical sale to a third party, the Purchaser's offer does not involve a brokerage commission, nor will it require a twelve month marketing period from the appraisal dates and associated costs.

 IN ADDITION, APPRAISALS ARE MERELY OPINIONS AND MAY NOT REPRESENT THE TRUE FAIR
                           MARKET VALUE OF A PROPERTY.

        In addition to the $16,107,000 Purchase Price being offered by the Purchaser, another key factor in the decision to sell the Properties to the Purchaser, was the Purchaser's agreement to purchase these Properties without any subsequent price adjustment due to the condition of the Properties because of deferred maintenance or otherwise. In addition, because the Purchaser is not requesting all of the usual representations and warranties required by most buyers, it is more likely that the Partnership will receive and retain the full amount of the Purchase Price without adjustments. Furthermore, the Purchase Price will not be subject to an escrow arrangement which could have delayed the receipt by the Partnership of some portion of the sales proceeds. The Partnership also had a greater degree of confidence in the Purchaser's ability to consummate the sale because, as an affiliate of the General Partners, the Purchaser is familiar with the Properties, is not requiring a period in which to perform due diligence and is not demanding the right to withdraw its offer based on the outcome of any due diligence investigation. Therefore, the Purchaser's offer not only provides more certainty of closing, but also a shorter period in which to consummate the Transaction. Another advantage to the Transaction is that because the offer is for multiple properties, the transaction costs are lower than they would be expected to be if these properties were sold in separate sales, thereby enhancing the amount which can be distributed to the Limited Partners. However, for a discussion of certain disadvantages of the Transaction, see the Sections entitled "Fairness of the Transaction" and "Terms of the Asset Purchase Agreement," below.

FAIRNESS OPINION

        The General Partners, on behalf of the Partnership, requested HVA to render an opinion to the Partnership as to whether the consideration to be received by the Partnership from the Sale is fair to the Partnership and the Limited Partners, from a financial point of view. The General Partners retained HVA based upon its reputation as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes especially with respect to real estate.

        On October 21, 1997, HVA delivered its written opinion to the General Partners (the "Fairness Opinion") that, as of the date of such opinion, based on HVA's review and subject to the limitations described below, the Sale is fair to the Partnership and the Limited Partners, from a financial point of view. The Fairness Opinion does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale. HVA was not requested to, and did not, solicit the interest of any other party in acquiring the Properties.

        THE FULL TEXT OF THE FAIRNESS OPINION (WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS) IS SET FORTH IN APPENDIX III AND SHOULD BE READ IN ITS ENTIRETY. THE PARTNERSHIP IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF HVA'S INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

        In rendering the Fairness Opinion, HVA, among other things: (i) reviewed the Form of Asset Purchase Agreement; (ii) reviewed and analyzed certain financial and operating data of the Partnership and the Properties, as provided by the General Partners; (iii) reviewed and analyzed certain other internal information concerning the business and operations of the Partnership and the Properties furnished to it by the General Partners; (iv) reviewed and analyzed certain publicly available information concerning the Partnership and the Properties; (v) reviewed and analyzed certain selected market purchase price data that HVA considered relevant to its inquiry; (vi) held meetings and discussions with certain officers and employees of the General Partners concerning the operations, financial condition and future prospects of the Properties; and (vii) conducted such other financial studies, analyses and investigations and considered such other information as it deemed appropriate.

        In preparing its opinion, HVA relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to HVA by the General Partners. HVA assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partners as to the future performance of the Properties. HVA did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Partnership (including the Properties), but HVA was furnished with copies of the independent appraisals obtained in connection with the recent refinancings of the Properties. The Fairness Opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, HVA believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Fairness Opinion.

        ANALYSES AND CONCLUSIONS

        As part of its due diligence, HVA held discussions with representatives of the General Partners and several persons with property management responsibilities. HVA obtained data and information regarding the history, operations, physical and financial condition, the future prospects for the Properties.

        In valuing the Properties on both individual and collective bases HVA employed a variety of generally accepted procedures and methodologies. HVA's income approach analyzed the historic and anticipated gross income, expenses and net operating income ("NOI"). More specifically, HVA considered, among other factors:

               (a)  Current rent rolls;
               (b)  Vacancy by type of unit;
               (c)  Expenses and real estate taxes;
               (d)  Capital improvements;
               (e)  Deferred maintenance;
               (f)  Tenant composition; and
               (g)  Historic appraisals.

        HVA's analysis indicated that the Properties are located in Midwest towns having populations between about 17,000 and 40,000. The sole exception is one Property located in Greenville, South Carolina (pop. 330,000). The locations are considered to be average.

        The buildings have considerable deferred maintenance. Due to their age, the Properties suffer from some degree of non-curable depreciation. Most of the original construction was conducted between 1972-1981. The construction was average. Buildings over 20 years old tend to have some functional and economic obsolescence.

Apartment sizes are typical for the markets served. Amenities are generally minimal and inadequate to meet primary competition.

        In HVA's opinion, the proposed Purchase Price is well within a reasonable range of the most probable selling price, as indicated by primary units of comparison. Gross income multipliers of 3.6 to 4.4 times effective gross income ("EGI") are normal for ordinary apartment properties 20-30 years old. HVA's analysis of the operating statements for each of the Properties for both current and historic periods led HVA to conclude that an annual EGI of $4 million is reasonable. At a stabilized EGI of $4 million and an EGI multiplier of 4 times, the Properties would have a value of $16.0 million.

        HVA estimated the NOI to be approximately $1.7 million. This is consistent with the income trends for the Properties. Capitalization rates for these types of properties generally range from 10.2% to 10.8%. Application of these return rates to the NOI yields value indications of from $15.74 million to $16.66 million.

        HVA's market analysis included the review of twelve sales of similar properties in similar locations to the subject Properties. These sales ranged from $18,466 to $27,625 per unit. The average price per unit was $23,833. Due to the higher effective ages of the subject Properties, a downward adjustment of from 10% to 14% was indicated. This would suggest a probable sales price range of from $20,496 to $21,450 per unit for the subject properties. The Purchaser's sales price per unit of $21,000 fits within this price range. The average unit size for the twelve comparable developments was 870 square feet. The average unit size of the five subject properties is 860 square feet.

        Additionally, HVA considered the efforts the Partnership has expended towards selling the Properties. Since 1995, the Partnership has been unable to locate a buyer whose offer was sufficient. The Partnership's disposition activities appear to be regular and sincere. Based upon the information provided to HVA, no other comparable offers were received by the Partnership.

        The present offer includes benefits to the Limited Partners and the Partnership other than just the direct financial payment. The Purchaser's offer is cash for equity (including the assumption of the mortgages on the Properties). There will be no broker commissions or charges. The Purchaser will accept the Properties on an "As Is" basis.

        It is anticipated that each Limited Partner will receive a distribution of approximately $171 per Unit within ninety (90) days after the Closing Date of the Sale, from the Sale proceeds and other sources. The incidental costs related to the solicitation, including professional fees, costs related to the fairness opinion and solicitation costs, etc. are estimated to be approximately $250,000.

        Considering the Purchase Price for the Properties, the terms of the Sale, other benefits and costs, and other considerations, HVA believes that the Sale as proposed is fair, from a financial point of view, to the Limited Partners and the Partnership.

        HVA and related parties have received a standard indemnification from the Partnership. HVA has had no prior business relationship with the Partnership or the General Partners. Pursuant to an engagement agreement dated September 15, 1997, the Partnership has agreed to pay between $20,000-$30,000 plus reasonable, accountable out-of-pocket expenses for HVA's services in connection with rendering the Fairness Opinion.


REASONS FOR THE SALE

        The General Partners' decision to proceed with the Sale at this time was, in part, based upon their belief that providing cash to the Limited Partners is consistent with the Limited Partners' desire to liquidate as much of their investment as is reasonable at this time. In making this decision, the General Partners considered: (a) the amount likely to be distributed to the Limited Partners if the Sale were to occur; (b) the business risks to which the

Partnership would be exposed if the Sale were not to occur; and (c) the General Partners' belief as to the expectations of the Limited Partners regarding the term of their investment in the Partnership.

        The General Partners believe that the most effective method to increase the value of the residential properties in future periods would be to implement certain improvements and wait until the lack of new construction moves the market for older apartment properties closer to the current replacement cost of those assets. However, based on conversations with certain Limited Partners or their representatives, the General Partners believe that the Limited Partners prefer liquidity to the risks of continuing to hold the Properties and to reinvest sufficient cash to maximize the market value of the Properties, particularly considering that there is no assurance that the Limited Partners would receive a reasonable additional return by retaining the Properties for the extended period.

        In light of the uncertainties associated with the continued ownership of the Properties, the General Partners concluded that now is the time to convert the investment in such Properties to cash, thereby enabling the Partnership to distribute a substantial amount of cash while retaining certain other assets until desirable offers can be obtained.


        In addition, at this time the Limited Partners will receive more favorable capital gains tax treatment on the distribution of the sale proceeds than they would have received prior to the recent tax law changes. However, there can be no assurance that such tax treatment will be afforded to each Partner or that this tax treatment will continue without change.

FAIRNESS OF THE TRANSACTION

        The General Partners believe that the Transaction is fair and reasonable as to both price and structure and that the Transaction is in the best interests of the Partnership and the Limited Partners. The General Partners were subject to conflicts of interest in reaching this conclusion. See "- Conflicts of Interest of the General Partners."

        IN REACHING THEIR DETERMINATION THAT THE TRANSACTION IS FAIR, THE GENERAL PARTNERS CONSIDERED THE FOLLOWING FACTORS WITH RESPECT TO THE
TRANSACTION:

        (i) The Fairness Opinion of HVA that the Sale is fair to the Partnership and the Limited Partners from a financial point of view;

        (ii) The terms of the Purchaser's offer are favorable because the Form of Asset Purchase Agreement, described under "Terms of the Asset Purchase Agreement," contains several provisions which are not customarily found in combination with each other in typical third party agreements, that are advantageous to the Partnership: (a) there will be no adjustments to the Purchase Price regardless of any current physical condition of the Properties (other than casualty or condemnation) or a decline in the occupancy; (b) the Partnership will not be required to make certain customary representations and warranties in the Asset Purchase Agreement concerning the physical or operational conditions of the Properties; (c) the Partnership does not provide the Purchaser with indemnities except for a brokerage indemnity; (d) the Purchase Price is payable at closing with no escrow or holdback requirements; and (e) there is no physical due diligence condition which the Purchaser can use to terminate the Asset Purchase Agreement;


        (iii) No brokerage commissions are required to be paid by the Partnership in connection with the Sale;

        (iv) Selling five of the Properties at one time will result in lower aggregate sale costs;


        (v) The Sale will accelerate distributions to the Limited Partners, thereby liquefying their investment. At present, there is no established public trading market for the Units and liquidity is limited to sporadic sales that occur within an informal secondary market, or potential tender offers for Units, which are generally at a substantial discount and often for only a limited number of Units;

        (vi) The Properties have now been held for their originally anticipated holding period of three to five years from their acquisition;

        (vii) The General Partners' belief that current market conditions are favorable for a sale of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties which could eventually lead to oversupply of properties and weakening of prices;

        (viii) The age and physical condition of the Properties, and the anticipated need for substantial expenditures on capital improvements and maintenance work if the Partnership continued to hold the Properties;

        (ix) The failure of the Partnership to pay distributions to the Limited Partners during the last two fiscal years;

        (x) Retaining the Properties will continue to subject the Partnership to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate;

        (xi) The Purchaser's offer was made following an aggressive marketing effort and the General Partners believe that the offer of the Partnership's Properties for sale was widely publicized and conducted over a reasonable period of time;

        (xii) Consummation of the Sale is subject to approval of the Amendment and the Sale by a majority in interest of the Limited Partners; and

        (xiii) The Partnership is permitted to terminate the Sale if a more favorable offer for all of the Properties is received during the period of this consent solicitation.

        THE PRIMARY DISADVANTAGES OF DISPOSING OF THE PROPERTIES PURSUANT TO THE SALE ARE AS FOLLOWS:

        (i) The Partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties;

        (ii) The sale of the five Properties at one time may not result in as high an aggregate sales price as if they were sold individually;

        (iii) If the Sale is approved, although the Limited Partners are expected to receive a distribution of approximately $171 per Unit from the Sale proceeds and other sources, there is no assurance they will receive such amount of distributions and the Sale will preclude them from participating in any future appreciation of the Properties to be sold;

        (iv) Limited Partners will not be afforded appraisal rights or dissenter's rights in connection with the Sale;

        (v) Limited Partners who purchased their Units during the initial public offering of the Units are not expected to receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Partnership;

        (vi) Because the Properties are being sold to an affiliate of the General Partners, the Purchase Price was not determined in an arm's length negotiation;

        (vii) The Purchase Price is less than the appraised value of the Properties; and

        (viii) The Form of Asset Purchase Agreement contains several provisions that may be less advantageous to the Partnership than those found in typical third party agreements, in that it: (a) permits the Purchaser to terminate the Sale if it is unable to obtain adequate financing to consummate the Sale within one hundred and twenty (120) days of the execution of the Asset Purchase Agreement, after using its good faith, reasonable efforts to obtain a commitment for such financing; (b) requires the Partnership to consummate the Sale even if the Purchaser and General Partners do not obtain a release from First Boston of the Partnership's obligations under a guaranty of payment with respect to certain recourse liabilities of the Partnership under the mortgages on the Properties; and (c) requires the Purchaser to deposit $50,000 upon execution, which is less than is typically required of a third party buyer who does not have fiduciary and other responsibilities to the Partnership, and in the case of the Purchaser's default under the Asset Purchase Agreement, the Partnership's damages are limited to such amount.

CONFLICTS OF INTEREST OF THE GENERAL PARTNERS


        The Sale contemplates that the Properties will be sold to an affiliate of the General Partners. Because of this, the General Partners have an economic interest that is in conflict with the economic interest of the Limited Partners and thus, the interests of the General Partners may conflict with their fiduciary obligations to the Limited Partners. The General Partners believe, however, that they have fulfilled their fiduciary obligations to the Partnership and that the Sale is fair to the Limited Partners. The General Partners believe that the efforts made to market the Properties, and the fact that the Transaction requires the approval of the Limited Partners, provide sufficient procedural safeguards to minimize the effects of the potential conflicts of interest inherent in any such transaction. In addition, the General Partners believe that the Limited Partners are further protected by the General Partners' willingness to sell the Properties to a third party who makes a more favorable offer than the Purchaser during the period of this consent solicitation. Such an offer would be evaluated in its entirety and not merely on the basis of the price. Other factors to be considered in connection with making this determination include the certainty of closing, the ability of the prospective buyer to finance the acquisition and the other terms of the offer.

        Nevertheless, Limited Partners should consider the following factors when examining the Sale:

        (i) The Individual General Partner and both members of the Board of Directors of the Corporate General Partner are affiliated with the Purchaser, and consequently face direct conflicts of interest in negotiating the Sale with the Purchaser.

        (ii) No independent committee or representative has been appointed or retained to negotiate the terms of the Sale on behalf of the Limited Partners.


        (iii) The fairness of the Sale has been passed on by a financial advisor retained by the General Partners on behalf of the Partnership. However, no separate financial advisor has been retained on behalf of the Limited Partners.

        (iv) The Partnership is being represented by legal counsel who has also represented the General Partners, and the Limited Partners will not be represented by separate legal counsel.

        (v)    The General Partners of the Partnership are controlled by Joseph
               M. Jayson, who is also the person controlling the Purchaser, and the Purchaser will benefit from any future appreciation or cash flow, if any, of the Partnership's assets if the Sale is approved. The General Partners and their affiliates will benefit from the Sale as discussed under the section of this Consent Statement entitled "BENEFITS OF THE TRANSACTION TO THE GENERAL PARTNERS AND THEIR AFFILIATES."

ALTERNATIVES CONSIDERED TO THE SALE

CONTINUED OWNERSHIP OF THE PROPERTIES

        The decision to sell the residential Properties at this time took into account the General Partners' opinions concerning the prospects for capital appreciation of the Properties beyond current market prices. The General Partners considered, but rejected as not in the best interests of the Limited Partners, retaining one or more of the specified sale Properties for a longer period with the expectation of achieving greater capital appreciation. The General Partners believe that a substantial increase in the value of the residential Properties is not likely to be achieved without making substantial capital investments in the Properties due to the fact that the Properties are aging and their condition is deteriorating. As a result, in the opinion of the General Partners, the Partnership will need significant funds for capital improvements/maintenance costs in order to bring the Properties to a condition where the Partnership could realize a greater gain on the capital appreciation of the Properties. In fact, this is the course of action which the Purchaser intends to pursue to enhance the value of the Properties. The Partnership could have borrowed additional funds in order to improve the condition of the Properties but the General Partners did not believe that increasing the level of debt on the Properties would have been in the best interests of the Partnership at the time of the refinancing, if other alternatives such as the sale of the properties were feasible. Increasing indebtedness on the Properties would increase the risk of loss, decrease the cash flow and result in delaying Partnership distributions indefinitely. Such a plan of action also would have subjected the Limited Partners to the continued risks of ownership of the Properties and would not have provided them with the desired liquidity. However, the Partnership has an opportunity to resize and increase its loans if it does so prior to December 1, 1997 and the General Partners are seriously considering doing so in order not to lose this opportunity for the Partnership. They may decide that it is appropriate for the Partnership to borrow these additional funds in a number of divergent situations, including if it appears the

Transaction may not be approved and that it may be desirable to use all or a substantial portion of the proceeds to improve the Properties for sale to a future buyer.

TENDER OFFER

        From time to time, the General Partners have been approached by investors seeking their cooperation in recommending a tender offer to the Limited Partners. Based on discussions with these parties and general market information as to other tender offers for real estate limited partnership interests, it was concluded that tender offers are generally made at prices that reflect a significant discount from the net asset value of the underlying partnership assets. The General Partners believed they could not recommend that the Limited Partners accept a tender offer on terms that reflected such a significant discount.

        An affiliate of the General Partners looked into the possibility of making a tender offer itself. It was ultimately determined that the purchase of less than a controlling interest would be difficult to finance at a fair approximation of the net asset value of the underlying assets. Therefore, it was determined that it was not in the best interests of the Partnership to support a tender offer that would not be reasonably indicative of such value. Accordingly, a tender offer for the Units was rejected as an alternative to the sale of the Properties. However, if the Transaction is not approved, the General Partners may reconsider such a tender offer in order to provide some liquidity to the Limited Partners, although the General Partners are under no obligation to do so. Any such offer would be expected to be at a significant discount to the net asset value of the Partnership's assets. It is also likely that a tender offer price would at best be equal to what the Purchaser is presently offering to pay per Unit for only a portion of the Partnership's assets.

THIRD PARTY SALES OF PROPERTIES

        The General Partners also considered letters of intent with respect to the sale of individual properties. In the opinion of the General Partners, except with respect to the Camelot East Offer, prospective purchasers of the properties made insufficient offers, citing the age and the resulting condition of the properties. The commissions demanded by brokers resulted in most cases in an unacceptable reduction in price. The General Partners rejected these offers as not in the best interests of the Limited Partners. Based on the experience of the General Partners and their affiliates in the real estate marketplace during the past decade, the General Partners determined that the value of the properties could be maximized if they also were offered as a group, because generally there is a better market for larger real estate sales than for smaller ones because of changes in the nature of real estate financing. For this reason, the residential properties of the Partnership's portfolio were offered for sale either individually or as a group. In fact, potential buyers indicated an interest in purchasing all of the Partnership's residential properties as well as properties owned by the Affiliated Partnerships. The only offer from an unaffiliated third party that was greater than the Purchaser was willing to pay at the time of such offer on an "All Cash-As Is" basis was the Camelot East Offer. Although the contract on the Camelot East Apartments was terminated by the prospective buyer, negotiations are continuing and, accordingly, the Purchaser did not make an offer on this property.

CONSOLIDATION

        The General Partners also considered, but rejected as not in the best interests of the Limited Partners, a consolidation of the Partnership with certain other Affiliated Partnerships. Such a consolidation would have likely involved the merger of the Partnership into, or the sale of the Partnership's interests in the properties to, a newly formed entity, pursuant to which the Limited Partners would receive securities in the surviving entity. Although the General Partners did not perform any specific financial analysis in the context of evaluating the merits of this alternative, this alternative was rejected because the General Partners believed that such a transaction would not be viewed favorably by the Limited

Partners due to the General Partners' belief that the majority of the Limited Partners expected a cash distribution, and that the majority would not be receptive to a distribution of new securities instead of cash. Such a transaction would not necessarily provide the Limited Partners with improved liquidity and might continue to subject the Limited Partners to the market and other risks associated with the ownership of securities which might not have an active trading market. In addition, there has been significant negative publicity regarding such "roll-up" transactions, and recently enacted legislation on both the federal and state levels as well as increased regulation of such transactions have made this alternative expensive and time consuming with no assurance of success.

CONDOMINIUM CONVERSION

        Condominium conversion was considered as a way to return value to the Limited Partners. However, it is extremely difficult to secure the non-recourse financing necessary to effectuate condominium conversions. The General Partners believe they would not be able to secure the non-recourse financing and interim construction loan financing necessary to effectuate condominium conversions.

CONCLUSION

        After considering all of the foregoing alternatives, the General Partners concluded that it was in the best interests of the Partnership and the Limited Partners to proceed with a sale of the Properties at this time to the Purchaser for the Purchase Price.

FAILURE TO APPROVE THE TRANSACTION


        The General Partners believe that consummation of the Sale is the preferable course of action at this time. If the Limited Partners fail to approve the Transaction, the Partnership will continue to operate the Properties and attempt to sell the Properties in single or multiple sales, which may include sales to the Purchaser (subject to any necessary amendment to the Partnership Agreement to permit such sales, which sales could require the consent of the Limited Partners). As of September 25, 1997, the Partnership entered into a contingent brokerage agreement with Duberstein Investments ("Duberstein"), a real estate brokerage firm with experience on a national level, granting Duberstein an exclusive right to sell the Partnership's properties, either individually or as a group, for a one year period. The agreement with Duberstein is to take effect only if the Asset Purchase Agreement is not executed within five (5) days of the Expiration Date of the solicitation period due to the failure of the Limited Partners to approve the Transaction. The agreement with Duberstein provides for the payment of a brokerage commission equal to 3% of the sales price of all properties sold to buyers, other than a sale to the General Partners or their affiliates. Duberstein is among a group of brokers that periodically has marketed the Partnership's residential and commercial properties. Although granting Duberstein an exclusive right to sell the Properties may create more of an incentive to locate a qualified buyer, there is no assurance that the General Partners could arrange for an alternative sale of the Properties at an appropriate price or on terms acceptable to the Partnership.


        If the General Partners' efforts in finding an alternative purchaser for all of the Properties prove to be unsuccessful, and depending on then existing market conditions, including the availability and cost of capital, it is possible that the General Partners will determine that it would be in the best interests of the Partnership to borrow money or use all or a portion of available net cash proceeds from any consummated sale to fund all or a portion of the costs of implementing major improvements to the remaining properties. Such a course of action could increase the risk of loss of the Properties due to any failure to make increased debt service payments, could adversely affect potential distributions to Limited Partners and could prolong the time period for receiving such distributions.

TERMS OF THE ASSET PURCHASE AGREEMENT

        The following is a summary of the material terms of the Asset Purchase Agreement to be entered into by and between the Partnership and the Purchaser if the Transaction is approved by the Limited Partners. THIS

SUMMARY DOES NOT PURPORT TO BE COMPLETE AND REFERENCE IS MADE TO THE FORM OF ASSET PURCHASE AGREEMENT ATTACHED HERETO AS APPENDIX I. Capitalized terms used but not defined herein have the meaning ascribed to them in the Asset Purchase Agreement.

        STRUCTURE OF THE TRANSACTION

        In connection with the refinancing of the mortgages on the Properties, the Partnership was required by the lender, First Boston, to transfer title in each Property to certain limited liability companies (the "LLCs"), each of which holds title to one of the Properties. For this purpose, the Partnership formed New York LLCs each having two members. The managing member is a New York corporation which is controlled by the Partnership and the other member is the Partnership. The Partnership derives substantially all of the economic benefits of each LLC. In order to effectuate the Sale, the Form of Asset Purchase Agreement provides, in the alternative, for (i) the sale and assignment by the Partnership to the Purchaser of all of its and the managing member's membership interests in the LLCs that presently hold title to the Properties, or (ii) the sale of the Properties by the Partnership and the LLCs to the Purchaser and the transfer of title and delivery of the deeds at Closing. Under the former structure, the LLCs and not the Purchaser will hold title to the Properties. If the Proposal is approved, it is anticipated that the Asset Purchase Agreement will be executed by the Partnership and the Purchaser within five (5) days of the Expiration Date following approval of the Proposal.

        PURCHASE PRICE

        The Purchase Price for all of the Properties is $16,107,000 payable by Purchaser at the Closing, subject to certain adjustments at Closing. The Purchaser will pay a deposit of $50,000 upon signing the Asset Purchase Agreement, such amount to be held in escrow. The Purchaser will assume the mortgages on the Properties which are presently approximately $12,695,000 but may be increased pursuant to a resizing of the loans. The General Partners have agreed not to increase the outstanding indebtedness on the Properties to more than $14,100,000 pursuant to any resizing consummated in anticipation of, or in connection with, the Sale; the net proceeds of which will be paid to the Partners in cash as a portion of their distribution in connection with the Sale. The balance of the Purchase Price after the assumption of the mortgages will be paid in cash and is expected to be paid out of proceeds from mezzanine financing and/or the Purchaser's own resources. Assuming the requisite approval of the Limited Partners is obtained promptly and the satisfaction, or, where permissible, waiver of all conditions of the Sale, the closing date would be expected to be scheduled during December 1997 and is required to occur within one hundred and eighty (180) days from the date the Asset Purchase Agreement is executed (the "Closing Date").

        CONDITION OF THE PROPERTIES; PURCHASER'S REVIEW OF THE PROPERTIES

        The Purchaser is purchasing the Properties on an "As Is," "Where Is" and "With All Faults Basis" with limited representations by the Partnership as to the condition of the Properties or their fitness for any purpose. Unlike typical third party agreements, because of the General Partners' familiarity with the Properties, there are limited due diligence conditions which the Purchaser can use to terminate the Asset Purchase Agreement.

        CONDITIONS PRECEDENT TO EXECUTING/DELIVERING THE ASSET PURCHASE AGREEMENT AND CLOSING

        The obligations of the Partnership to enter and deliver the Asset Purchase Agreement are subject to (i) the approval of the Transaction by a majority of the Limited Partners; (ii) the receipt of the Fairness Opinion; and
(iii) the absence of the receipt of a more favorable offer for all of the Properties.

        The obligations of the Purchaser to close under the Asset Purchase Agreement are subject to (i) the absence of a casualty or condemnation for which the Purchaser has elected to terminate the Asset Purchase Agreement in accordance with its terms; (ii) if title to the Properties is to be transferred, the willingness of the title company to issue title insurance policies insuring the Purchaser's ownership of the Properties in accordance with the applicable provisions of the Asset Purchase Agreement; and (iii) the Purchaser obtaining the amount of financing necessary to consummate the Transaction (for which the Purchaser does not yet have a commitment). The Purchaser will have a maximum of one hundred and twenty (120) days from the date the Asset Purchase Agreement is executed to obtain a commitment for such financing. For a discussion of the financing of the Transaction, see "THE TRANSACTION - Indebtedness on the Properties."

   ACCORDINGLY, EVEN IF THE TRANSACTION IS APPROVED BY A MAJORITY OF THE LIMITED
         PARTNERS, THERE IS NO ASSURANCE THAT THE SALE WILL BE CONSUMMATED.

        CASUALTY TO OR CONDEMNATION OF THE PROPERTIES

        If, prior to the Closing, any one Property is damaged due to a fire or other insured casualty and the cost of repairing such damage is $100,000 or more, then the Purchaser may elect to terminate the Asset Purchase Agreement with respect to such Property and the Purchase Price shall be reduced by a reasonable amount based upon the opinion of an unaffiliated, qualified third party.

        If, prior to the Closing, any one Property is damaged due to fire or other insured casualty and either: (i) the cost of repairing such damage is less than $100,000, or (ii) the cost of repairing such damage is $100,000 or more and the Purchaser has not elected to terminate the Asset Purchase Agreement with respect to such damaged Property, there shall be no reduction in the Purchase Price and the Closing shall occur as scheduled, the Partnership shall assign to the Purchaser the proceeds of all casualty insurance with respect to such damage and the Purchase Price shall be reduced by the amount of the deductible under Partnership's casualty insurance.


        If, prior to Closing, at least 10% of any one Property is condemned or taken by eminent domain and such taking would materially interfere with the then current use of such Property, then the Purchaser may elect to terminate the Asset Purchase Agreement with respect to such Property and the Purchase Price shall be reduced by a reasonable amount based upon the opinion of an unaffiliated, qualified third party. If, prior to Closing, a portion of any one Property is condemned or taken by eminent domain and either the Purchaser does not elect to terminate the Asset Purchase Agreement with respect to the affected Property or the taking is not of a character that would permit the Purchaser to make such election, the Closing shall occur as scheduled without reduction in the Purchase Price and the Partnership shall assign to the Purchaser all awards, if any, resulting from such condemnation.

        LACK OF REPRESENTATIONS AND WARRANTIES AND PHYSICAL DUE DILIGENCE CONDITIONS

        Unlike typical third party agreements, the Asset Purchase Agreement does not require the Partnership to make certain customary representations and warranties concerning the condition or operations of the Properties, or other similar matters, such as environmental studies and engineering, nor does it provide the Purchaser with a typical period in which to perform physical due diligence investigations at the Properties or with a basis on which to refuse to close the transaction based directly on the outcome of any due diligence investigation.

        PARTNERSHIP'S WARRANTIES

        The Asset Purchase Agreement provides that to the extent the Partnership has employees, the Partnership shall be responsible for (and the Purchaser shall not assume the obligation of) all employee wages, benefits (including payments for accrued bonuses, vacation or sick pay, unemployment compensation, employment taxes, medical claims or similar payments), contributions under any benefit program or agreement, severance pay obligations and other related employee costs arising as a result of any events, acts (or failures to act) prior to the Closing Date with respect to the Properties at which such persons are employed.

        The Asset Purchase Agreement provides that to the extent the Partnership has employees, the Partnership will retain all liability and responsibility for fulfilling all federal and/or state COBRA and continuation of group health insurance coverage requirements with respect to the Partnership's current or former employees (and their dependents). The Purchaser does not assume any obligation to provide medical insurance coverage to persons that it employs because it acquires the Properties.

        DEFAULT AND DAMAGES

        The Asset Purchase Agreement provides that the Purchaser's recourse for any uncured breach (a "Default") by the Partnership of any matter related to the Asset Purchase Agreement following its execution but prior to the Closing shall be to terminate the Asset Purchase Agreement, unless all such Defaults by the Partnership in the aggregate materially and adversely affect the value of any one Property by less than $50,000 or the value of all the Properties by less than $250,000 in which event the Purchaser shall have no right to terminate the Asset Purchase Agreement and shall be entitled to an adjustment of the Purchase Price in the amount of such Default.

        PRORATION

        All items of income and expense such as collected rents and taxes will be apportioned and adjusted between the Partnership and the Purchaser to the date of the Closing based on a 365-day year as of 12:00 midnight, New York City time, of the day preceding the Closing Date.

        COMPARISON TO THIRD PARTY AGREEMENTS

        The General Partners believe that the Asset Purchase Agreement relating to the Sale contains several provisions which are not customarily found in combination with each other in typical third party agreements. Provisions that are advantageous to the Partnership include the following:

        (i) An "As Is" provision, stating that regardless of any current physical condition (other than casualty or condemnation) the Purchase Price will remain the same at Closing;

        (ii) The Partnership is not required to make certain customary representations and warranties concerning the physical or operational conditions of the Properties and, therefore, the Purchaser cannot refuse to close or make claims against the Partnership on the basis of such customary representations and warranties;

        (iii) The lack of escrow or holdback of a portion of the Purchase Price to cover possible claims;

        (iv) The absence of a due diligence period and the inability for the Purchaser to refuse to close the Sale directly due to any physical due diligence investigation;

        (v) The Partnership is not required to provide the Purchaser with indemnities except for a brokerage indemnity; and

        (vi) The absence of any reduction in the Purchase Price due to a decline in the occupancy of the Properties at the time of Closing.

        Provisions which may be less advantageous to the Partnership than those found in typical third party agreements include the following:

        (i) The Purchaser can terminate the Sale if it is unable to obtain adequate financing to consummate the Sale;

        (ii) The Partnership is required to consummate the Sale even if the Purchaser and General Partners do not obtain a release from First Boston of the Partnership's obligations under a guaranty of payment with respect to certain recourse liabilities of the Partnership under the mortgages on the Properties; and


        (iii) The Agreement requires a deposit by the Purchaser of $50,000, and in the event of the Purchaser's default under the Agreement, the Partnership's damages are limited to such amount.

                           BENEFITS OF THE TRANSACTION TO
                     THE GENERAL PARTNERS AND THEIR AFFILIATES

        Joseph M. Jayson, the Individual General Partner, is the sole shareholder of J.M. Jayson. Realmark Properties, Inc., the Corporate General Partner, is a wholly owned subsidiary of J.M. Jayson. Mr. Jayson is also the President and one of two directors of the Corporate General Partner. In addition, Mr. Jayson will control the Purchaser. As a result, the Sale is subject to various conflicts of interest.


        The Individual General Partner anticipates benefiting from the Sale to the Purchaser because he owns all of the equity interests in the Purchaser and will benefit on any returns the Purchaser receives from its investment in the Properties. The Purchaser is buying the Properties with a view to generating a positive return on its investment, whether from operating the properties, selling the properties or ultimately selling interests in the Purchaser. The Purchaser believes that this is possible because it is willing to invest funds in capital improvements and other items necessary to enhance the value of the Properties and to hold the Properties for an extended period of time. In addition, the Purchaser may be able to borrow on more favorable terms than the Partnership if it purchases additional properties and is therefore able to cross-collateralize any loans with all of such properties, something the Partnership is not in a position to do.

        In connection with the Sale, the General Partners expect to receive approximately $20,000 as repayment of outstanding advances made to the Partnership by an affiliate. In addition, although the General Partners are not entitled to receive any distributions with respect to their general partnership interests, affiliates of the General

Partners will receive distributions of approximately $44,631 of the net sales proceeds with respect to the Units which they own.


        The General Partners would have been entitled to receive a property disposition fee upon sale of the Partnership's properties if certain conditions were met. This fee is not to exceed the lesser of 50% of amounts customarily charged in arm's-length transactions by others rendering similar services for comparable properties or 2.75% of the price. The property disposition fee is subordinate to payments to the Limited Partners of a cumulative annual return (not compounded) equal to 7% of their adjusted capital contributions and to repayment to the Limited Partners of an amount equal to their original capital contributions. Because the conditions described above have not been met, no disposition fee has been paid or accrued in connection with the Sale of the Properties that is the subject of this consent solicitation.

        The General Partners would also have been entitled to 13% of any remaining sale or refinancing proceeds after payments to the Limited Partners if their original capital contributions plus a cumulative annual return (not compounded) of 12% of adjusted capital contributions; however, no such payment will be made to the General Partners because such subordination provisions have not been met.


        Conversely the General Partners and their affiliates could be negatively impacted by the Sale due to a reduction in the fees they presently receive. Under the Partnership Agreement, the General Partners and their affiliates receive compensation for services rendered and reimbursement for expenses incurred on behalf of the Partnership. Pursuant to the Partnership Agreement, the Corporate General Partner is entitled to a continuing partnership management fee equal to 7% of "Net Cash Flow," as defined in the Partnership Agreement.
The partnership management fee payable to the Corporate General Partner reduces the amount of Net Cash Flow available for distribution to the Partners in any given year. The Corporate General Partner is paid the 7% partnership management fee annually, as cash flow allows. For the year ended December 31, 1996, the Corporate General Partner received $56,100 with respect to this fee. In addition, an affiliate of the General Partners, Realmark Corporation, is entitled to a property management fee equal to 3-6% of the Partnership's gross revenues from the properties. For the year ended December 31, 1996, Realmark Corporation received a total of $365,877 with respect to this fee. The General Partners are also entitled to 3% of the Partnership's Net Cash Flow available after payment to the Corporate General Partner of the partnership management fee.

        Because all of the foregoing fees are based on revenues or cash flow, the General Partners and their affiliates would be expected to receive lower fees following the sale of the Properties; however, the Purchaser will receive any capital appreciation from these Properties following their purchase. See "PRO FORMA FINANCIAL INFORMATION."

INDEMNIFICATION

        The Partnership Agreement provides that, except in the case of negligence or misconduct, the General Partners and their affiliates, will not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any action or inaction, the effect of which may cause or result in loss or damage to the Partnership, if such course or inaction was undertaken in good faith and in a manner they reasonably believed to be within the scope of the authority granted to them and in or not opposed to the best interests of the Partnership. The General Partners and their affiliates will be entitled to be indemnified by the Partnership against and to be released by the Limited Partners from any liability or loss, as a result of any claim or legal proceeding relating to any action or inaction concerning the activities of the Partnership, except in the case where the General Partner or their affiliates are guilty of negligence or misconduct, provided such action or inaction was undertaken in good faith to promote the best interests of the Partnership. However, neither the General Partners nor their affiliates will be indemnified from any liability, loss, or damage incurred by them in connection with any claim involving allegations that the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law was violated by any of such parties unless such parties seeking indemnification are successful in defending such action on the merits, such claims have been dismissed with prejudice on the merits or a court of competent jurisdiction approves the settlement of a claim.

        If a claim is made against the General Partners or their affiliates in connection with such parties' actions on behalf of the Partnership with respect to the Transaction, the General Partners expect that they, as well as their affiliates, will seek to be indemnified by the Partnership with respect to such claim. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners or their affiliates relating to their respective involvement in the Transaction could be more limited than the remedy which might have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification would reduce the amount of Partnership cash available for distributions to the Limited Partners by the amount paid.

            CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

GENERAL

        The Transaction, if approved, will have certain tax implications to the Limited Partners that must be considered. The following summarizes the material estimated federal income tax consequences to Limited Partners arising from the Transaction and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Transaction.

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each Partner is required to take into account in computing his or her income tax liability, his or her allocable share of the Partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the Partnership Agreement. If the allocation of income or loss in the Partnership Agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the Partnership's income or loss to be allocated in accordance with the Limited Partners' or Partners' economic interests in the Partnership. The distribution of cash attributable to Partnership income is generally not a separate taxable event.

        For tax purposes, the Partnership will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (I.E., cash or consideration received reduced by the expenses of the Sale) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) or other basis with certain additions or subtractions for expenditures, transactions or recoveries of capital during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by depreciation and amortization.

        Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain or loss and Partnership net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

        Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the Partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Partnership as a result of the Transaction would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

        To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

        Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains", respectively). The Partnership does not anticipate that it would have Section 1250 gains as a result of the Transaction, and believes that Section 1245 gains, if any, will be de minimis. Therefore, it is anticipated that the sale of each of the Properties will result in capital gain without the re-capture of any gain to be reported at ordinary income tax rates. (It is not anticipated that any Property will be sold at a tax loss.)

        In accordance with the Partnership Agreement, distributions from the Sale will be made:

        (i) first, to the Limited Partners in an amount equal to seven percent (7%) of their adjusted capital contributions for all fiscal years commencing with the first fiscal quarter following termination of the offering of Units, but not compounded, less the total amount of net cash flow previously distributed to the Limited Partners less any amounts distributed pursuant to this clause (i);

        (ii) second, to the Limited Partners in an amount equal to their capital contributions, less any Sale or refinancing proceeds distributed pursuant to the preceding clause (i), which are not required, on the basis of calculations at the date of any subsequent sale or refinancing, to make up any deficit in the distributions provided by the preceding clause (i);

        (iii) third, to the Limited Partners in an amount equal to an additional five percent (5%) of the average of their adjusted capital contributions for all fiscal years commencing with the first fiscal quarter following termination of the offering of Units, but not compounded, less the sum of (a) the total amount of net cash flow previously distributed to the Limited Partners in excess of the amounts described in (i) above, and (b) the sum of all previous distributions of sale or refinancing proceeds made to the Limited Partners pursuant to this clause (iii);

        (iv) fourth, to all the Partners, an amount equal to their respective positive capital account balances; and

        (v) fifth, the balance, eighty-seven percent (87%) to the Limited Partners and thirteen percent (13%) to the General Partners except that the Corporate General Partner will receive an additional one percent (1%) of any balance for the first one percent (1%) of acquisition fees which the Corporate General Partner would have been entitled to receive in excess of 14.75% of the gross proceeds of the offering as provided in the Partnership Agreement.

        The Partnership expects to recognize taxable gains of approximately $4.7 million from the Sale, which would be equal to approximately $217 per Unit. Actual gain will be allocated among the Partners as follows: (i) first, in the amount of the distribution, and then (ii) generally, any excess above the distribution amount will be allocated between the Limited Partners and the General Partners, with 87% allocated to the Limited Partners and 13% allocated to the General Partners. The expected distribution to the Partners in connection with the Sale from net Sale proceeds and other sources is anticipated to be approximately $171 per Unit.

        After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Transaction will reduce each Limited Partner's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period.

CAPITAL GAINS

        Net long-term capital gains allocated to individuals, trusts and estates from the Sale will be taxed at a maximum rate of 20%, while ordinary income will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.


PASSIVE LOSS LIMITATIONS

        Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Partnership income or loss is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income. Portfolio income includes such items as interest and dividends. A Limited Partner's allocable share of any Partnership gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments unless the Partnership is treated as a publicly traded partnership. The Partnership is not expected to be treated as a publicly traded partnership and the Partnership may adopt certain precautions to assure that it avoids such treatment. See "MARKET FOR THE PARTNERSHIP'S LIMITED PARTNERSHIP INTERESTS AND RELATED SECURITY HOLDER MATTERS."

CERTAIN STATE INCOME TAX CONSIDERATIONS

        Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax or in which each of the Properties is located. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Partnership will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

TAX CONCLUSION

        The discussion set forth above is only a summary of the material federal income tax consequences to the Limited Partners of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to the Limited Partners and to certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                                 NO APPRAISAL RIGHTS

        If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Transaction, such approval will bind all Limited Partners. The Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Transaction. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

             MARKET FOR THE PARTNERSHIP'S LIMITED PARTNERSHIP INTERESTS
                        AND RELATED SECURITY HOLDER MATTERS


        At the Record Date, there were 2,264 Limited Partners. There is no active public trading market for the Units. Secondary sales activity for the Units, including privately negotiated sales, has been limited and sporadic. According to information obtained from the Corporate General Partner, from January 1, 1996 through June 30, 1997 an aggregate of 514 Units (representing approximately 2.4% of the total outstanding Units) were transferred in sales transactions at prices ranging from $210.00 per Unit to $340.00 per Unit. The expected distribution of approximately $171 per Unit fits well within this range considering the Purchaser is only purchasing a portion of the Partnership's assets.


        The General Partners believe that, although secondary market sales information is probably not a reliable measure of value because of the limited and inefficient market for the Units, this information may be relevant to a Limited Partner's decision as to whether to consent to the Transaction. Due to the fact that the Units are not listed on any exchange or quoted on NASDAQ, privately negotiated sales and sales through intermediaries (E.G., through the trading system operated by companies such as the Chicago Partnership Board, Inc., which publishes sale offers by holders of Units and others) are the only means available to a Limited Partner to liquidate an investment in the Units.

        In 1987 Congress adopted certain rules concerning "publicly traded partnerships." The effect of being classified as a publicly traded partnership would be that income produced by the Partnership would be classified as portfolio income rather than passive income. On November 29, 1995, the Internal Revenue Service adopted final regulations ("Final Regulations") describing when interests in partnerships will be considered to be publicly traded. The Final Regulations do not take effect with respect to existing partnerships until the year 2006. Due to the nature of the Partnership's income and to the low volume of transfers of Units, it is not anticipated that the Partnership will be treated as a publicly traded Partnership under currently applicable rules and interpretations or under the Final Regulations. However, in the event the transfer of Units presented for transfer within a tax year of the Partnership could cause the Partnership to be treated as a "publicly traded partnership" for federal tax purposes, the General Partners will only accept such transfers after receiving satisfactory evidence that such transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

DISTRIBUTIONS


        The Partnership did not make or declare any cash distributions to Limited Partners in 1995, 1996 or 1997. In 1994, the Partnership made a cash distribution to Limited Partners of $5.00 per Unit; in 1993 for the amount of $18.75 per Unit; in 1992 for the amount of $15.00 per Unit; in 1991 for the amount of $2.50 per Unit; and in 1990 for the amount of $23.75 per Unit. Distributions to the Limited Partners prior to 1990 were as follows (per Unit): in 1989 distributions were made in the amount of $52.50; in 1988 for the amount of $49.23 and in 1987 for the amount of $24.96. All of the foregoing aggregate distributions of $191.69 were paid from net cash flow from operating activities as defined in the Partnership Agreement. There are no material legal restrictions on the Partnership's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The potential for future distributions was considered by the Purchaser when establishing the purchase price for the Properties. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for a discussion of the Partnership's plans regarding future distributions.

        It is anticipated that the distribution of net proceeds from the Sale and other sources will occur within ninety (90) days after the Closing Date of the Sale. However, the General Partners may establish different dates for such distributions if there is a material delay in the Closing of the Sale. Assuming the Sale is consummated, it is estimated that the net cash proceeds available for distribution from Sale proceeds and other sources would equal approximately $171 per Unit. The General Partners anticipate that a portion of the distribution to the Partners may be paid from certain reserves which will no longer be necessary for the Partnership to retain following the Sale; however, there can be no assurance that the estimated amounts will be available for distribution. The amount distributed per Unit does not reflect any contingencies that might arise subsequent to the date of this Consent Statement and is based on various assumptions with respect to transaction-related costs and other matters. As such, the actual amounts distributed to Limited Partners may vary from this amount. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."


        Limited Partners who purchased their Units during the initial public offering of the Units are not expected to receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Partnership.

                          SELECTED HISTORICAL FINANCIAL DATA


        The following selected historical financial data for each of the years in the five-year period ended December 31, 1996 has been derived from the Partnership's audited financial statements. The following selected historical financial data for the six-month periods ended June 30, 1997 and 1996 are unaudited and, in the opinion of the General Partners, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the six-month period ended June 30, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The selected financial data set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "PRO FORMA FINANCIAL INFORMATION" and the audited and unaudited financial statements and related notes thereto appearing elsewhere herein.

                                          YEAR ENDED DECEMBER 31,                              SIX MONTHS ENDED JUNE 30,
                  -----------------------------------------------------------------------      -------------------------
                                                                                                      (UNAUDITED)
                     1992             1993           1994           1995           1996            1996           1997

Total assets      $31,709,073      $29,925,512    $29,432,301    $27,477,303    $26,050,643      $27,051,450    $27,490,338

Total revenues    $ 6,026,205      $ 6,309,766    $ 6,799,739    $ 7,213,894    $ 7,012,767      $ 3,522,690    $ 3,577,134

Long-term debt    $21,440,659      $21,165,091    $21,918,069    $21,606,473    $21,337,592      $21,481,146    $23,607,733

Net income (loss) $(1,340,545)     $(1,086,663)   $(1,283,889)   $(1,962,880)   $(1,262,141)     $  (576,113)   $  (862,838)

Net income (loss)
per Limited
Partnership Unit  $    (61.91)     $    (50.19)   $    (59.30)   $    (90.65)    $   (58.29)     $    (26.61)    $   (39.85)

Cash distributions
declared per
Limited
Partnership Unit: $     15.00      $     18.75    $      5.00    $      ---      $      ---       $      ---     $      ---


                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

        The Partnership had success during the year ended December 31, 1996 in controlling expenses, the result of which can be seen in the almost 36% decrease in the loss for the year. Occupancy levels decreased through much of 1996 causing a decrease in revenues, but management feels confident that with the improvements being made to the properties, as well as those planned, this situation will turn around in the coming year. Cash flow from operations improved significantly over that of the two previous years; this additional cash flow is being used to fund capital improvements at the properties.


        Management has recently refinanced the mortgages on some properties of the Partnership. The refinancing is expected to improve cash flow in the Partnership by reducing the interest payments on the Partnership's indebtedness. In addition, management believes the refinancing addressed a going concern issue reflected in the Independent Auditors' Report for the fiscal year ended
December 31, 1996.

        Management also has plans to improve the financial operations of the Partnership through tighter cash management by way of the closer monitoring of expenses such as payroll, advertising and maintenance, which have typically been the expenses that have increased from year to year. Additionally, tighter credit policies have been put into place as a means of avoiding the collection problems which the properties incurred during the past several years. However, management continues to anticipate significant expenditures for capital improvements of approximately $1.3 million during the next 18 months, in addition to improvements being made using the escrow funds set aside under the mortgages. The General Partners believe that there will be sufficient funds to make these improvements from cash from operations and reserves.

        Additional funds may also be available if management determines to increase the existing financing by resizing the existing loans. Should this occur, the net proceeds of such financings would be distributed to the Partners if a Sale of the Properties to the Purchaser is consummated. If such Sale is not consummated, all or a significant portion of the financing proceeds would be expected to be used or retained for capital improvements.


        Accounts receivable-affiliates totaled $17,233 and $147,846 at December 31, 1996 and 1995, respectively. The outstanding balance is in the process of being reimbursed.

        The Partnership made no distributions in the first six months of 1997, nor in the years ended December 31, 1996, 1995 and 1994. Management hopes to make a distribution in the coming year, but at this date, all available cash is being utilized to fund necessary improvements to the properties. Although the Partnership experienced a loss for the first six months of 1997, management believes that with the recently obtained financing (and resulting decrease in debt service payments), anticipated rent increases and efforts to control and manage expenses, profitability should increase.

RESULTS OF OPERATIONS

        SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30,
1996

        Partnership operations for the six month period ended June 30, 1997 resulted in a net loss of $862,838 or $39.85 per Unit versus a six month 1996 net loss of $576,113 or $26.61 per Unit.

        Tax loss for the six month period ended June 30, 1997 amounted to $592,443 or $27.36 per Unit compared to a tax loss of $716,245 or $33.08 per Unit for the corresponding period in 1996.


        Total revenue for the six month period ended June 30, 1997 amounted to $3,577,134 as compared to $3,522,690 for the six month period ended June 30, 1996. For the first six months of 1997 there was an increase in total partnership revenue of slightly more than $54,000 as compared to the same period in 1996. Of this total, there was only a slight increase in interest and other income of almost $7,000 which primarily resulted from an increase in termination fees and month-to-month surcharges at the residential properties. The majority of the increase was the result of an increase in net rental revenues due to increased occupancies, primarily at the commercial properties in the Partnership. Management continues to aggressively market the residential properties through attractive concessions and "regular" or steady advertising in an effort to increase occupancies.

        For the six month period ended June 30, 1997, expenses totaled $4,195,351, increasing just over $222,000 from the corresponding period ended June 30, 1996. For the quarter ended June 30, 1997, Partnership expenses amounted to $2,165,643, increasing by $172,500 from the 1996 quarter amount.
For the first six months of 1996, an increase in property operations expenditures amounting to almost $54,000 resulted due to increased repairs and maintenance work being done at several of the residential complexes in the Partnership. Management is stressing the importance of the physical appearance of the properties as a means of improving occupancy, and thus more improvements (E.G., new carpets and appliances, fresh coats of paint, etc.) are being brought about/completed. The increase in these expenses is expected to continue through the end of 1997 as improvements are continuing and completed at the Properties. There was a decrease of over $134,000 in administrative expenses in total when comparing the six month periods ended June 30, 1997 and 1996 which can be attributed to a decrease in Partnership management expenses. A large increase in amortization expense was also noted. This increase was the result of new financing obtained during the second quarter of 1997 on several of the residential complexes in the Partnership; the new financing led to the write-off of the majority of the previously capitalized acquisition costs. The write-off of such costs amounted to approximately $205,000 and is included in operations.

        For the six month period ended June 30, 1997, the Inducon-East Joint Venture generated a net loss of $236,925 versus a net loss of $140,554 for the six months ended June 30, 1996. This jump was primarily due to increases in administrative expenses.

        The Inducon-East Phase III Joint Venture generated a net loss of $20,571 for the six month period ended June 30, 1997 with $19,542 being allocated to the Partnership. Net income for the joint venture for the six month period ended June 30, 1996 amounted to $8,339.

        YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

        For the year ended December 31, 1996, the Partnership incurred a net loss of $1,262,141 or $58.29 per Unit. This is a large improvement from the year ended December 31, 1995 when the loss incurred totaled $1,962,880 or $90.65 per Unit.


        Partnership revenues for the year ended December 31, 1996 totaled $7,012,767, consisting of rental income of $6,661,327 and other income, which includes interest, laundry income, and other miscellaneous sources of income of $351,440. The decrease in rental revenue from that of the previous year is the result of decreasing occupancies at several of the residential complexes in the Partnership, such as Williamsburg North and The Fountains; occupancy also dropped at The Paddock, which was 100% occupied as of December 31, 1995. Commercial Park West, Camelot East and Jackson Park were three of the stronger performers at the end of 1996. In order to limit vacancies and improve cash collections, management continues to offer incentive programs, such as free months rent or discounted rents for signed leases. Even when such a program is successful, however, it does result in a decrease in revenues until full rent is paid. Rental revenues in the year ended December 31, 1995 amounted to $6,826,595.

        Partnership expenses for the year ended December 31, 1996 totaled $7,919,987, a considerable decrease over the expenses of the year ended December 31, 1995 which were $8,782,511. The decrease can be attributed to lower property operations costs and administrative costs paid to affiliates incurred during 1996. Throughout the year, decreases were seen in payroll and associated costs, repairs and maintenance expenses and contracted services. Additionally, a decrease in accounting and portfolio management expenses was responsible for the decline in administrative costs paid to affiliates. Management has focused on closely monitoring expenses and identifying ways of controlling and cutting them through utility savings devices, increasing in-house maintenance work, etc. Other expenses remained fairly constant as compared to the previous year.

        The Partnership expects to incur slightly higher property operations expenses in the coming year due to the costs associated with preparing the residential units for new tenants (I.E., cleaning, painting, appliance and carpeting costs). Although this work is necessary in order to increase rental revenue(s) generated, management continues to keep in mind that expenditures must be closely monitored so as not to hurt the cash flow from operations of the Partnership. One means of controlling such expenses has been management's success at obtaining large price discounts on paint, carpeting and appliances through negotiations with large national companies such as Whirlpool.

        Inducon-East Joint Venture generated a net loss of $328,299 for the year ended December 31, 1996 as compared to the loss which resulted in the year ended December 31, 1995 of $439,442. In accordance with the joint venture agreement, 95% of the income or losses are passed through to the Partnership and the remaining 5% is allocated to the other joint venture partner.

        Inducon-East Phase III Joint Venture generated a net loss of $45,302 for the year ended December 31, 1996 as compared to the income which resulted in the year ended December 31, 1995 of $24,428. In accordance with the joint venture agreement, 95% of the income or losses are passed through to the Partnership and the remaining 5% is allocated to the other joint venture partner.

        For the year ended December 31, 1996, the tax basis loss was $721,465 or $33.32 per Unit compared to a tax loss of $1,412,223 or $65.22 per Unit for the year ended December 31, 1995.

        YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Operations of the Partnership produced a net loss of $1,962,880 or $90.65 per Unit for the year ended December 31, 1995, compared to a net loss of $1,283,889 or $59.30 per Unit for the year ended December 31, 1994.


        The total revenue for the year ended December 31, 1995, amounted to $7,213,894, a 6.1% increase over 1994. Rental revenue increased by $348,222 or 5.4% over 1994, while interest income and other income increased by $65,933 or 20.5%. The increase in rental revenue is the direct result of the following:
(a) rental increases across the properties within the Partnership and (b) an increase in occupancy at the Fountains, Jackson Park properties as well as two of the Partnership's commercial properties, Commercial Park West and The Paddock. There was also a decrease in the delinquencies at the properties as a direct result of new management credit and collections policies. The increase in other income, meanwhile, can be directly related to an increase in termination fees and security deposits forfeited. In an effort to increase income and improve such cash flow, the Partnership has purchased and installed laundry machines at O'Hara and Williamsburg North. This will allow the Partnership to collect 100% of the revenue from the laundry facility versus a percentage of the income as in prior years.

        For the year ended December 31, 1995, total expenses were $8,782,511 which represents an increase of $1,037,255 or 13.4% over 1994, which was $7,745,256. This increase can be broken down as follows: $686,106 or 24.1% increase in property operations, $26,441 or 1.2% increase in interest expense, $62,448 or 4% decrease in depreciation and amortization, $391,156 or 33.6% increase in administrative expenses. The increase in property operations is directly credited to increases in payroll, maintenance, repairs, tenant retention, and real estate taxes. Administrative expenses increased due to portfolio management and accounting expenses, investor service fees and legal fees.


        Overall expenses were expected to remain consistent with 1995 expenses or increase only slightly, as there is a direct relationship to the occupancy levels.

        The Inducon-East Joint Venture generated a loss for the year ended December 31, 1995 of $439,442 compared to a net loss of $413,223 for December 31, 1994. This represents a $26,219 or 6% decrease over 1994. There was an increase in rental income of $113,464 which represents a 9% increase over 1994. This increase is a result of increased occupancy and an increase in common area maintenance charges. Property operation expenses increased 45% or $143,597 over 1994. The increase is due to higher repair costs and increases in real estate taxes. There were some expenses that decreased: interest expenses decreased $15,599 or 2.3% over 1994, and administrative expenses decreased $2,565 or 1.8% over 1994.

        The Inducon-East Phase III Joint Venture generated a net income of $24,428 for the year ended December 31, 1995 versus December 31, 1994 net income of $57,042. There was a major increase in rental income over 1994; rental income increased $46,288 or 30.8% over 1994. This is a result of new tenants in the first building and the completion of the second building, which was occupied starting in October 1995. Property operating costs increased as a direct result of the second building being completed and the increase in occupancy.

        The Partnership tax loss for the year ended December 31, 1995 totaled $1,412,223 or $65.22 per Unit. The Partnership's tax loss for the year ended December 31, 1994 was $1,073,110 or $49.56 per Unit.


                                       BUSINESS

        The Partnership was formed on February 28, 1986, under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of investing in a diversified portfolio of income-producing real estate investments. On July 14, 1986, the Partnership commenced an offering of Limited Partnership Units pursuant to a Registration Statement under the Securities Act of 1933, as amended. The gross proceeds from the offering totaled $21,002,800 for 21,002.8 Units at $1,000 per Unit, before deducting sales commissions and expenses of the offering. The offering terminated on October 31, 1987, and no additional Units were sold. There were 20,999.8 Units outstanding as of the Record Date, held by 2,264 Limited Partners.

        An affiliate of the Corporate General Partner, Realmark Corporation performs day-to-day management and real estate advisory services for the Partnership in consideration of a property management fee of 5% of gross property revenues in the case of residential properties and 6% of gross property revenues in the case of commercial properties. Realmark Corporation's duties include disposition and asset management services, including recordkeeping, contracting with tenants and service providers, and preparation of financial statements and other reports for management use. The Corporate General Partner is responsible for the overall supervision and administration of the Partnership's operations, including setting policies and making all disposition decisions, and the General Partners and their affiliates continue to provide administrative, advisory, and oversight services to the Partnership. Compensation to the Corporate General Partner from the Partnership consists of expense reimbursements as permitted under the Partnership Agreement and a partnership management fee in the amount of 7% of the Partnership's net cash flow as defined in the Partnership Agreement.

        The Partnership's primary business is to own and operate income-producing real property for the benefit of its Limited Partners. As of December 31, 1996, the Partnership, either directly or through the LLCs, owned six (6) apartment complexes with a total of 971 units; and directly owned an office/warehouse building in Nashville, Tennessee; and an office complex in Research Triangle Park, North Carolina. The Partnership also owns interests in two joint ventures. The Partnership owns a 50% joint venture interest in an office/warehouse complex in Amherst, New York with the other 50% interest owned by Curtlaw Corporation, an unaffiliated third party. In addition, the Partnership holds a 50% joint venture interest in another office/warehouse complex in Amherst, New York with Curtlaw Corporation owning the other 50% interest. The Partnership also owns an approximately 33.33% interest in 100 acres of land to be developed in Amherst, New York. The remaining 66.67% interest in the land is owned by two public limited partnerships managed by the General Partners.

        The business of the Partnership is not seasonal. As of December 31, 1996, the Partnership did not directly employ any persons in a full-time position.


        The Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. In 1996, 1995 and 1994, the Partnership's interests in the Fountains and Camelot East Apartments each produced 15% or more of the Partnership's revenues related to real estate activity, providing 17% and 18% of such revenues in 1996, 1995 and 1994, respectively. The Camelot East Apartments are not included in the Properties to be sold pursuant to the Transaction described herein. The only other property to produce 15% or more of the Partnership's remaining revenue, related to real estate activity in 1996 was the Commercial Park West office complex, which produced 19% of the Partnership's revenues.

                           DIRECTORS AND EXECUTIVE OFFICERS


        The Partnership, as an entity, does not have any directors or officers. The Individual General Partner of the Partnership is Joseph M. Jayson. The directors and executive officers of Realmark Properties, Inc., the Partnership's Corporate General Partner, as of the date hereof, are listed below. Each director is subject to election on an annual basis.

                         Title of All Positions        Year First Elected
                         Held With Realmark            Director/Officer
                         ------------------            ----------------
Joseph M. Jayson         President and Director             1979
Judith P. Jayson         Vice President and Director        1979
Michael J. Colmerauer    Secretary/Officer                  1991


        Joseph M. Jayson, President and Director of Realmark Properties, Inc. and Judith P. Jayson, Vice President and Director of Realmark Properties, Inc., are married to each other.

        The Directors and Executive Officers of the Corporate General Partner and their principal occupations and affiliations during the last five years or more are as follows:

        Joseph M. Jayson, age 58, is Chairman and Director and sole stockholder of J.M. Jayson & Company, Inc. and certain of its affiliated companies:
Westmoreland Capital Corporation, Oilmark Corporation and U.S. Energy Development Corporation. In addition, Mr. Jayson is President and Director of Realmark Corporation and Realmark Properties, Inc., wholly owned subsidiaries of J.M. Jayson & Company, Inc. and co-General Partner of Realmark Property Investors Limited Partnership, Realmark Property Investors Limited Partnership-II, Realmark Property Investors Limited Partnership-III, Realmark Property Investors Limited Partnership-IV, Realmark Property Investors Limited Partnership-V, Realmark Property Investors Limited Partnership-VI A and Realmark Property Investors Limited Partnership-VI B. Mr. Jayson is a member of the Investment Advisory Board of the Corporate General Partner. Mr. Jayson has been engaged in the real estate business for the last 34 years and is a Certified Property Manager as designated by the Institute of Real Estate Management ("I.R.E.M."). Mr. Jayson received a B.S. Degree in Education in 1961 from Indiana University, a Masters Degree from the University of Buffalo in 1963, and has served on the Educational Faculty of the Institute of Real Estate Management. Mr. Jayson has, for the last 34 years been engaged in various aspects of real estate brokerage investment. He brokered residential properties from 1962 to 1964, commercial and investment properties from 1964 to 1967, and in 1967, left commercial real estate to form his own investment firm. Since that time, Mr. Jayson and J.M. Jayson & Company, Inc. have formed, or have participated in forming over 30 real estate related limited partnerships. For the past sixteen years, Mr. Jayson and J.M. Jayson & Company, Inc. and an affiliate have also engaged in developmental drilling for gas and oil.

        Judith P. Jayson, age 56, is currently Vice-President and Director of Realmark Properties, Inc. She is also a Director of the property management affiliate, Realmark Corporation. Mrs. Jayson has been involved in property management for the last 35 years and has extensive experience in the hiring and training of property management personnel and in directing, developing and implementing property management systems and programs. Mrs. Jayson, prior to joining the Corporate General Partner in 1973, taught business in the Buffalo, New York high school system. Mrs. Jayson graduated from St. Mary of the Woods College in Terre Haute, Indiana, with a degree in Business Administration. Mrs. Jayson is the wife of Joseph M. Jayson, the Individual General Partner.

        Michael J. Colmerauer, 39, is Secretary and in-house legal counsel for J.M. Jayson & Company, Inc., Realmark Corporation, Realmark Properties, Inc. and other companies affiliated with the General Partners. He received a Bachelor's Degree from Canisius College in 1980 and a Juris Doctor Degree from the University of Tulsa in 1983. Mr. Colmerauer is a member of the American and Erie County Bar Association and has been employed by the Jayson group of companies for the last 13 years.

COMPENSATION

        No direct remuneration was paid or payable by the Partnership to directors and officers for its fiscal years ended December 31, 1996, 1995 or 1994; nor was any direct remuneration paid or payable by the Partnership to directors or officers of the Corporate General Partner for the fiscal years ended December 31, 1996, 1995 or 1994.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


        On the Record Date, there were 20,999.8 Units issued and outstanding and entitled to vote held of record by 2,264 Limited Partners. At the Record Date, the General Partners and their affiliates owned an aggregate of 261 Units (approximately 1.2% of the outstanding Units). The General Partners and their affiliates holding Units intend to consent to the Transaction.

                                  VOTING PROCEDURES

        Each Limited Partner shall be entitled to one (1) vote for each Unit owned of record by such Limited Partner on the Record Date. Approval of the Proposal requires the affirmative consent of Limited Partners holding a majority in interest of the Units. A duly executed consent card on which a consent or an indication of withholding consent is not indicated will be deemed a consent to the Proposal. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the Expiration Date.

        This Consent Statement is accompanied by a separate consent card. Consent cards should be completed, signed and returned by the Expiration Date to The Herman Group, Inc. at the address specified below in this Consent Statement or by facsimile of the front and back of the card to the number specified below. A self-addressed, prepaid envelope for return of the consent card is included with this Consent Statement:

                     BY MAIL:                         BY FACSIMILE:
              THE HERMAN GROUP, INC.                 (214) 999-9323
         2121 SAN JACINTO STREET, 26TH FLOOR
              DALLAS, TEXAS  75201-6705

                                FOR INFORMATION CALL:
                                    (800) 354-0414
                                     (TOLL-FREE)

                                      LITIGATION

        The Partnership is not currently involved in any pending legal proceedings which management believes are, individually or in the aggregate, material to the Partnership's financial condition or results of operations.

                                AVAILABLE INFORMATION

        The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

        The Commission permits the Partnership to "incorporate by reference" information into this Consent Statement, which means that the Partnership can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Consent Statement, except for any information superseded by information in this Consent Statement.

        The following documents, which have been filed with the Commission, contain important information about the Partnership and its financial condition and are hereby incorporated herein by reference:

        (i) The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-16561).

        (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, including the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, and March 31, 1997.

        The Partnership also hereby incorporates by reference all additional reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file with the Commission between the date of this Consent Statement and the date of action by Consent.


        A Limited Partner of the Partnership may obtain any of the documents incorporated by reference through the Partnership or the Commission. Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Consent Statement. Limited Partners may obtain documents incorporated by reference in this Consent Statement or a copy of the Partnership Agreement upon written or oral request of such person, and by first class mail or other equally prompt means within one business day of receipt of such request, from Realmark Properties, Inc. 2350 North Forest Road, Amherst, New York 14068, telephone number (716) 636-9090.

        If you would like to request documents from the Partnership, please do so by November 17, 1997 to receive them before the action by Consent.

Amherst, New York
November 4, 1997              REALMARK PROPERTIES, INC.
                              GENERAL PARTNER


                              By: /s/ Joseph M. Jayson
                                 -------------------------------------
                                Joseph M. Jayson,
                                President


                                  /s/ Joseph M. Jayson
                              ----------------------------------------
                              JOSEPH M. JAYSON, GENERAL PARTNER

                           INDEX TO FINANCIAL STATEMENTS
                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V

Financial Statements                                                    Page No.
--------------------                                                    --------

        Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . F-1

        Balance Sheets at
                December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . F-2

        Statements of Operations
                for each of the three years in the
                period ended December 31 . . . . . . . . . . . . . . . . . . F-3

        Statements of Partners' Capital (Deficit)
                for each of the three years
                in the period ended December 31. . . . . . . . . . . . . . . F-4

        Statements of Cash Flows
                for each of the three years
                in the period ended December 31. . . . . . . . . . . . . . . F-5

        Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . F-6

        Balance Sheets at June 30, 1997
                and December 31, 1996 (unaudited)  . . . . . . . . . . . . .F-22

        Statements of Operations for the
                three months ended June 30, 1997 and
                June 30, 1996 (unaudited). . . . . . . . . . . . . . . . . .F-23

        Statements of Operations for the
                six months ended June 30, 1997 and
                June 30, 1996 (unaudited). . . . . . . . . . . . . . . . . .F-24

        Statements of Cash Flows for the
                six months ended June 30, 1997 and
                June 30, 1996 (unaudited). . . . . . . . . . . . . . . . . .F-25

        Statement of Partners' Capital (Deficit) for the
                six months ended June 30, 1997 (unaudited) . . . . . . . . .F-26

        Notes to Financial Statements (unaudited). . . . . . . . . . . . . .F-27


        Unaudited Pro Forma Financial Information. . . . . . . . . . . . . .F-44

        Notes to Unaudited Pro Forma Financial Information . . . . . . . . .F-48

INDEPENDENT AUDITORS' REPORT

The Partners
Realmark Property Investors Limited Partnership - V

We have audited the accompanying balance sheets of Realmark Property Investors Limited Partnership - V as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partners. Our responsibility is to express an opinion on the financial statements and the financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Realmark Property Investors Limited Partnership - V at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 13 to the financial statements, the Partnership has two mortgages due in 1997 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Buffalo, New York
April 4, 1997

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                                   BALANCE SHEETS
                             DECEMBER 31, 1996 AND 1995


Assets                                                 1996           1995
------                                            -------------  -------------
Property, at cost:
 Land                                             $ 2,221,900    $ 2,221,900
 Buildings                                         29,491,904     29,191,450
 Furniture, fixtures and equipment                  2,430,000      2,430,000
                                                  -----------    -----------
                                                   34,143,804     33,843,350
  Less accumulated depreciation                    12,087,478     10,689,782
                                                  -----------    -----------
    Property, net                                  22,056,326     23,153,568

Investments in real estate joint ventures           1,939,576      2,294,497

Investment in land                                    373,282        373,282

Cash                                                  800,741        453,883
Accounts receivable, net of allowance for
 doubtful accounts of $541,099 and $377,812 in
 1996 and 1995, respectively                           19,588         51,596
Accounts receivable - affiliates                       17,233        147,846
Mortgage escrow                                       483,107        574,577
Mortgage costs, net of accumulated amortization
 of $364,296 and $259,823 in 1996 and 1995,
 respectively                                         230,581        295,280
Other assets                                          130,209        132,774
                                                  -----------    -----------

     Total Assets                                 $26,050,643    $27,477,303
                                                  ===========    ===========

Liabilities and Partners' Capital
---------------------------------

Liabilities:
 Mortgages and note payable                       $21,337,592    $21,606,473
 Accounts payable and accrued expenses                874,387        769,432
 Interest payable                                     177,135        179,518
 Security deposits and prepaid rents                  366,976        365,186
                                                  -----------    -----------
     Total Liabilities                             22,756,090     22,920,609
                                                  -----------    -----------


Partners' capital (deficit):
 General partners                                    (459,529)      (421,665)
 Limited partners                                   3,754,082      4,978,359
                                                  -----------    -----------
     Total Partners' Capital                        3,294,553      4,556,694
                                                  -----------    -----------

     Total Liabilities and Partners' Capital      $26,050,643    $27,477,303
                                                  ===========    ===========

                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                              STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                          1996          1995           1994
                                      ------------- -------------  -------------
Income:
 Rental                               $ 6,661,327   $ 6,826,595    $ 6,478,373
 Interest and other                       351,440       387,299        321,366
                                      -----------   -----------    -----------
 Total income                           7,012,767     7,213,894      6,799,739
                                      -----------   -----------    -----------

Expenses:
 Property operations                    2,994,570     3,528,715      2,842,609
 Interest                               2,160,419     2,153,643      2,127,202
 Depreciation and amortization          1,533,249     1,545,222      1,611,670
 Administrative:
  Paid to affiliates                      761,365     1,078,950        822,938
  Other                                   470,384       475,981        340,837
                                      -----------   -----------    -----------
 Total expenses                         7,919,987     8,782,511      7,745,256
                                      -----------   -----------    -----------

Loss before allocated loss from joint
 venture                                 (907,220)   (1,568,617)      (945,517)

Allocated loss from joint ventures       (354,921)     (394,263)      (338,372)
                                      -----------   -----------    -----------

Net loss                              ($1,262,141)  ($1,962,880)   ($1,283,889)
                                      ===========   ===========    ===========

Loss per limited partnership unit         ($58.29)      ($90.65)       ($59.30)
                                      ===========   ===========    ===========


Distributions per limited partnership
 unit                                 $   -         $    -         $      5.00
                                      ===========   ===========    ===========

Weighted average number of limited
partnership units outstanding            21,002.8      21,002.8       21,002.8
                                      ===========   ===========    ===========


                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                     STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                           General        Limited Partners
                                           Partners       ----------------
                                            Amount       Units        Amount
                                            ------       -----        ------
Balance, January 1, 1994                ($321,014)     21,002.8    $ 8,232,745

Distributions to Partners                  (3,248)        -           (105,020)

Net loss                                  (38,517)        -         (1,245,372)
                                        ---------      --------    -----------

Balance, December 31, 1994               (362,779)     21,002.8      6,882,353

Net loss                                  (58,886)        -         (1,903,994)
                                        ---------      --------    -----------

Balance, December 31, 1995               (421,665)     21,002.8      4,978,359

Net loss                                  (37,864)        -         (1,224,277)
                                        ---------      --------    -----------

Balance, December 31, 1996              ($459,529)     21,002.8    $ 3,754,082
                                        =========      ========    ===========

                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                              STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1996, 1995  AND 1994

                                           1996          1995           1994
                                       ------------  ------------   ------------

Cash Flows from operating activities:
 Net loss                             ($1,262,141)  ($1,962,880)   ($1,283,889)
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities:
  Depreciation and amortization         1,533,249     1,545,222      1,611,670
  Net loss from joint ventures            354,921       394,263        338,372
 Changes in operating assets and
  liabilities:
  Accounts receivable                      32,008        63,131        (20,844)
  Mortgage escrow                          91,470        42,261       (438,107)
  Other assets                            (28,516)        1,458       (271,790)
  Accounts payable and accrued
   expenses                               104,956       338,081         10,401
  Interest payable                         (2,383)       (2,079)         8,388
  Security deposits and prepaid
   rents                                    1,790       (16,524)       127,179
                                      -----------   -----------    -----------
Net cash provided by operating
 activities:                              825,354       402,933         81,380
                                      -----------   -----------    -----------

Cash flows from investing activities:
 Accounts receivable - affiliates         130,613         1,087         50,493
 Property acquisitions                   (300,454)      (83,610)      (306,971)
 Proceeds from note receivable              -           250,000          -
 Contributions to joint venture (net
  of distributions)                         -             -           (472,082)
Net cash (used in) provided by
                                      -----------   -----------    -----------
 investing activities                    (169,841)      167,477       (728,560)
                                      -----------   -----------    -----------

Cash flows from financing activities:
 Distributions to partners                  -             -           (108,268)
 Principal payments on mortgages         (268,881)     (311,596)    (7,497,022)
 Mortgage costs related to
  refinancing                             (39,774)      (31,144)       (54,739)
 Mortgage proceeds                          -             -          8,250,000
                                      -----------   -----------    -----------
Net cash (used in) provided by
 financing activities                    (308,655)     (342,740)       589,971
                                      -----------   -----------    -----------

Net increase (decrease) in cash           346,858       227,670        (57,209)

Cash - beginning of year                  453,883       226,213        283,422
                                      -----------   -----------    -----------

Cash - end of year                    $   800,741   $   453,883    $   226,213
                                      ===========   ===========    ===========

                          See notes to financial statements

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


1.  FORMATION AND OPERATION OF PARTNERSHIP:

    Realmark Property Investors Limited Partnership-V (the "Partnership"), a Delaware Limited Partnership, was formed on February 28, 1986, to invest in a diversified portfolio of income-producing real estate investments.

    In July 1986, the Partnership commenced the public offering of units of limited partnership interest. Other than matters relating to organization, it had no business activities and, accordingly, had not incurred any expenses or earned any income until the first interim closing (minimum closing) of the offering, which occurred on December 5, 1986. All items of income and expense arose subsequent to this date. As of December 31, 1987, 20,999.8 units of limited partnership interest were sold and outstanding, excluding 3 units held by an affiliate of the General Partners. The offering terminated on October 31, 1987 with gross offering proceeds of $20,999,800. The General Partners are Realmark Properties, Inc., the Corporate General Partner, and Joseph M. Jayson, the Individual General Partner. Joseph M. Jayson is the sole shareholder of J.M. Jayson & Company, Inc. Realmark Properties, Inc. is a wholly-owned subsidiary of J.M. Jayson & Company, Inc.

    Under the partnership agreement, the general partners and their affiliates can receive compensation for services rendered and reimbursement for expenses incurred on behalf of the Partnership (See Note 4).

    The partnership agreement also provides that distribution of funds, revenues, costs and expenses arising from partnership activities, exclusive of any sale or refinancing activities, are to be allocated 97% to the limited partners and 3% to the general partners.

    Net income or loss and proceeds arising from a sale or refinancing shall be distributed first to the limited partners in amounts equivalent to a 7% return on the average of their adjusted capital contributions, then an amount equal to their capital contributions, then an amount equal to an additional 5% of the average of their adjusted capital contributions after the corporate general partner receives a 2.75% property disposition fee, then to all partners in an amount equal to their respective positive capital balances and, finally, in the ratio of 87% to the limited partners and 13% to the general partners.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    (a)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b)  PROPERTY AND DEPRECIATION

    Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets and totaled $1,397,696, $1,419,825 and $1,498,519 for the years ended December 31, 1996, 1995 and 1994, respectively. The estimated useful lives of the Partnership's assets range from 5 to 25 years. Expenditures for maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. The Accelerated Cost Recovery System and Modified Accelerated Cost Recovery System are used to calculate depreciation expense for tax purposes.

    (c)  RENTAL INCOME

    Leases for residential properties have terms of one year or less. Commercial leases have terms of from one to six years. Rental income is recognized on the straight line method over the term of the lease.

    (d)  INVESTMENTS IN REAL ESTATE JOINT VENTURES

    The investments in real estate joint ventures are accounted for on the equity method.

    (e)  CASH

    For purposes of reporting cash flows, cash includes the following items: cash on hand; cash in checking; and money market savings.

    (f)  MORTGAGE COSTS

    Mortgage costs incurred in obtaining property mortgage financing have been deferred and are being amortized over the terms of the respective mortgages.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


3.  ACQUISITION AND DISPOSITIONS OF RENTAL PROPERTY:

    In April 1987, the Partnership acquired a 50% interest in Inducon - East Joint Venture, a 150,000 square foot office/warehouse located in Amherst, New York. The Partnership contributed $2,414,592 of capital to the joint venture.

    In May 1987, the Partnership acquired a 65,334 square foot office building (the Paddock Building) located in Nashville, Tennessee, for a purchase price of $3,163,324, which included $148,683 in acquisition fees.

    In December 1987, the Partnership acquired a 192 unit apartment complex (Williamsburg North) located in Columbus, Indiana for a purchase price of $3,525,692, which included $285,369 in acquisition fees.

    In February 1988, the Partnership acquired a 215 unit apartment complex
(The Fountains) located in Westchester, Ohio for a purchase price of $5,293,068, which included $330,155 in acquisition fees.

    In May 1988, the Partnership acquired a 100 unit apartment complex (Pelham
East) located in Greenville, South Carolina, for a purchase price of $2,011,927, which included $90,216 in acquisition fees. In March 1990, the Partnership sold the 100 unit apartment complex for a sale price of $2,435,000 which generated a net gain for financial statement purposes of $572,562.

    In May 1988, the Partnership acquired a 205 unit apartment complex (Camelot
East) located in Louisville, Kentucky for a purchase price of $6,328,363, which included $362,540 in acquisition fees.

    In June 1988, the Partnership acquired a 100 unit apartment complex (O'Hara) located in Greenville, South Carolina, for a purchase price of $2,529,390, which included $498,728 in acquisition fees.

    In July 1988, the Partnership acquired a 158 unit apartment complex (Wayne Estates) located in Huber Heights, Ohio, for a purchase price of $4,250,013, which included $793,507 in acquisition fees.

    In April 1989, the Partnership acquired a 102 unit apartment complex (Jackson Park) located in Seymour, Indiana for a purchase price of $1,911,585, which included $111,585 in acquisition fees.

                   REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)

3.  ACQUISITION AND DISPOSITIONS OF RENTAL PROPERTY (CON'T.):

    In June 1991, the Partnership acquired a 115,021 square foot office complex (Commercial Park West) located in Durham, North Carolina, for a purchase price of $5,773,633, which included $273,663 in acquisition fees.

    In September 1992, Inducon East - Phase III Joint Venture (the "Phase III Venture") was formed pursuant to an agreement dated September 8, 1992 between the Partnership and Inducon Corporation. The primary purpose of the Phase III Venture is to acquire land and construct office/warehouse buildings as income-producing property. The development, located in Amherst, New York, consists of 4.2 acres of land and two buildings measuring approximately 25,200 and 21,300 square feet, respectively. As of December 31, 1995, both buildings had been fully constructed and placed in service.

4.  RELATED PARTY TRANSACTIONS:

    The corporate general partner and its affiliates earned the following fees and commissions as provided for in the partnership agreement for the years ended December 31, 1996, 1995 and 1994:

                                                    1996         1995         1994
                                                   ------       ------       ------
Refinancing services equal to 1% of
 loan balance at time service is
 rendered                                          $   -        $ 18,311     $ 82,500

Partnership management fee - equal
 to 7% of the net cash flow of
 the partnership as defined in the
 partnership agreement                              56,100        31,969       33,150

Reimbursement for allocated administrative
expenses of the corporate general partner
including payroll, legal, rent, depreciation,
printing, audit, travel and communications
related to partnership accounting, partner
communications and property marketing              318,796       533,902      411,600

Computer service charges based on number of
apartment units                                     20,592        20,592       19,986

Property management fees computed at 3 - 6%
of gross monthly rental receipts on properties
managed                                             365,877      492,487      358,202
                                                 ----------   ----------    ---------

                                                    761,365    1,078,950      822,938
                                                 ----------   ----------    ---------
                                                 $  761,365   $1,097,261    $ 905,438
                                                 ==========   ==========    =========


                                         F-9

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


4.  RELATED PARTY TRANSACTIONS (CON'T.):

    Partnership accounting and portfolio management fees, investor services fees and brokerage fees are allocated based on total assets, the number of partners, and number of units, respectively. In addition to the above, other property specific expenses, such as payroll, benefits, etc. are charged to property operations on the Statement of Operations.

    The General Partners are also allowed to collect a property disposition fee upon sale of acquired properties. This fee is not to exceed the lesser of 50% of amounts customarily charged in arm's-length transactions by others rendering similar services for comparable properties or 2.75% of the sales price. The property disposition fee is subordinate to payments to the Limited Partners of a cumulative annual return (not compounded) equal to 7% of their average adjusted capital balances and to repayment to the Limited Partners of an amount equal to their original capital contributions. Since these conditions described above have not been met, no disposition fees were paid or accrued on the sale of Pelham East.

    Accounts receivable - affiliates totaled $17,233 and $147,846 as of December 31, 1996 and 1995, respectively.


5.  INVESTMENT IN LAND:

    The Partnership owns approximately 96 acres of vacant land in Amherst, New York. The investment balance of $373,282 as of December 31, 1996 and 1995 approximates its fair market value.


6.  MORTGAGES AND NOTE PAYABLE:

    The Partnership has the following mortgages and notes payable:

THE PADDOCK BUILDING

    An 8.75% mortgage with a balance of $1,690,505 and $1,764,345 at December 31, 1996 and 1995, respectively, which provides for annual principal and interest payments of $219,612 payable in equal monthly installments with a final payment of $1,589,511 due in June 1998. Also, a 10% demand note payable with a balance of $180,000 and $166,787 as of December 31, 1996 and 1995, respectively, providing for monthly interest payments of $1,500.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


6.  MORTGAGES AND NOTES PAYABLE (CON'T.):

THE WILLIAMSBURG NORTH APARTMENTS

    A 10.445% mortgage with a balance of $1,846,372 and $1,870,673 at December 31, 1996 and 1995, respectively, which provides for annual principal and interest payments of $218,556 payable in equal monthly installments with a final payment of $1,833,241 due on July 1, 1997.

THE FOUNTAINS APARTMENTS

    A 9.815% mortgage with a balance of $3,454,767 and $3,506,826 at December 31, 1996 and 1995, respectively, which provides for annual principal and interest payments of $393,948 payable in equal monthly installments with a final payment of $3,450,193 due on February 1, 1997. No extension has been made, and the mortgage is payable on demand.

CAMELOT EAST APARTMENTS, O'HARA APARTMENTS, WAYNE ESTATES APARTMENTS

    A 10% mortgage with a balance of $8,070,319 and $8,158,075 at December 31, 1996 and 1995, respectively, allocated $4,107,792 to Camelot East, $1,315,463 to O'Hara and $2,647,064 to Wayne Estates at December 31, 1996. The loan provides for annual principal and interest payments of $899,616 payable in equal monthly installments with the remaining balance of $7,894,059 due October 1998.

JACKSON PARK

    A 12.375% mortgage note with a balance of $1,237,578 and $1,253,047 at December 31, 1996 and 1995, respectively, which provides for annual principal and interest payments of $169,680 payable in equal monthly installments with a final payment of $1,159,223 due on October 1, 2000.

COMMERCIAL PARK WEST

    A mortgage with a balance of $4,858,051 and $4,886,720 at December 31, 1996 and 1995, respectively. The mortgage provided for annual principal and interest payments through June 1996 at a rate of 9.25%. On July 1, 1996, interest changed to 10%, with annual principal and interest payments of $516,012 payable in equal monthly installments. The remaining balance of $4,691,234 is due June 2001.

The mortgage notes are secured by the individual apartment complexes to which they relate.

The Partnership's mortgages and note payable are of a non-recourse nature.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)

6.  MORTGAGES AND NOTES PAYABLE (CON'T.):

    The aggregate maturities of mortgages and note payable for each of the next five years and thereafter are as follows:


  YEAR                                       AMOUNT
1997                                        $ 5,737,559
1998                                          9,608,213
1999                                             60,978
2000                                          1,220,551
2001                                          4,710,291
                                            -----------
TOTAL                                       $21,337,592
                                            ===========

         7.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107 requires disclosure about fair value of certain financial instruments. The fair values of cash, accounts receivable, accounts receivable - affiliates, accounts payable, accrued expenses and deposit liabilities approximate the carrying value due to the short-term nature of these instruments.

    Management has estimated that the fair values of the mortgages payable on Williamsburg North Apartments and The Fountains Apartments approximate their carrying values as they are due and payable in 1997.

    Management has estimated fair values of the mortgages payable on the following properties based on currently available rates:


                                            Approximate         Carrying
Property                                     Fair Value          Value
--------                                     ----------          -----
Camelot East Apartments, O'Hara Apartments,
 Wayne Estates Apartments                      $8,345,000        $8,070,319
Jackson Park                                    1,395,000         1,237,578
Commercial Park West                            5,153,000         4,858,051

    The fair value of the mortgage and note payable on The Paddock cannot be determined because it is uncertain if comparable estimates could be obtained in the current market due to significant impending vacancies anticipated at the property.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)

8.  INCOME TAXES:

    No provision has been made for income taxes since the income or loss of the partnership is to be included in the tax returns of the individual partners.

    The tax returns of the Partnership are subject to examination by the Federal and state taxing authorities. Under federal and state income tax laws, regulations and rulings, certain types of transactions may be accorded varying interpretations and, accordingly, reported Partnership amounts could be changed as a result of any such examination.

    Partners' capital as of December 31, 1996, 1995 and 1994, as reported in the balance sheet, and as reported for tax return purposes, is as follows:

                                            1996         1995         1994
                                          ----------   ----------  -----------
Partners' Capital - Balance Sheet         $3,294,553   $4,556,694  $ 6,519,574

Add to (deduct from):
 Accumulated difference in depreciation    1,635,883    1,383,929    1,039,080
 Difference in investment in Joint Venture    429,468     316,176      208,758
 Syndication fees                          2,352,797    2,352,797    2,352,797
 Accumulated difference in amortization
  of organization costs                       21,738       21,738       21,738
 Other nondeductible expenses                434,017      258,583      160,193
                                          ----------   ----------  -----------

Partners' Capital - tax return purposes   $8,168,456   $8,889,917  $10,302,140
                                          ==========   ==========  ===========

    The reconciliation of net loss for the years ended December 31, 1996, 1995 and 1994 as reported in the statement of operations, and as reported for tax return purposes, is as follows:

                                          1996         1995        1994
                                      ----------   ----------   -----------
Net loss -
 Statement of operations            $(1,262,141)  $(1,962,880)  $(1,283,889)

Add to (deduct from):
 Difference in depreciation             251,954       344,849       315,683
 Difference in investment in
  joint venture                         113,292       107,418       105,527
 Other nondeductible expenses           175,430        98,390      (210,431)
                                    -----------   -----------   -----------

Net loss - tax return purposes      $  (721,465)  $(1,412,223)  $(1,073,110)
                                    ===========   ===========   ===========

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


9.  INVESTMENTS IN JOINT VENTURES

    Inducon-East Joint Venture (the "Venture") was formed pursuant to an agreement dated April 22, 1987 between the Partnership and Curtlaw Corporation, a New York corporation (the "Corporation"). The primary purpose of the Venture was to acquire land and construct office/warehouse buildings as income-producing property. The development consists of two parcels of land being approximately
8.4 acres for Phase I and 6.3 acres for Phase II. Phase I consists of two (2) buildings of approximately 38,000 and 52,000 square feet, while Phase II consists of four (4) buildings totaling approximately 75,000 square feet, with each building being approximately 19,000 square feet. At December 31, 1995, both buildings in Phase I and all four buildings in Phase II had been placed in service.

    The Partnership has contributed capital of $2,744,901 to the Venture. The remaining funds needed to complete Phase I came from $3,950,000 taxable industrial revenue bonds which the Venture received in 1989. The Venture completed the financing of the Phase II project with an additional $3,200,000 taxable industrial revenue bond.

    The total cost of Phase I and Phase II were approximately $4,425,000 and $4,600,000, respectively.

    The Joint Venture Agreement provides for the following:

    Ownership of the Joint Venture is divided equally between the Partnership and the Corporation. The Joint Venture agreement provides that income and losses will be allocated 95% to the Partnership and 5% to the Corporation. Net cash flow from the Joint Venture is to be distributed to the partnership and Corporation in accordance with the terms of the Joint Venture Agreement.

                REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
                           NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Continued)

9   INVESTMENT IN JOINT VENTURES  (CON'T.):

    A summary of the assets, liabilities and partners' capital of the Inducon - East Joint Venture as of December 31, 1996 and 1995 and the results of its operations for the years ended December 31, 1996, 1995 and 1994 is as follows:


                            INDUCON - EAST JOINT VENTURE
                                   BALANCE SHEETS
                             DECEMBER 31, 1996 AND 1995

     Assets                                     1996           1995
     ------                                 ------------   ------------
    Land, at cost                           $  500,100     $  500,100
    Land improvements                          435,769        435,769
    Buildings                                8,427,982      8,427,089
                                            ----------     ----------
                                             9,363,851      9,362,958
    Less accumulated depreciation            2,517,641      2,110,752
                                            ----------     ----------
           Property net                      6,846,210      7,252,206

    Cash                                         -            123,643
    Mortgage costs net of accumulated
     amortization of $338,263 and
     $294,752                                  107,036        140,365
    Other assets                               201,297        117,502
                                            ----------     ----------

          Total Assets                      $7,154,543     $7,633,716
                                            ==========     ==========

    LIABILITIES AND PARTNERS' CAPITAL

    Liabilities:
     Cash overdraft                         $    7,915     $    -
     Bonds payable                           6,591,423      6,705,044
     Accounts payable and accrued
      expenses                                 283,157        297,691
     Amounts due affiliates                     96,312        126,946
                                            ----------     ----------
          Total liabilities                  6,978,807      7,129,681
                                            ----------     ----------

    Partners' Capital (Deficit):
     The Partnership                           310,561        622,445
     The Corporation                          (134,825)      (118,410)
                                            ----------     ----------
          Total Partner's Capital              175,736        504,035
                                            ----------     ----------

    Total Liabilities and Partner's
     Capital                                $7,154,543     $7,633,716
                                            ==========     ==========

                REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
                           NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Continued)

9   INVESTMENT IN JOINT VENTURES  (CON'T.):

                            INDUCON - EAST JOINT VENTURE
                              STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                           1996          1995           1994
                                       ------------  ------------   ------------

    Income:
     Rental                            $1,417,963    $1,319,591     $1,206,127
     Interest and other                     6,159         6,511          8,650
                                       ----------    ----------     ----------
     Total Income                       1,424,122     1,326,102      1,214,777
                                       ----------    ----------     ----------

    Expenses:
     Property operations                  359,998       460,494        316,897
     Interest                             659,497       672,149        687,748
     Depreciation and amortization        489,395       488,073        481,092
     Administrative:
      Affiliates                           63,104        98,639         60,570
      Other                               180,427        46,189         81,693
                                       ----------    ----------     ----------
     Total Expenses                     1,752,421     1,765,544      1,628,000
                                       ----------    ----------     ----------

    Loss from operations               $ (328,299)   $ (439,442)    $ (413,223)
                                       ==========    ==========     ==========

    Allocation of net loss:
     The Partnership                   $ (311,884)   $ (417,470)    $ (392,562)
     The Corporation                      (16,415)      (21,972)       (20,661)
                                       ----------    ----------     ----------

    Total                              $ (328,299)   $ (439,442)    $ (413,223)
                                       ==========    ==========     ==========

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


9.  INVESTMENT IN JOINT VENTURES (CON'T.):


    A reconciliation of the investments in Inducon - East Joint Venture:

                                               1996        1995        1994
                                             ---------  ----------  ----------
Investment in joint venture at
 beginning of year                           $ 622,445  $1,039,915  $1,102,168
Capital contributions                           -           -          330,309
Allocation of net loss                        (311,884)   (417,470)   (392,562)
                                             ---------  ----------  ----------

Investment in joint venture at end of year   $ 310,561  $  622,445  $1,039,915
                                             =========  ==========  ==========

     Inducon East Phase III Joint Venture (the "Phase III Venture") was formed pursuant to an agreement dated September 8, 1992 between the Partnership and the Corporation. The Primary purpose of the Phase III Venture is to acquire land and construct office/warehouse buildings as income-producing property. The development consists of 4.2 acres of land and two buildings with approximately 25,200 and 21,300 square feet, respectively. The first building measuring 25,200 square feet was placed in service during 1994. Construction on the second building was completed during 1995.

     The Partnership has contributed $1,582,316 to the Phase III Venture. The remaining funds needed to complete construction came from a $750,000 construction loan. The balance of this loan at December 31, 1996 and 1995 was $622,077 and $619,779, respectively.

     The Total cost of the Phase III venture was approximately $2,450,000.

     The Joint Venture Agreement provides for the following:

     Ownership of the Joint Venture is divided equally between the Partnership and the Corporation. The Joint Venture agreement provides that income and losses be allocated 95% to the Partnership and 5% to the Corporation. Net cash flow from the Joint Venture is to be distributed to the partnership and Corporation in accordance with the terms of the Joint Venture Agreement.

                REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
                           NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Continued)

9   INVESTMENT IN JOINT VENTURES  (CON'T.):

    A summary of the assets, liabilities and partners' capital of the Phase III Venture as of December 31, 1996 and 1995 and the results of its operations for the years ended December 31, 1996, 1995 and 1994 is as follows:

                       INDUCON - EAST PHASE III JOINT VENTURE
                                   BALANCE SHEETS
                             DECEMBER 31, 1996 AND 1995


     Assets                                     1996           1995
     ------                                 ------------   ------------
    Property, at cost:
    Land                                    $  141,400     $  141,400
    Building                                 2,465,057      2,300,806
                                            ----------     ----------
                                             2,606,457      2,442,206
    Less accumulated depreciation              164,743        100,426
                                            ----------     ----------
         Property net                        2,441,714      2,341,780

    Accounts receivable                          1,149          3,665
    Accounts receivable - affiliates           116,475        117,805
    Prepaid expenses                             2,204          5,346
    Deferred financing costs, net of
     accumulated amortization of
     $17,314 and $7,870                         35,589         39,352
    Leasing commissions, net of
     accumulated amortization of
     $38,547 and $23,289                        42,942         46,207
                                            ----------     ----------

         Total Assets                       $2,640,073     $2,554,155
                                            ==========     ==========

    Liabilities and Partners' Capital
    ---------------------------------

    Liabilities:
     Cash overdraft                         $  272,928     $  130,584
     Construction loan payable                 622,077        619,779
     Accounts payable and accrued
      expenses                                 113,597        127,019
                                            ----------     ----------
         Total liabilities                   1,008,602        877,382
                                            ----------     ----------

    Partners' Capital:
     The Partnership                         1,629,015      1,672,051
     The Corporation                             2,456          4,722
                                            ----------     ----------
         Total Partner's Capital             1,631,471      1,676,773
                                            ----------     ----------

         Total Liabilities and
          Partner's Capital                 $2,640,073     $2,554,155
                                            ==========     ==========

                REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
                           NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Continued)

9   INVESTMENT IN JOINT VENTURES  (CON'T.):

                       INDUCON - EAST PHASE III JOINT VENTURE
                              STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                           1996          1995           1994
                                       ------------  ------------   ------------
    Income:
     Rental                              $268,202      $196,478       $150,190
     Interest and other income             28,731        22,430         17,544
                                         --------      --------       --------
     Total Income                         296,933       218,908        167,734
                                         --------      --------       --------

    Expenses:
     Property operations                  213,758       110,090         48,653
     Depreciation and amortization         89,019        68,244         47,119
     Administrative:
      Affiliates                           24,119         6,299          7,510
      Other                                15,339         9,847          7,410
                                         --------      --------       --------
     Total Expenses                       342,235       194,480        110,692
                                         --------      --------       --------

    Net (loss) income                    $(45,302)     $ 24,428       $ 57,042
                                         ========      ========       ========

    Allocation of net (loss) income:
     The Partnership                     $(43,037)     $ 23,207       $ 54,190
     Other Joint Venturer                  (2,265)        1,221          2,852
                                         --------      --------       --------

    Total                                $(45,302)     $ 24,428       $ 57,042
                                         ========      ========       ========

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


9.   INVESTMENT IN JOINT VENTURES (CON'T.):

     A reconciliation of the Partnership's investment in the Phase III Venture is as follows:

                                               1996         1995         1994
                                            ----------   ----------   ----------
Investment in joint venture at
 beginning of year                          $1,672,052   $1,648,845   $1,452,883
Capital contributions                           -            -           141,772
Allocation of net income                       (43,037)      23,207       54,190
                                            ----------   ----------   ----------

Investment in joint venture at end of year  $1,629,015   $1,672,052   $1,648,845
                                            ==========   ==========   ==========

10.  LEASES:

     In connection with the commercial properties owned, the Partnership has entered into lease agreements with terms of one to five years. Minimum future rentals to be received for each of the next five years, under noncancelable operating leases are as follows:

Year                                                Amount
1997                                              $1,307,716
1998                                                 899,688
1999                                                 673,582
2000                                                 517,994
2001                                                 242,814


11.  SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:

                              1996            1995           1994
                              ----            ----           ----
Cash paid for interest       $2,162,802      $2,155,722     $2,118,814
                             ==========      ==========     ==========

12.  RECLASSIFICATIONS:

     Certain reclassifications have been made to 1995 and 1994 balances to conform to the classifications used for 1996 balances.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP-V
                            NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (CONTINUED)


13.  GOING CONCERN:

     The mortgages on Williamsburg North Apartments and the Fountains Apartments totaling $1,846,372 and $3,454,767, respectively are due and payable in 1997. This raises substantial doubt about the Partnership's ability to continue as a going concern. Management is currently in negotiations to refinance both mortgages.

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                                   BALANCE SHEETS
                        JUNE  30, 1997 AND DECEMBER 31, 1996
                                    (UNAUDITED)

                                                 June 30,     December 31,
                                                   1997           1996
                                                   ----           ----
ASSETS
------

Property, at cost:
  Land                                          $ 2,221,900    $ 2,221,900
  Buildings and improvements                     29,551,369     29,491,904
  Furniture, fixtures and equipment               2,430,000      2,430,000
                                                -----------    -----------
                                                 34,203,269     34,143,804
  Less accumulated depreciation                  12,755,048     12,087,478
                                                -----------    -----------
    Property, net                                21,448,221     22,056,326

Investments in real estate joint ventures         1,694,955      1,939,576

Investment in land                                  373,282        373,282

Cash                                              1,556,620        800,741
Accounts receivable, net of allowance for
  doubtful accounts of $645,046 and $541,099,
  respectively                                       44,206         19,588
Accounts receivable - affiliate                        0.00         17,233
Mortgage escrow                                   1,384,253        483,107
Mortgage costs, net of accumulated amortization
  of $58,795 and $303,347                           833,605        230,581
Prepaid commissions, net of accumulated
  amortization of $47,996 and $42,327                68,615         64,721
Other assets                                         86,581         65,488
                                                -----------    -----------

       Total Assets                             $27,490,338    $26,050,643
                                                ===========    ===========

LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Mortgages and notes payable                   $23,607,733    $21,337,592
  Accounts payable and accrued expenses             885,815        874,387
  Accounts payable - affiliates                      20,084           0.00
  Accrued interest                                  165,888        177,135
  Security deposits and prepaid rents               379,103        366,976
                                                -----------    -----------
       Total Liabilities                         25,058,623     22,756,090
                                                -----------    -----------

Partners' (Deficit) Capital:
  General partners                                 (485,414)      (459,529)
  Limited partners                                2,917,129      3,754,082
                                                -----------    -----------
     Total Partners' Capital                      2,431,715      3,294,553
                                                -----------    -----------

       Total Liabilities and Partners' Capital  $27,490,338    $26,050,643
                                                ===========    ===========


                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                              STATEMENTS OF OPERATIONS
                     THREE MONTHS ENDED JUNE 30, 1997 AND 1996
                                    (UNAUDITED)

                                          Three Months   Three Months
                                              Ended          Ended
                                            June 30,       June 30,
                                              1997           1996
                                              ----           ----

Income:
  Rental                                    $1,686,270     $1,584,388
  Interest and other income                    146,562        109,252
                                            ----------     ----------
  Total income                               1,832,832      1,693,640
                                            ----------     ----------

Expenses:
  Property operations                          691,547        621,673
  Interest                                     602,117        558,512
  Depreciation and amortization                575,683        317,573
  Administrative:
     Paid to affiliates                        152,591        325,177
     Other                                     143,705        170,186
                                            ----------     ----------
  Total expenses                             2,165,643      1,993,121
                                            ----------     ----------

Loss before allocated loss from joint
 venture                                      (332,811)      (299,481)

Allocated loss from joint ventures               1,387       (425,056)
                                            ----------     ----------

Net loss                                    $ (331,424)    $ (724,537)
                                            ==========     ==========

Loss per limited partnership unit           $   (15.31)    $   (33.46)
                                            ==========     ==========

Distributions per limited partnership
 unit                                       $      -       $      -
                                            ==========     ==========

Weighted average number of
  limited partnership units
  outstanding                                 21,002.8       21,002.8
                                            ==========     ==========


                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                              STATEMENTS OF OPERATIONS
                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                    (UNAUDITED)

                                                 Six Months     Six Months
                                                    Ended          Ended
                                                  June 30,       June 30,
                                                    1997           1996
                                                    ----           ----

Income:
  Rental                                         $3,326,848     $3,279,370
  Interest and other income                         250,286        243,320
                                                 ----------     ----------
  Total income                                    3,577,134      3,522,690
                                                 ----------     ----------

Expenses:
  Property operations                             1,511,110      1,457,298
  Interest                                        1,132,675      1,095,044
  Depreciation and amortization                     937,141        672,162
  Administrative:
    Paid to affiliates                              303,956        434,470
    Other                                           310,469        314,225
                                                 ----------     ----------
  Total expenses                                  4,195,351      3,973,199
                                                 ----------     ----------

Loss before allocated loss from joint venture      (618,217)      (450,509)

Allocated loss from joint ventures                 (244,621)      (125,604)
                                                 ----------     ----------

Net loss                                         $ (862,838)    $ (576,113)
                                                 ==========     ==========

Loss per limited partnership unit                $   (39.85)    $   (26.61)
                                                 ==========     ==========

Distributions per limited partnership unit              -              -
                                                 ==========     ==========

Weighted average number of
  limited partnership units
  outstanding                                      21,002.8       21,002.8
                                                ===========    ===========


                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                              STATEMENTS OF CASH FLOWS
                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                    (UNAUDITED)

                                                      Six Months   Six Months
                                                        Ended        Ended
                                                       June 30,     June 30,
                                                         1997         1996
                                                         ----         ----

Cash flow from operating activities:
  Net loss                                            $ (862,838)  $ (576,113)

Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
  Depreciation and amortization                          937,141      672,162
  Net loss from joint ventures                           244,621      125,604
Changes in operating assets and liabilities:
  Accounts receivable                                    (24,618)      47,362
  Mortgage escrow                                       (901,146)    (186,348)
  Leasing commissions                                     (9,563)        0.00
  Other assets                                           (21,093)    (105,093)
  Accounts payable and accrued expenses                   11,428      256,828
  Accrued interest                                       (11,247)       1,050
  Security deposits and prepaid rent                      12,127       17,709
                                                      ----------   ----------
Net cash (used in) provided by operating activities     (625,188)     253,161
                                                      ----------   ----------

Cash flow from investing activities:
  Accounts receivable - affiliates                        17,233      (26,697)
  Capital expenditures                                   (59,465)      (6,692)
                                                      ----------   ----------
Net cash (used in) investing activities                  (42,232)     (33,389)
                                                      ----------   ----------

Cash flows from financing activities:
  Accounts payable - affiliates                           20,084         0.00
  Principal payments on mortgages and notes              (95,058)    (125,327)
  Mortgage costs related to refinancing                 (866,926)      (9,260)
  Mortgage proceeds                                    2,365,199         0.00
                                                      ----------   ----------
Net cash provided by (used in) financing activities    1,423,299     (134,587)
                                                      ----------   ----------

Increase (decrease) in cash                              755,879       85,185

Cash - beginning of period                               800,741      453,883
                                                      ----------   ----------

Cash - end of period                                  $1,556,620   $  539,068
                                                      ==========   ==========


Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                              $1,143,922   $1,093,994
                                                      ==========   ==========


                          See notes to financial statements

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                     STATEMENTS OF PARTNERS' (DEFICIT) CAPITAL
                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                    (UNAUDITED)


                                           General         Limited Partners
                                         Partners
                                          Amount         Units       Amount

Balance, January 1, 1996                $(421,665)     21,002.8    $4,978,359

Net loss                                  (17,283)         0.00      (558,830)
                                        ---------      --------    ----------

Balance, June 30, 1996                  $(438,948)     21,002.8    $4,419,529
                                        =========      ========    ==========


Balance, January 1, 1997                $(459,529)     21,002.8    $3,754,082

Net loss                                  (25,885)         0.00      (836,953)
                                        ---------      --------    ----------

Balance, June 30, 1997                  $(485,414)     21,002.8    $2,917,129
                                        =========      ========    ==========


                          See notes to financial statements

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                            NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                     (UNAUDITED)


1.  GENERAL PARTNERS' DISCLOSURE


    In the opinion of the General Partners of Realmark Property Investors Limited Partnership V, all adjustments necessary for a fair presentation of the Partnership's financial position, results of operations and changes in cash flows for the six month periods ended June 30, 1997 and 1996 consisting of only normal, recurring adjustments, have been made in the financial statements. Such financial statements are unaudited and subject to any year-end adjustments which may be necessary.


    The results of the first six months of 1997 may not be indicative of the entire year. These financial statements should be read in conjunction with the December 31, 1996 audited financial statements.


2.  FORMATION AND OPERATION OF PARTNERSHIP

    Realmark Property Investors Limited Partnership V (the "Partnership"), a Delaware Limited Partnership, was formed on February 28, 1986, to invest in a diversified portfolio of income-producing real estate investments.

    In July 1986, the Partnership commenced the public offering of units of limited partnership interest. Other than matters relating to organization, it had no business activities and, accordingly, had not incurred any expenses or earned any income until the first interim closing (minimum closing) of the offering, which occurred on December 5, 1986. As of December 31, 1987, 20,999.8 units of limited partnership interest were sold and outstanding, excluding 3 units held by an affiliate of the General Partners. The offering terminated on October 31, 1987 with gross offering proceeds of $20,999,800. The General Partners are Realmark Properties, Inc., a wholly-owned subsidiary of J.M. Jayson & Company, Inc. and Joseph
    M. Jayson, the Individual General Partner. Joseph M. Jayson is the sole shareholder of J.M. Jayson & Company, Inc.

    Under the partnership agreement, the general partners and their affiliates can receive compensation for services rendered and reimbursement for expenses incurred on behalf of the Partnership.

    Net income or loss and proceeds arising from a sale or refinancing shall be distributed first to the limited partners in amounts equivalent to a 7% return on the average of their adjusted capital contributions, then an amount equal to their capital contributions, then an amount equal to an additional 5% of the average of their adjusted capital contributions after the general partners receive a disposition fee, then to all partners in an amount equal to their respective positive capital balances and, finally, in the ratio of 87% to the limited partners and 13% to the general partners.

    The partnership agreement also provides that distribution of funds, revenues, costs and expenses arising from partnership activities, exclusive of any sale or refinancing activities, are to be allocated 97% to the limited partners and 3% to the general partners.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH

    For purposes of reporting cash flows, cash includes the following items: cash on hand; cash in checking; and money market savings.

    PROPERTY AND DEPRECIATION

    Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are expensed as incurred, and major renewals and betterment's are capitalized. The Accelerated Cost Recovery System and Modified Accelerated Cost Recovery System are used to determine depreciation expense for tax purposes.

    INVESTMENTS IN REAL ESTATE JOINT VENTURES

    The investments in real estate joint ventures are accounted for on the equity method.

    RENTAL INCOME

    Leases for residential properties have terms of one year or less. Commercial leases generally have terms of from one to five years. Rental income is recognized on the straight line method over the term of the lease.

    OTHER ASSETS

    Amortization of other assets includes amortizing mortgage costs that are incurred in obtaining property mortgage financing and are being amortized over the terms of the respective mortgages.

4.  ACQUISITION AND DISPOSITION OF RENTAL PROPERTY

    In May 1987 the Partnership acquired a 65,334 square foot office building (The Paddock Building) located in Nashville, Tennessee for a purchase price of $3,163,323, which included $148,683 in acquisition fees.

    In December 1987 the Partnership acquired a 192 unit apartment complex (Williamsburg) located in Columbus, Indiana for a purchase price of $3,525,692, which included $285,369 in acquisition fees.

    In February 1988 the Partnership acquired a 215 unit apartment complex (The Fountains) located in Westchester, Ohio for a purchase price of $5,293,068, which included $330,155 in acquisition fees.

    In May 1988 the Partnership acquired a 100 unit apartment complex (Pelham
    East) located in Greenville, South Carolina for a purchase price of $2,011,927, which included $90,216 in acquisition fees. In March 1990 the Partnership sold the apartment complex for a sale price of $2,435,000.

    In May 1988 the Partnership acquired a 205 unit apartment complex (Camelot
    East) located in Louisville, Kentucky for a purchase price of $6,328,363, which included $362,540 in acquisition fees.

    In June 1988 the Partnership acquired a 100 unit apartment complex (O'Hara) located in Greenville, South Carolina for a purchase price of $2,529,390, which included $498,728 in acquisition fees.

    In July 1988 the Partnership acquired a 158 unit apartment complex (Wayne Estates) located in Huber Heights, Ohio for a purchase price of $4,250,013, which included $793,507 in acquisition fees.

    In April 1989 the Partnership acquired a 102 unit apartment complex (Jackson Park) located in Seymour, Indiana for a purchase price of $1,911,585, which included $111,585 in acquisition fees.

    In June 1991 the Partnership acquired a 115,021 square foot office complex (Commercial Park West) located in Research Triangle Park, North Carolina for a purchase price of $5,773,633, which included $273,663 in acquisition fees.

    In September 1992 Inducon East Phase III Joint Venture (the "Phase III Venture") was formed pursuant to an agreement dated September 8, 1992 between the Partnership and Inducon Corporation. The primary purpose of the Phase III Venture is to acquire land and construct office/warehouse buildings as income-producing property. The development, located in Amherst, New York, consists of 4.2 acres of land and two buildings measuring approximately 25,200 and 21,300 square feet, respectively. As of June 30, 1997, both buildings have been fully constructed and placed in service.


5.  INVESTMENTS IN JOINT VENTURES

    Inducon East Joint Venture (the "Venture") was formed pursuant to an agreement dated April 22, 1987 between the Partnership and Curtlaw Corporation, a New York Corporation (the "Corporation"). The primary purpose of the Venture is to acquire land and construct office/warehouse buildings as income-producing property. The development consists of two parcels of land measuring approximately 8.4 acres for Phase I and 6.3 acres for Phase II. Phase I consists of two (2) buildings of approximately 38,000 and 52,000 square feet, while Phase II consists of four (4) buildings totaling approximately 75,000 square feet, with each building approximately 19,000 square feet. At June 30, 1997, both buildings had been placed in service in Phase I and all four buildings in Phase II were also in service.

    The Partnership contributed capital of $2,414,592 to the Venture. The remaining funds needed to complete Phase I came from a $3,950,000 taxable industrial revenue bond which the Venture received in 1989. The Venture completed the financing of Phase II with an additional $3,200,000 taxable industrial revenue bond.

    The total cost of Phase I and Phase II was approximately $4,425,000 and $4,600,000, respectively.

    The Joint Venture agreement provides for the following:

    Ownership of the Joint Venture is divided equally between the Partnership and Curtlaw. The Joint Venture agreement provides that the Partnership will be allocated 95% of any losses incurred.

    Net cash flow from the Joint Venture is to be distributed in the following order:

         To the Partnership until it has received a return of 7% per annum on its underwritten equity (the Partnership's "underwritten equity" is defined to be the initial contributable capital divided by sixty-five
         (65) percent). To the extent a 7% return is not received from year to year, it will accumulate and be paid from the next available cash flow.

         To Curtlaw in an amount equal to that paid to the other Partnership. No amount will accumulate in favor of the other venturer.

         Any remaining amount will be divided equally.

    To the extent there are net proceeds from any sale or refinancing of the subject property, said net proceeds will be payable in the following order of priority:

         To the Partnership to the extent the 7% per annum return on its underwritten equity is unpaid.

         Next, to the Partnership until it has received an overall 9% cumulative return on its underwritten equity.

         Next, to the Partnership until it has received an amount equal to its total underwritten equity, reduced by any prior distribution of sale, finance or refinancing proceeds.

         Next, to the Partnership until it has received a cumulative 20% per year return on its total underwritten equity.

         Thereafter, any remaining net proceeds will be divided 50% to the Partnership and 50% to Curtlaw.

    A summary of the assets, liabilities, and capital of the Inducon East Joint Venture as of June 30, 1997 and December 31, 1996 and the results of its operations for the six months ended June 30, 1997 and 1996 follows:

                             INDUCON-EAST JOINT VENTURE
                                   BALANCE SHEETS
                        JUNE 30, 1997 AND DECEMBER 31, 1996

                                              June 30,   December 31,
                                                  1997           1996
ASSETS

Property, at cost:
 Land                                       $  500,100     $  500,100
 Land improvements                             435,769        435,769
 Buildings                                   8,427,982      8,427,982
                                            ----------     ----------
                                             9,363,851      9,363,851
 Less accumulated depreciation               2,721,443      2,517,641
                                            ----------     ----------
  Property, net                              6,642,408      6,846,210

Mortgage costs, net of amortization             85,286        107,036
Other assets                                   141,065        201,297
                                            ----------     ----------

    Total Assets                            $6,868,759     $7,154,543
                                            ==========     ==========


LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
 Cash overdraft                             $   71,475     $    7,915
 Bonds payable                               6,416,291      6,591,423
 Accounts payable and accrued expenses         342,529        283,157
 Accounts payable - affiliates                  99,653         96,312
                                            ----------     ----------
    Total Liabilities                        6,929,948      6,978,807
                                            ----------     ----------

Partners' Capital (Deficit):
 The Partnership                                85,482        310,561
 Other joint venturer                         (146,671)      (134,825)
                                            ----------     ----------
    Total Partners' Capital                    (61,189)       175,736
                                            ----------     ----------

    Total Liabilities and Partners' Capital $6,868,759     $7,154,543
                                            ==========     ==========

                             INDUCON-EAST JOINT VENTURE
                              STATEMENTS OF OPERATIONS
                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996


                                                 Six Months        Six Months
                                                    Ended             Ended
                                                  June 30,          June 30,
                                                    1997              1996
                                                    ----              ----

Income:
  Rental                                          $ 539,422         $ 565,645
  Interest and other income                         118,345           115,040
                                                  ---------         ---------
  Total income                                      657,767           680,685
                                                  ---------         ---------

Expenses:
  Property operations                               245,733           245,410
  Interest                                          329,911           332,850
  Depreciation and amortization                     235,752           198,359
  Administrative                                     83,296            44,620
                                                  ---------         ---------
  Total expenses                                    894,692           821,239
                                                  ---------         ---------

Net loss                                          $(236,925)        $(140,554)
                                                  ---------         ---------
                                                  ---------         ---------

Allocation of net loss:

  The Partnership                                 $(225,079)        $(133,526)
  Other Joint Venturer                              (11,846)           (7,028)
                                                  ---------         ---------

                                                  $(236,925)        $(140,554)
                                                  =========         =========


A reconciliation of the Partnership's investment in the Joint Venture is as follows:


                                                            June 30, 1997
                                                            -------------

Investment in joint venture - beginning of period             $ 310,561
Capital contributions                                              0.00
Allocated loss                                                 (225,079)
                                                              ---------

Investment in joint venture - end of period                   $  85,482
                                                              =========

    Inducon East Phase III Joint Venture (the "Phase III Venture") was formed pursuant to an agreement dated September 8, 1992 between the Partnership and Inducon Corporation. The primary purpose of the Phase III Venture is to acquire land and construct office/warehouse buildings as income producing property. The proposed development consists of 4.2 acres of land and two buildings with approximately 25,200 and 21,300 square feet, respectively. As of June 30, 1997, both buildings have been fully constructed and placed in service.

    The Partnership has contributed $1,582,316 to the Phase III Venture. The remaining funds needed to complete construction came from a $750,000 construction loan. The balance of this loan at June 30, 1997 is $563,465.

    The total cost of the Phase III Venture was approximately $2,450,000.

    The Joint Venture agreement provides for the following:

    Ownership of the Joint Venture is divided equally between the Partnership and the Corporation. The Joint Venture agreement provides that income and losses be allocated 95% to the Partnership and 5% to the Corporation. Net cash flow from the Joint Venture is to be distributed to the Partnership and the Corporation in accordance with the terms of the Joint Venture agreement.

    A summary of the assets, liabilities and partners' capital of the Phase III Venture as of June 30, 1997 and December 31, 1996 and the results of operations for the six months ended June 30, 1997 and 1996 is as follows:

                        INDUCON-EAST PHASE III JOINT VENTURE
                                   BALANCE SHEETS
                        JUNE 30, 1997 AND DECEMBER 31, 1996

                                                  June 30,       December 31,
                                                    1997             1996
ASSETS


Property, at cost:
  Land                                           $  141,400        $  141,400
  Buildings                                       2,466,023         2,465,057
                                                 ----------        ----------
                                                  2,607,423         2,606,457
  Less accumulated depreciation                     197,781           164,743
                                                 ----------        ----------
    Property, net                                 2,409,642         2,441,714

Accounts receivable                                  16,833             1,149
Accounts receivable - affiliates                    116,306           116,475
Prepaid expenses                                     10,000             2,204
Deferred financing cost, net of accumulated
  amortization of $17,314 and $17,314                35,590            35,589
Leasing commissions, net of accumulated
  amortization of $43,149 and  $38,547               57,570            42,942
                                                 ----------        ----------

    Total Assets                                 $2,645,941        $2,640,073
                                                 ==========        ==========


LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Cash overdraft                                 $  365,218        $  272,928
  Construction loan payable                         563,465           622,077
  Accounts payable and accrued expenses             106,358           113,597
                                                 ----------        ----------
  Total Liabilities                               1,035,041         1,008,602
                                                 ----------        ----------

Partners' Capital:
  The Partnership                                 1,609,473         1,629,015
  Other joint venture                                 1,427             2,456
                                                 ----------        ----------
    Total Partners' Capital                       1,610,900         1,631,471
                                                 ----------        ----------

    Total Liabilities and Partners' Capital      $2,645,941        $2,640,073
                                                 ==========        ==========

                       INDUCON-EAST PHASE III JOINT VENTURE
                              STATEMENTS OF OPERATIONS
                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996


                                                      Six Months   Six Months
                                                         Ended        Ended
                                                       June 30,     June 30,
                                                         1997         1996
                                                         ----         ----

Income:
  Rental                                                $185,904     $131,761
  Interest and other income                                  -            -
                                                        --------     --------
  Total income                                           185,904      131,761
                                                        --------     --------

Expenses:
  Property operations                                    110,780       56,988
  Interest                                                30,340       25,380
  Depreciation and amortization                           39,010       28,914
  Administrative                                          26,345       12,140
                                                        --------     --------
  Total expenses                                         206,475      123,422
                                                        --------     --------

Net (loss) income                                       $(20,571)    $  8,339
                                                        ========     ========



Allocation of net (loss) income:

  The Partnership                                       $(19,542)    $  7,922
  Other Joint Venturer                                    (1,029)         417
                                                        --------     --------

                                                        $(20,571)    $  8,339
                                                        ========     ========


A reconciliation of the Partnership's investment in the Phase III Venture is as follows:


                                                             June 30, 1997
                                                             -------------
Investment in joint venture - beginning of period             $1,629,015
Capital contributions                                               0.00
Allocated loss                                                   (19,542)
                                                              ----------
Investment in joint venture - end of period                   $1,609,473
                                                              ==========

6.  MORTGAGES AND NOTES PAYABLE

    The Partnership has the following mortgages and notes payable:

    THE PADDOCK BUILDING

    An 8.75% mortgage with a balance of $1,654,001 and $1,731,131 at June 30, 1997 and 1996, respectively, which provides for annual principal and interest payments of $219,612 payable in equal monthly installments with a final payment of $1,589,511 due in June 1998. Also, a 10% note payable with a balance of $180,000 as of June 30, 1997 providing for monthly interest payments of $1,500 and an 8% note payable at June 30, 1996 with a balance of $153,565 providing for monthly payments of $2,216, including interest at 8%; this note was refinanced.

    THE WILLIAMSBURG NORTH APARTMENTS

    A 10.445% mortgage with a balance of $1,833,241 and $1,858,839 at June 30, 1997 and 1996, respectively, which provides for annual principal and interest payments of $218,556 payable in equal monthly installments with a final payment of $1,833,241 due on July 1, 1997. Management expects to have this mortgage refinanced in July 1997.

    THE FOUNTAINS APARTMENTS

    A mortgage with a balance of $3,900,000 at June 30, 1997, providing for monthly principal and interest payments of $29,777, bearing interest at 8.50%. The note matures November 2005.

    A 9.815% mortgage with a balance of $0 and $3,481,432 at June 30, 1997 and 1996, respectively, which provides for annual principal and interest payments of $393,953 payable in equal monthly installments with a final payment of $3,450,193 due on February 1, 1997. The mortgage was fully paid off in May of 1997 when the mortgage was refinanced.

    CAMELOT EAST APARTMENTS, O'HARA APARTMENTS, WAYNE ESTATES APARTMENTS

    A 10% mortgage with a balance of $0 and $8,115,289 at June 30, 1997 and 1996, respectively, allocated $4,131,574 to Camelot East, $1,321,666 to O'Hara and $2,662,049 to Wayne Estates. The loan provides for annual principal and interest payments of $899,616 payable in equal monthly installments with the remaining balance of $7,894,059 due October 1998. This mortgage was refinanced in May of 1997 with each individual property being financed separately.

    CAMELOT EAST APARTMENTS

    A mortgage with a balance of $4,900,000 at June 30, 1997, providing for monthly interest payments only, bearing interest at 9.1875%. The note matures June 1999.

    O'HARA APARTMENTS

    A mortgage with a balance of $1,600,000 at June 30, 1997, providing for monthly principal and interest payments of $12,105, bearing interest at 8.40%. The note matures November 2005.

    WAYNE ESTATES APARTMENTS

    A mortgage with a balance of $3,095,000 at June 30, 1997, providing for monthly principal and interest payments of $23,415, bearing interest at 8.40%. The note matures November 2005.

    JACKSON PARK

    A mortgage with a balance of $1,600,000 at June 30, 1997, providing for monthly principal and interest payments of $12,178, bearing interest at 8.39%. The note matures November 2005.

    A 12.375% mortgage note with a balance of $0 and $1,245,551 at June 30, 1997 and 1996, respectively, which provides for annual principal and interest payments of $169,680 payable in equal monthly installments with a final payment of $1,159,223 due on October 1, 2000. The mortgage was fully paid off in May of 1997 when the mortgage was refinanced.

    COMMERCIAL PARK WEST

    A 9.25% mortgage with a balance of $4,845,491 and $4,872,762 at June 30, 1997 and 1996, respectively, which provided for interest only payments through June 1995. On July 1, 1995, interest changed to 10% with annual principal and interest payments of $516,012 payable in equal monthly installments. The remaining balance of $4,691,234 is due June 2001.

    The mortgages described above are secured by the individual apartment complexes to which they relate.

    The Partnership's mortgages and note payable are of a non-recourse nature.

    The aggregate maturities of mortgages and note payable for each of the next five years and thereafter are as follows:

              Year                     Amount
              ----                     ------

              1997                     $ 1,963,279
              1998                       1,712,069
              1999                       5,052,050
              2000                          90,693
              2001                       5,023,478
              Thereafter                 9,766,164
                                       -----------

              TOTAL                    $23,607,733
                                       ===========


7.  RELATED PARTY TRANSACTIONS

    Management fees for the management of certain of the Partnership's properties are paid to an affiliate of the General Partners. The management agreement provides for 5% of gross monthly receipts of the complexes to be paid as fees for administering the operations of the properties. These fees totaled $151,123 and $165,857 for the six months ended June 30, 1997 and 1996, respectively.

    Accounts receivable - affiliates amounted to $0 and $174,543 at June 30, 1997 and 1996 respectively.

    Accounts payable - affiliates amounted to $20,084 and $0 at June 30, 1997 and 1996 respectively. The amount due is payable on demand.

    The Partnership entered into a management agreement with unrelated third parties for the management of The Paddock and Commercial Park West. The agreements provide for the payment of a management fee equal to 3% and 2% of monthly gross rental income, respectively.

    According to the terms of the Partnership Agreement, the Corporate General Partner is also entitled to receive a partnership management fee equal to 7% of net cash flow (as defined in the Partnership Agreement). This fee totaled approximately $0 for the six months ended June 30, 1997.

    Computer service charges for the partnerships are paid or accrued to an affiliate of the General Partner. The fee is based upon the number of apartment units and totaled $10,000 for the six months ended June 30, 1997 and 1996, respectively.

8.  INCOME TAXES

    No provision has been made for income taxes since the income or loss of the partnership is to be included in the tax returns of the Individual Partners.

    The tax returns of the Partnership are subject to examination by the Federal and state taxing authorities. Under federal and state income tax laws, regulations and rulings, certain types of transactions may be accorded varying interpretations and, accordingly, reported partnership amounts could be changed as a result of any such examination.

    The reconciliation of net loss for the six months ended June 30, 1997 and 1996 as reported in the statements of operations, and as would be reported for tax purposes, is as follows:


                                             June 30,       June 30,
                                               1997           1996
                                               ----           ----

    Net loss - statement of operations      $ (862,838)    $ (991,575)

    Add to (deduct from):
       Difference in depreciation              125,980        172,424
       Difference in investment in
       Joint Ventures                           56,700         53,710
       Allowance for doubtful accounts          87,715         49,196
                                            ----------     ----------

    Net loss - tax return purposes          $ (592,443)    $ (716,245)
                                            ==========     ==========

    The reconciliation of Partners' Capital as of June 30, 1997 and December 31, 1996 as reported in the balance sheet, and as reported for tax purposes, is as follows:

                                                 June 30,       December  31,
                                                   1997             1996
                                                   ----             ----

    Partners' Capital - balance sheet           $2,431,715       $3,294,553
    Add to (deduct from):
       Accumulated difference in
       depreciation                              1,761,863        1,635,883
       Accumulated difference in investments
       in Joint Ventures                           486,168          429,468
       Syndication fees                          2,352,797        2,352,797
       Accumulated difference in amortization
       of organization costs                        21,738           21,738
       Allowance for doubtful accounts             521,732          434,017
                                                 ----------      ----------

    Partners' Capital -
       tax return purposes                       $ 7,576,013     $8,168,456
                                                 ===========     ==========

10. UNAUDITED SUBSEQUENT EVENTS


    In August of 1997, the mortgage on the Williamsburg North Apartments was successfully refinanced. The new mortgage has an original principal balance of $2,500,000 and matures on March 1, 2006. Interest is paid at the rate of 7.72% resulting in monthly principal and interest payments of $17,859. The mortgage is secured by the apartment complex to which it relates.

                   REAL PROPERTY INVESTORS LIMITED PARTNERSHIP V

                     UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma Balance Sheet of the Partnership as of June 30, 1997 assumes that the consummation of the Transaction and related distributions to partners had occurred as of such date. The following unaudited pro forma Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 assume that such events had occurred as of January 1, 1996.

        The unaudited pro forma financial statements are intended to present the contributions to the Partnership's results of operations and financial position of the five residential properties (the "Properties")to be sold pursuant to the Transaction for purposes of evaluating the impact of the Transaction. The Properties and the Transaction are more fully described in the section of the Consent Statement entitled "THE TRANSACTION."

        The first column of figures on the pro forma financial statements represents the entire Partnership's assets and liabilities (Balance Sheet) as of June 30, 1997 and income and expenses (Statement of Operations) for the year ended December 31, 1996 and for the six month period ended June 30, 1997.

        The pro forma adjustments column represents the deletion of assets and liabilities (Balance Sheet) and the income and expenses (Statement of Operations) attributable to the Properties.

        The last column represents the pro forma Balance Sheet and Statements of Operations as they would have existed had the Transaction been consummated as of the dates indicated. This column represents the Balance Sheet and Statement of Operations of the five remaining properties following the consummation of the sale of the Properties.

        The unaudited pro forma information does not purport to be indicative of the financial position or results of operations that actually would have been obtained if the Transaction actually had occurred as of the dates indicated.

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                          UNAUDITED PRO FORMA BALANCE SHEET
                                    JUNE 30, 1997

                                    The Partnership-                    The Partnership-
                                       Historical         Pro forma        Pro forma
                                      June 30, 1997      Adjustments     June 30, 1997
                                    ---------------      -----------     --------------
ASSETS

Property, at cost:
    Land                                $ 2,221,900       (863,650)     $ 1,358,250
    Buildings and improvements           29,551,369    (14,942,693)      14,608,676
    Furniture, fixtures and equipment     2,430,000     (1,917,500)         512,500
                                        -----------    ------------     -----------
                                         34,203,269    (17,723,843)      16,479,426
    Less accumulated depreciation        12,755,048     (7,214,651)       5,540,397
                                        -----------    ------------     -----------
        Property, net                    21,448,221    (10,509,192)      10,939,029

Investments in real estate joint
        ventures                          1,694,955         --            1,694,955

Investment in land                          373,282         --              373,282

Cash                                      1,556,620     (1,038,655)         517,965
Accounts receivable, net of allowance
for doubtful accounts of $645,046            44,206         --               44,206
Accounts receivable - affiliate              --             --                 --
Mortgage escrow                           1,384,253       (899,753)         484,500
Mortgage costs, net of accumulated
amortization of $58,795                     833,605       (529,216)         304,389
Prepaid commissions, net of
accumulated amortization of $47,996          68,615         --               68,615
Other assets                                 86,581        (15,508)          71,073
                                        -----------    ------------     -----------

    Total Assets                        $27,490,338   $(12,992,324)     $14,498,014
                                        ===========    ============     ===========

LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Mortgages and notes payable         $23,607,733    (12,034,679)     $11,573,054
    Accounts payable and accrued
    expenses                                885,815       (271,935)         613,880
    Accounts payable - affiliates            20,084         --               20,084
    Accrued interest                        165,888        (87,634)          78,264
    Security deposits and prepaid
    rents                                   379,103       (238,655)         140,448
                                        -----------    ------------     -----------
    Total Liabilities                    25,058,623    (12,632,903)      12,425,720
                                        -----------    ------------     -----------

Partners' (Deficit) Capital:
    General partners                       (485,414)      (110,569)         374,845
    Limited partners                      2,917,129       (469,990)       2,447,139
                                        -----------    ------------     -----------
    Total Partners' Capital               2,431,715       (359,421)       2,072,294
                                        -----------    ------------     -----------
    Total Liabilities and Partners'
    Capital                             $27,490,338    (12,992,324)     $14,498,014
                                        ===========    ============     ===========




                               (See accompanying notes)
                                         F-45

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1996


                                    The Partnership-
                                      Historical       Pro forma    The Partnership-
                                    Year Ended 1996   Adjustments    Pro forma 1996
                                    ---------------   -----------   ----------------
Income:

    Rental                              $ 6,661,327   (3,750,931)   $2,910,396
    Interest and other                      351,440     (248,086)      103,354
                                        -----------   -----------   ----------
    Total income                          7,012,767   (3,999,017)    3,013,750
                                        -----------   -----------   ----------
Expenses:
    Property operations                   2,994,570   (2,064,876)      929,694
    Interest                              2,160,419   (1,077,659)    1,082,760
    Depreciation and amortization         1,533,249     (658,722)      874,527
    Administrative:
    Paid to affiliates                      761,365     (418,384)      342,982
    Other                                   470,384     (315,178)      155,206
                                        -----------   -----------   ----------
Total expenses                            7,919,987   (4,534,819)    3,385,169
                                        -----------   -----------   ----------

Loss before allocated loss from
joint venture                              (907,220)    (535,802)     (371,419)

Allocated loss from joint ventures         (354,921)      --          (354,921)
                                        -----------   -----------   ----------
Net loss                                $(1,262,141)    (535,802)   $ (726,340)
                                        ===========   ===========   ==========

Loss per limited partnership unit       $    (58.29)      (24.75)   $   (33.55)
                                        ===========   ===========   ==========

Distributions per limited
partnership unit                        $    --       $   --        $   --
                                        ===========   ===========   ==========
Weighted average number of limited
partnership units outstanding              21,002.8     21,002.8      21,002.8
                                        ===========   ===========   ==========



                               (See accompanying notes)
                                         F-46

                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                            SIX MONTHS ENDED JUNE 30, 1997


                                    The Partnership-                 The Partnership-
                                      Historical                   Pro forma Six Months
                                   Six Months Ended     Pro forma        Ended
                                     June 30, 1997     Adjustments    June 30, 1997
                                   ----------------    -----------   -------------------
Income:

    Rental                              $3,326,848    (1,883,409)   $ 1,443,439
    Interest and other                     250,286      (145,085)       105,201
                                        ----------    -----------    ----------
    Total income                         3,577,134    (2,028,494)     1,548,640
                                        ----------    -----------    ----------
Expenses:
    Property operations                  1,511,110      (243,568)     1,267,542
    Interest                             1,132,675      (584,981)       547,694
    Depreciation and amortization          937,141      (487,866)       449,275
    Administrative:
    Paid to affiliates                     303,956      (165,166)       138,790
    Other                                  310,469      (219,743)        90,727
                                        ----------    -----------    ----------
Total expenses                           4,195,351    (1,701,324)     2,494,027
                                        ----------    -----------    ----------
(Loss) income before allocated
loss from joint venture                   (618,217)     (327,170)      (945,387)

Allocated loss from joint ventures        (244,621)       --           (244,621)
                                        ----------    -----------    ----------
Net (loss) income before gain from
sale(s)                                 $ (862,838)   $ (327,170)   $(1,190,008)
                                        ==========    ===========    ==========

(Loss) income per limited partnership
unit                                    $   (39.85)   $   (15.11)   $    (54.96)
                                        ==========    ===========    ==========

Distributions per limited partnership
unit                                    $   --        $   (36.95)   $     36.95
                                        ==========    ===========    ==========

Weighted average number of limited
partnership units outstanding             21,002.8      21,002.8       21,002.8
                                        ==========    ===========    ==========




                               (See accompanying notes)
                                         F-47

                       NOTES TO UNAUDITED FINANCIAL INFORMATION

                      NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                    JUNE 30, 1997

1.      ASSETS

        a)  PROPERTY AND DEPRECIATION

        The Pro Forma Adjustments column for Land, Buildings and Improvements, and Furniture, fixtures and equipment reflect these assets for Wayne Estates Apartments, O'Hara Apartments, The Fountains Apartments, Jackson Park Apartments, and Williamsburg North Apartments. The Pro Forma
        June 30, 1997 column reflects the assets of the properties remaining in the Partnership. The accumulated depreciation in the Pro Forma Adjustments column reflects the amount attributable to the five residential properties being sold. The Pro Forma June 30, 1997 column reflects the accumulated depreciation for the properties remaining in the Partnership after the Sale.

        The adjustments made are detailed in supporting Schedule 1 at page F-50.


        b)  CASH

        Cash amounts in the Pro Forma Adjustments column represent (i) the amount of cash (approximately $800,000) that is presently held in working capital reserves by the Partnership in anticipation of making certain repairs and improvements to the five properties being sold but will no longer be necessary for the Partnership to retain following the sale, and will, therefore be distributed to the Partners and (ii) rental security deposits in the amount of $238,655 for the five properties being sold to be transferred to the buyer at closing.

        For pro forma purposes, the cash proceeds from the sale of the five properties are deemed to be immediately distributed to the Partners.

        c)  MORTGAGE ESCROWS

        Mortgage escrow amounts in the Pro Forma Adjustments column represent the amounts attributable to Wayne Estates Apartments, O'Hara Apartments, The Fountains Apartments, Jackson Park Apartments, and Williamsburg North Apartments. The Pro Forma June 30, 1997 column reflects the mortgage escrows for the properties remaining in the Partnership after the Sale.

        d)  MORTGAGE COSTS

        Mortgage costs, net of accumulated amortization of $16,290 is the amount attributable to Wayne Estates Apartments, O'Hara Apartments, The Fountains Apartments, Jackson Park Apartments, and Williamsburg North Apartments in the Pro Forma Adjustments column. The Pro Forma June 30,1997 column reflects the mortgage costs, net of accumulated amortization of $42,505 for the properties remaining in the Partnership after the Sale.

        e)  OTHER ASSETS

        The amount in the Pro Forma Adjustments column at June 30, 1997 for Other assets primarily represents the adjustment for any prepaid expenses attributable to the five residential properties being sold.



                               (See accompanying notes)
                                         F-48

2.      LIABILITIES AND PARTNERS' (DEFICIT) CAPITAL

        a)  MORTGAGES AND NOTES PAYABLE

        The Pro Forma Adjustments column reflects the mortgages attached to the five properties involved in the Sale: Wayne Estates Apartments, O'Hara Apartments, Jackson Park Apartments, The Fountains Apartments, and Williamsburg North Apartments as of June 30, 1997. The mortgages will be assumed as part of the Sale. The Pro Forma June 30, 1997 column reflects the mortgages and notes payable for the properties that are remaining in the Partnership after the Sale.

        b)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses in the Pro Forma Adjustments column represents the estimated accrued real estate tax closing adjustment for the five properties to be sold.

        c)  ACCRUED INTEREST

        Accrued interest in the Pro Forma Adjustments column represents the estimated closing adjustment for the five properties to be sold.


        d)  SECURITY DEPOSITS AND PREPAID RENTS

        The Pro Forma Adjustments column reflects the security deposits and prepaid rents for Wayne Estates Apartments, O'Hara Apartments, Jackson Park Apartments, The Fountains Apartments, and Williamsburg North Apartments as of June 30, 1997. The Pro Forma June 30, 1997 column reflects the security deposits and prepaid rents for the properties that are remaining in the Partnership after the Sale.

        e)  PARTNERS' (DEFICIT) CAPITAL

        Partners' (Deficit) Capital in the Pro Forma Adjustments column represents the following: The gain attributable to the sale of the five properties of $4,214,845; less the distributions from the net sales proceeds and other sources of $4,045,050 and the write off of mortgage acquisitions costs of $529,216. These items are not reflected in the operations reported on the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1997.



                               (See accompanying notes)
                                         F-49

                                                                      SCHEDULE 1

              UNAUDITED PRO FORMA ADJUSTMENTS FOR PROPERTY AND EQUIPMENT
                                    JUNE 30, 1997

                                       WAYNE                        THE         JACKSON    WILLIAMSBURG
                                      ESTATES       O'HARA       FOUNTAINS       PARK          NORTH
                                     APARTMENTS    APARTMENTS    APARTMENTS    APARTMENTS    APARTMENTS     TOTAL

Property, at cost;
   Land                                $  175,000    $  100,000    $  247,400  $  180,000   $  161,250    $   863,650
   Buildings and improvements           3,550,369     2,264,933     4,592,153   1,615,727    2,919,511     14,942,693
   Furniture, fixtures and equipment      395,000       250,000       537,500     255,000      480,000      1,917,500
                                        4,120,369      2,614,93     5,377,053   2,050,727    3,560,761     17,723,843
    Less accumulated depreciation       1,584,034     1,013,859     2,286,073     742,256    1,588,429      7,214,651
         Property, net                 $2,536,335    $1,601,074    $3,090,980  $1,308,471   $1,972,332    $10,509,192


                 NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996

1.      INCOME

        a)  RENTAL INCOME

        Rental income reflected in the Pro Forma Adjustments column is the rental income generated from the five residential properties being sold. The Pro Forma column at December 31, 1996 reflects the rental income for the year then ended for the properties that will be remaining in the Partnership after the Sale.

        b)  INTEREST AND OTHER INCOME

        Interest and other income in the Pro Forma Adjustments column is the amount of such income generated by Wayne Estates Apartments, O'Hara Apartments, Jackson Park Apartments, The Fountains Apartments, and Williamsburg North Apartments. The Pro Forma column at December 31, 1996 reflects the interest and other income for the year then ended generated by the properties that will be remaining in the Partnership after the Sale.

2.      EXPENSES

        a)  PROPERTY OPERATIONS

        The Pro Forma Adjustments column reflects Property Operations for the five residential properties being sold. The Pro Forma December 31, 1996 column reflects the Property Operations expenses for the properties that will remain in the Partnership after the Sale.

        b)  INTEREST EXPENSE

        Interest expense in the Pro Forma Adjustments column is the expense incurred by Wayne Estates, O'Hara, Jackson Park, Fountains, and Williamsburg North for the year ended December 31, 1996. The Pro Forma December 31, 1996 column reflects the interest expense for the same time period for the properties that will remain in the Partnership after the Sale.

        c)  DEPRECIATION AND AMORTIZATION

        The Pro Forma Adjustments column reflects depreciation and amortization expense for the year ended December 31, 1996 for the five residential properties being sold. The Pro Forma December 31, 1996 column reflects the depreciation and amortization expense for the period then ended for the properties that will remain in the Partnership after the Sale.

        d)  ADMINISTRATIVE EXPENSES

        Administrative expenses in the Pro Forma Adjustments column are the expenses incurred for the year ended December 31, 1996 by the five residential properties being sold. The Pro Forma December 31, 1996 column reflects the administrative expenses incurred by the properties that will remain in the Partnership after the Sale.

                 NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1997

1.      INCOME

        a)  RENTAL INCOME

        Rental income reflected in the Pro Forma Adjustments column is the rental income generated from the five residential properties being sold. The Pro Forma column at June 30, 1997 reflects the rental income for the six months then ended for the properties that will be remaining in the Partnership after the Sale.

        b)  INTEREST AND OTHER INCOME

        Interest and other income in the Pro Forma Adjustments column is the amount of such income generated by Wayne Estates Apartments, O'Hara Apartments, Jackson Park Apartments, The Fountains Apartments, and Williamsburg North Apartments. The Pro Forma column at June 30, 1997 reflects the interest and other income earned for the first six months of 1997 by the properties that will be remaining in the Partnership after the Sale.

2.      EXPENSES

        a)  PROPERTY OPERATIONS

        The Pro Forma Adjustments column reflects Property Operations for the five residential properties being sold. The Pro Forma June 30, 1997 column reflects the Property Operations expenses for the properties that will remain in the Partnership after the Sale.

        b)  INTEREST EXPENSE

        Interest expense in the Pro Forma Adjustments column is the expense incurred by Wayne Estates, O'Hara, Jackson Park, Fountains, and Williamsburg North for the first six months of 1997. The Pro Forma June 30, 1997 column reflects the interest expense for the same time period for the properties that will remain in the Partnership after the Sale.

        c)  DEPRECIATION AND AMORTIZATION

        The Pro Forma Adjustments column reflects depreciation and amortization expense for the six months ended June 30, 1997 for the five residential properties being sold. The Pro Forma June 30, 1997 column reflects depreciation and amortization expense for the properties that will remain in the Partnership after the Sale.

        d)  ADMINISTRATIVE EXPENSES

        Administrative expenses shown in the Pro Forma Adjustments column are the expenses incurred for the first six months of 1997 by the five residential properties being sold. The Pro Forma June 30, 1997 column reflects the administrative expenses incurred by the properties that will remain in the Partnership after the Sale.

                                                                      APPENDIX I


                                       FORM OF
                               ASSET PURCHASE AGREEMENT
                           FIVE (5) RESIDENTIAL PROPERTIES
                  REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V

        This purchase agreement, dated as of _________, ("Agreement" or "Contract"), made and entered into by and between Realmark Property Investors Limited Partnership V, a Delaware limited partnership, 2350 North Forest Road, Getzville, New York 14068 ("Seller") and US Apartments LLC, a Delaware limited liability company, c/o 2350 North Forest Road, Getzville, NY 14068 ("Buyer").

        RECITALS

        A. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain parcels of real property and all of the improvements and buildings situated thereon, and the hereditaments and appurtenances thereto, consisting of five (5) apartment complexes (the "Real Property"), and all personal property (as hereinafter defined), any repair and remediation reserve accounts held by any lenders with respect to the Property, equipment, fixtures and intellectual property, including the names of the apartment complexes owned by Seller, utilized in the operation or management of the apartment complexes, and located at said apartment complexes as described on EXHIBIT B (collectively the "Personal Property"). The Real Property together with the Personal Property applicable to the apartment complexes will be herein referred to as the "Property."

        B. Attached hereto and made a part hereof are the legal descriptions of the Real Property, marked with the name of each apartment complex and attached as EXHIBIT A. A list of the Personal Property is attached to this Agreement as EXHIBIT B. Any subsequent amendment to either EXHIBIT A or EXHIBIT B, or to any other Exhibit to this Agreement, is to be considered an integral part of this Agreement.

        FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements, hereinafter set forth, the parties agree as follows:

        SECTION 1. PURCHASE PRICE.

            (a) The purchase price to be paid Seller by Buyer for the Property will be $16,107,000.00 ("Purchase Price") to be paid in the following manner:

                    Earnest Money ("Earnest Money") at
                    signing of Agreement by check to be held
                    in escrow by the
                    Escrow Agent                                      $50,000.00

                    By assuming the Mortgages (the
                    "Mortgages") described in EXHIBIT C in
                    the full amount of their principal
                    balances on the date of closing

                    Cash at closing (the Purchase Price less
                    any Earnest Money already paid, and less
                    the balance of the existing Mortgages
                    affecting the Property at closing and
                    subject to prorations and allocations
                    per Section 5                                        Balance

                                                           Total  $16,107,000.00
and payable by Buyer either at (i) closing of title and delivery of the Deed in immediately available good, federal funds, or (ii) delivery of an assignment of the Seller's membership interests in any subsidiary holding title to the Property.

            (b) The Earnest Money check in the amount stated in Section 1(a) above will be held by Andrews, Sanchez, Amigone, Mattrey & Marshall, LLP, as Escrow Agent (the "Escrow Agent"), and delivered within two (2) days from the date of Seller's execution (as communicated to Buyer by written facsimile and orally by telephone on such date of execution) of this Agreement. Absent any contrary provision of this Agreement, the Earnest Money will remain with the Escrow Agent until the Closing of the Property or cancellation of escrow in accordance with the provisions of Section 20 hereof. If the Earnest Money is not delivered by the date as hereinabove set forth, Seller may terminate this Agreement. Upon any permitted termination of this Agreement by Buyer, including but not limited to the failure of the conditions precedent to be met pursuant to
Section 7, the Earnest Money shall be returned to Buyer in accordance with the applicable terms and provisions of this Agreement.

        SECTION 2. PLACE AND TIME OF CLOSING.

            (a) Subject to the conditions precedent set forth herein having been met or waived, the Closing will take place on or before 180 days after the date of this Agreement (the "Closing Date"), unless extended as otherwise set forth in this Agreement, time being of the essence as to Buyer's obligation to perform on such date. As used herein the terms "Closing" will mean the meeting of the parties at which delivery of the Deed and/or assignment of Seller's subsidiary membership interests in the entities holding title and payment of the Purchase Price as called for in Section 1 occurs for the Property.

            (b) This Agreement, as an offer to purchase when signed by Buyer, shall automatically terminate if not accepted in final form by Seller by 5 P.M., Eastern Standard Time, two business days from the date on which Buyer executed this Agreement as indicated below.

        SECTION 3. BUYER'S CONTINGENCIES.

        This Agreement is contingent upon the Buyer obtaining a firm commitment for adequate financing to consummate the purchase described in this Agreement, on or before 120 days after execution of this Agreement. If Buyer is unable to obtain such financing on terms and conditions satisfactory to Buyer within said 120 days, Buyer or Seller may thereafter terminate this Agreement upon written notice to the other, in which case the Earnest Money shall be returned to Buyer and neither party shall have any further liability hereunder. Buyer agrees to use good faith, reasonable efforts to obtain a commitment(s) for such financing.

        SECTION 4. DEED AND TITLE.

            (a) Seller shall deliver to Buyer at Closing special or limited warranty deeds (or equivalent bargain and sale deeds, where appropriate) (collectively "Deed") and/or assignment (collectively "Assignment") of the Seller's membership interests in subsidiaries holding title to the Property in a form customary in the applicable jurisdictions, reasonably acceptable to Seller and Buyer, conveying fee simple title to the Property, subject only to the existing matters of record encumbering the Property(s), (the "Permitted Exceptions") and such additional easements, restrictions or record and title exceptions set forth in the commitment for title insurance specifically approved by Buyer, and taxes not delinquent. In addition, Seller shall convey title to the Personal Property to Buyer, subject to all liens and encumbrances, by the execution and delivery at Closing of a Bill of Sale, and/or by virtue of the Assignment in form and substance customary in the applicable jurisdiction and reasonably satisfactory to Buyer and Seller, without warranty and/or representation.

            (b) Seller agrees to provide a copy of its existing title insurance policies on each Property to Buyer. Buyer shall then obtain for each Property an ALTA Form B Title Insurance Commitment or its equivalent (collectively the "Title Commitment"), within fifteen (15) days of the date of execution of this Contract by both parties, issued by a reputable title insurance company selected by Buyer, committing to insure fee simple title to the Property in the amount of the Purchase Price for such Property in Buyer's name, with all standard exceptions removed (except for the rights of tenants under unrecorded leases and/or except for standard exceptions normally not removed pursuant to local custom with respect to the Property), and containing no other exceptions not specifically approved by Buyer, except the Permitted Exceptions. Buyer will provide a copy of the Title Commitment to Seller within five (5) days after the same is completed, but no later than twenty (20) days after signing this Agreement. Buyer shall have ten (10) days after receipt to examine the Title Commitment and inform Seller in writing (the "Title Objection Notice") of Buyer's objection to any exception contained in or title defect revealed by the Title Commitment. Buyer's failure to deliver the Title Objection Notice shall constitute Buyer's irrevocable acceptance of the Title Commitment and to all exceptions therein not objected to in the Title Objection Notice.

            (c) If Buyer delivers the Title Objection Notice and, thereafter, Seller is unable or unwilling to cure such objections (of which Seller shall notify Buyer), then Buyer may elect to terminate this Agreement within 10 days of Seller's notice upon written notice to Seller as to any one or more Property(s) so affected. Notwithstanding the foregoing, however, in order to terminate the Contract, in whole or in part, an objectionable exception or defect must be one which renders title uninsurable because of such specified objection or defect, or the specified objection or defect shall materially adversely affect the present use of the Property as an apartment complex. In the event one or more Property(s) are rejected as to title and the Contract as to such Property is terminated as set forth herein, the Purchase Price shall be reduced by agreement of the parties based on a reasonable determination of value from an appropriate State Certified or MAI Appraiser mutually acceptable to Seller and Buyer.

            (d) Seller shall pay for preparation of the Deed for the Property or the Assignment, and for State and local transfer taxes, if any.

            (e) Buyer will pay for title insurance commitments, title insurance premiums, and for any survey of the Property and the recording of the Deed for the Property, and any fees or expenses payable to the holder of the Mortgages in connection with this transaction.

            (f) Seller and Buyer will each pay their own attorney's fees. Seller and Buyer will share escrow costs equally, if any.

        SECTION 5. PRORATIONS AND ALLOCATIONS.

            (a) Collected rents, taxes (based on local custom), Mortgage interest and applicable escrows, laundry income, service contracts, equipment leases or other personal property financing, utility deposits, and other applicable income and expenses whether or not a lien, assessed or to be assessed for the tax year in which the transaction is consummated, will be prorated as to the Property(s) to the date of the Closing based on a 365-day year, as of 12:00 midnight, New York City time, of the day preceding the Closing Date.

            (b) Security deposits actually held by Seller or paid by any lessees at the Property will be transferred to Buyer in full at Closing, including any interest earned thereon and payable to the lessees at the Property under applicable law.

            (c) In the event Seller has expended funds prior to Closing for any repair or remediation of the Property for which it is entitled to reimbursement from any repair and remediation reserve held by any lender holding any of the Mortgages described in EXHIBIT C, Buyer agrees to assign any such reimbursement or directly reimburse Seller for any such expended funds immediately upon reimbursement from the lender out of such reserve account.

        SECTION 6. CONDEMNATION OR CASUALTY. Seller agrees to give Buyer prompt written notice (the "Damage Notice") of any fire or other casualty occurring to all or any portion of the improvements at the Property and/or Personal Property between the date hereof and the Closing Date. If prior to the Closing, there shall occur:

            (i) damage to the improvements at any one of the Properties caused by fire or other casualty which would cost $100,000.00 or more to repair based on the estimate of a reputable third party contractor chosen by Seller; or

            (ii) the taking or condemnation of at least 10% of the Real Property for any one Property and if such taking would materially interfere with the current use thereof; then, if any such events set forth in (i) or (ii) above occurs, Buyer, at its option, may terminate this Agreement as to said Property by written notice given to Seller within seven (7) days after Buyer has received the Damage Notice or at the Closing, whichever is earlier. If Buyer does not elect to terminate the Agreement as aforesaid, the Closing shall take place as provided herein without an abatement of the Purchase Price as to any such Property (except that Buyer shall be allowed a credit for any deductible under Seller's insurance) and there shall be assigned to the Buyer at Closing, all interest of the Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of such occurrence. Notwithstanding the foregoing, should Buyer elect to terminate, Seller may notify Buyer within 15 days of Buyer's termination notice shall be null and void and the parties shall proceed at Closing. Otherwise, upon such termination, the Purchase Price shall be reduced by a reasonable amount based upon the opinion of an appropriate State Certified or MAI Appraiser acceptable to Seller and Buyer.

            If, prior to the Closing, there shall occur:

            (iii) damage to any of the Property(s) caused by fire or other casualty which would cost less than $100,000.00 based on the estimate of a reputable third party contractor chosen by Seller; or

            (iv) the taking or condemnation of less than 10% of the Real Property for any one Property which would not materially interfere with the current use, thereof; then, if any of such events set forth in (iii) or (iv) above occurs, Buyer shall have no right to terminate this Agreement as to such Property, there shall be no reduction of the Purchase Price, but there shall be assigned to Buyer at closing all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence, and in addition, Buyer shall be allowed a credit for any deductible under Seller's insurance policy.

            Seller shall be responsible for maintaining fire and extended coverage insurance prior to Closing as is currently in place.

        SECTION 7. CONDITIONS. The following shall be conditions precedent to Buyer's obligations hereunder, unless specifically waived in whole or in part in writing by Buyer:

            (a) TITLE INSURANCE POLICY. Title to each Property at Closing shall be in accordance with the provisions of Section 4 above.

            (b) PERSONAL PROPERTY. Seller conveying title to the Personal Property to Buyer at Closing in accordance with Section 4 hereof.

            (c) COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. Seller will be in substantial compliance with all other representations and warranties made in Section 8 or elsewhere in this Agreement, at Closing.

            (d) CONDITIONS OF THE PROPERTY. The Buyer acknowledges that it is purchasing the Property in "as is, where is" condition with all existing faults and that Buyer is familiar with the condition of the Property.

        Should any condition fail as to any Property(s) and should Buyer elect not to proceed with respect to same, there shall be a credit against the Purchase Price in a reasonable amount determined by an appropriate State Certified or MAI Appraiser acceptable to Seller and Buyer and Buyer shall proceed with the Closing as to the remaining Property(s).

        With respect to all of the foregoing, to the extent that they are representations and warranties of Seller, they are made to the best of Seller's knowledge and belief without independent investigation.

        SECTION 8. SELLER'S WARRANTIES. The following representations and warranties of Seller shall not survive the Closing.

            (a) To Seller's best knowledge and belief without independent investigation, Seller has not received written notification that it has not disclosed to Buyer that the Property is not in compliance with all federal, state, county and municipal laws, ordinances and regulations, including but not limited to all federal, state, county and municipal environmental laws and regulations, applicable to or affecting the Property.

            (b) Seller will not interfere with Buyer's opportunity to hire Seller's on-site employees at the Property, but Buyer will have no obligation to hire such employees. Buyer will make no efforts to hire such employees until after all contingencies have been removed and no earlier than 10 days before closing.

            (c) Seller shall be responsible for (and Buyer shall not assume the obligation of) all employee wages, benefits (including payments for accrued bonuses, vacation or sick pay, unemployment compensation, employment taxes, medical claims or similar payments), contributions under any benefit program or agreement, severance pay obligations and other related employee costs arising as a result of any events, acts (or failures to act) prior to the Closing Date with respect to the Property at which such persons are employed, whether or not disclosed on the schedules to this Agreement.

            (d) Seller retains all liability and responsibility for fulfilling all federal and/or state COBRA and continuation of group health insurance coverage requirements (pursuant to Section 4980B of the Code, sections 601-608 of ERISA, and any applicable state laws) with respect to Seller's current or former employees (and their dependents). Buyer does not hereby and will not at the Closing assume any obligation to provide medical insurance coverage to persons that it employs because it acquires the Property.

            (e) The physical condition of the Personal Property and Real Property shall be maintained in substantially the same condition as they were in as of the date hereof through the Closing Date.

            (f) Seller has the authority to enter into this Agreement and sign all documents required to be signed to implement Seller's obligations under this Agreement.

        SECTION 9.  NON-PERFORMANCE.

            (a) If Seller defaults and fails to deliver the Deed or meet any of the conditions hereof willfully, Buyer, at Buyer's sole option, may (i) terminate this Agreement whereupon the Earnest Money shall be returned to Buyer on demand or (ii) if the aggregate of all defaults by the Seller materially and adversely affects the value of any one Property in an amount less than $50,000.00, or the value of all of the Properties in an amount of less than $250,000.00, Buyer shall have no right to terminate the Agreement as to one or all of the Property(s), but shall be entitled to an adjustment of the Purchase Price in the amount of said default/damages to be determined by a State Certified or MAI Appraiser acceptable to Buyer and Seller. The foregoing shall be the sole and exclusive remedies of Buyer.

            (b) If Buyer defaults at any time, the Earnest Money shall be delivered to Seller and Seller may exercise such remedies at law to which Seller may be entitled provided that in no event shall Seller be entitled to money damages in excess of the sum of the Earnest Money. Buyer, except as otherwise set forth herein, will then be released from all liability to Seller related to this Agreement, such Earnest Money being Seller's sole remedy.

        SECTION 10. BROKERS, AGENTS AND CONSULTANTS. Seller represents and warrants to Buyer that no broker, consultant or agent is due a commission or fee from the proceeds of the Closing claiming by, through or under Seller except as stated herein, and hereby agrees to indemnify and hold harmless Buyer from the claims of any agent, consultant or broker for the payment of any commission or commissions hereunder.

        Buyer represents and warrants to Seller that no broker, consultant or agent is due a commission or fee from the proceeds of the closing claiming by, through or under Buyer, and hereby agrees to indemnify and hold harmless Seller and the Property from the claims of any agent, consultant or broker for the payment of any commission, or commissions hereunder.

        Notwithstanding Seller's representations referenced above, Seller has advised Buyer and Buyer acknowledges that Seller has entered into a contingent exclusive brokerage agreement with Duberstein Investment Company of Dayton, Ohio, which said brokerage agreement shall only be effective if this Agreement is not executed by Seller due to the inability of Seller to obtain approval of its limited partners to this Agreement.

        SECTION 11.  LEASES.

            (a) Seller agrees that prior to the Closing it will not enter into any long term commercial leases or service agreements not in the ordinary course of business without the prior written consent of Buyer which will not be unreasonably withheld or delayed.

            (b) Seller shall assign without representation or warranty whatsoever the existing tenant leases to Buyer at Closing along with all service contracts and other agreements affecting the Property, provided that Buyer shall execute an assumption agreement or other agreements with respect to all tenant leases and service contracts or other agreements from and after the date of closing.

        SECTION 12. INSURANCE. Seller will cancel its insurance coverage on the Property effective at Closing of the Property, and Buyer will place new insurance coverage on the Property effective on the same date.

        SECTION 13. ASSIGNMENT. Buyer shall not have the right to assign this Agreement, in whole or in part, to any party without the express written consent of Seller. Upon any such assignment approved by Seller, the assignee shall assume the obligations of Buyer. Seller's consent pursuant to this section shall be in its sole discretion and shall include approval of all proposed assignment documents. Notwithstanding the foregoing, the Buyer shall have the right to assign to an entity of which the Buyer has majority control provided the Buyer herein remains liable for performance of this Contract.

        SECTION 14. ENTIRE AGREEMENT. All prior understandings and agreements of the parties are merged herein, and this Agreement reflects the entire understanding of the parties. This Agreement may not be changed or terminated orally.

        SECTION 15. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

        SECTION 16.  LIABILITY.

            (a) SELLERS LIABILITY. Seller shall be liable for any claims, demand, loss, liability, damage, or expense (including reasonable attorneys' fees) in connection with third-party claims for injury or damage to personal property in connection with the ownership or operation of the Property prior to Closing. This obligation of Seller shall be repeated at and shall survive the Closing.

            (b) BUYERS LIABILITY. Buyer shall be liable for any claim, demand, loss, liability, damage, or expense (including reasonable attorneys' fees), due to Buyer's ownership or operation of the Property from and after Closing. This obligation of Buyer shall be repeated at and shall survive the Closing.

        SECTION 17. NOTICES. All notices required or permitted hereby shall be in writing and delivered either in person or sent electronically, and by national overnight express carrier. Notices shall be deemed to have been given when sent as follows:

        To Buyer:        US Apartments LLC
                         2350 North Forest Road
                         Getzville, NY  14068

        To Seller:       Realmark Property Investors
                         Limited Partnership V
                         2350 North Forest Road
                         Getzville, NY  14068

        SECTION 18. CONSTRUCTION. Time shall be construed to be of the essence, subject to the terms and conditions specifically set forth in this Agreement.

        SECTION 19. GOVERNING LAW. This Agreement will be governed by and construed according to New York law, except for matters of title or real estate law which shall be governed by the laws of the states in which the Property is located.

        SECTION 20. ESCROW. The Escrow Agent hereby acknowledges receipt of the Earnest Money and agrees to hold the same in escrow until the closing or sooner termination of this Agreement and shall pay over and apply the proceeds thereof in accordance with the terms of this Agreement. If, for any reason, the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Earnest Money, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) day period, or if for any reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions from the parties to this Agreement or until a final judgment (beyond any applicable appeal period) by a court of competent jurisdiction is rendered disposing of such Earnest Money.

        The Escrow Agent shall be liable as a depository only and its duties hereunder are limited to the safekeeping of the Earnest Money and the delivery of same in accordance with the terms of this Agreement. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent's negligence or willful misconduct.

        SECTION 21. RELEASE OF SELLER UNDER THE MORTGAGES. Buyer shall use best efforts to obtain the approval of the lender(s) ("Lender") under the Mortgages for the release (the "Release") of Seller from all recourse obligations and indemnities under the Mortgages and the loan documents entered into in connection with the Mortgages (collectively, the "Recourse Obligations"). In the event Buyer is unable, despite its best efforts, to obtain the Release, Seller agrees, upon the assumption of the Mortgages by Buyer, to remain liable for the Recourse Obligations.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties, or by the duly authorized officer of the parties, on the day and year shown below.

BUYER:

Executed ______, 1997

US APARTMENTS LLC

By: _______________________________, Member


SELLER:

Executed ______, 1997

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V


By: _______________________________
        Joseph M. Jayson, G.P.


RECEIPT OF ESCROW AGENT

The undersigned hereby acknowledges receipt of the Earnest Money provided for herein, and that the same is being held by Escrow Agent pursuant to the terms of the above Agreement.

as Escrow Agent

BY: _______________________________
        Member

                                           EXHIBIT A TO ASSET PURCHASE AGREEMENT

O'HARA APARTMENTS

ALL that certain piece, parcel or tract of land, with improvements thereon, situate, lying and being in the State of South Carolina, County of Greenville, being bounded on the west by Mitchell Road, the northeast by Shady Lane, and the south by Edgewood Drive, and containing 9.42 acres (410,335.20 square feet) according to a plat of survey prepared by Freedland-Clinkscales & Associates, Engineers - Land Surveyors, dated August 16, 1994, entitled "Survey for Realmark Financing L.P." recorded in the RMC Office for Greenville County in Plan Book 28R at Page 16A&B, and having, according to said plat, the following metes and bounds, to-wit:

BEGINNING at an iron pin on the easterly edge of the right-of-way of Mitchell Road at the intersection thereof with the northerly edge of the right-of-way of Edgewood Drive and running thence along the easterly edge of the right-of-way of Mitchell Road, the following courses and distances: N. 00-31-38 E. 81.61 feet to an iron pin; thence N. 02-26-06 E. 184.38 feet to an iron pin; thence N. 01-13-12 W. 126.38 feet to an iron pin; thence N. 04-12-00 W. 351.05 feet to an iron pin; thence N. 05-45-07 W. 191.80 feet to an iron pin at the intersection of the easterly edge of the right-of-way of Mitchell Road with the southerly edge of the right-of-way of Shady Lane; thence running through the intersection of the edge of said rights of way N. 59-23-40 E. 21.50 feet to an iron pin on the southerly edge of the right-of-way of Shady Lane; thence running along the southwesterly edge of the right-of-way of Shady Lane the following courses and distances: S. 55-45-20 E. 29.10 feet to an iron pin; thence S. 48-18-58 E. 97.64 feet to an iron pin; thence S. 42-25-09 E. 163.75 feet to an iron pin; thence S. 41-33-10 E. 452.00 feet to an iron pin; then S. 41-32-10 E. 263.06 feet to an iron pin; thence S. 34-36-53 E. 9416 feet to an iron pin at a joint corner with property now or formerly of Tanner; thence turning and running along a joint line with property now or formerly of Tanner S. 57-54-05 W. 184.60 feet to an iron pin; thence continuing along a joint line with property now or formerly of Tanner S. 34-06-55 E. 50.10 feet to an iron pin on the northerly edge of the right-of-way of Edgewood Drive; thence turning and running along the curvature of the northerly edge of the right-of-way of Edgewood Drive; the chord of which runs s. 65-57-05 W. 90.70 feet to an iron pin; thence continuing along the curvature of the northerly edge of the right-of-way of Edgewood drive, the chord of which runs S. 81-40-05 W. 92.40 feet to an iron pin; thence continuing along the northerly edge of the right-of-way of Edgewood Drive the following courses and distances: N. 86-02-55 W. 110.00 feet to an iron pin; thence N. 84-53-55 W.
144.60 feet to a p.k. nail in asphalt; thence N. 85-13-55 W. 133.30 feet to an iron pin; thence running through the intersection of the northerly edge of the right-of-way of Edgewood Drive and the easterly edge of the right-of-way of Mitchell Road N. 41-07-03 W. 38.77 feet to an iron pin on the easterly edge of the right-of-way of Mitchell Road, being the POINT OF BEGINNING.

JACKSON PARK APARTMENTS

A part of the Southwest quarter of the Southwest quarter of Section Sixteen
(16), Township Six (6) North, Range Six (6) East, and a part of the Northwest quarter of the Northwest quarter of Section Twenty-one (21), Township Six (6) North, Range Six (6) East, in the City of Seymour, described as follows:
Commencing at the Northeast corner of the Northwest quarter of the Northwest quarter of Section 21, thence along the section line West (an assumed bearing)
429.36 feet to the point of beginning of this description, the point being the Northwest corner of Lot 32 in Jackson Park Subdivision, Section "D"; thence North 00 degrees 05 minutes 00 seconds East 438.03 feet to the Southeast corner of Jackson Park Subdivision, Section "H"; thence along the South line of the Subdivision, North 89 degrees 55 minutes 00 seconds West 353.88 feet; thence South 80 degrees 05 minutes 30 seconds West 189.84 feet; thence North 27 degrees 56 minutes 30 seconds West 129.90 feet to the Southerly right-of-way of Hillcrest Drive; thence along the right-of-way South 60 degrees 29 minutes 30 seconds West 142.80 feet; thence following the arc of a 30 foot radius curve to the left, a true arc distance of 42.28 feet to a point on the Eastern right-of-way of Jackson Park Drive, the curve has a chord which is 38.87 feet in length and bears South 16 degrees 57 minutes 00 seconds West; thence along the right-of-way and following the arc of a 538.22 foot radius curve to the right, a true arc distance of 217.12 feet, the arc has a chord which is 215.52 feet and bears South 12 degrees 05 minutes 00 seconds East; thence continuing along the right-of-way South 00 degrees 25 minutes 30 seconds East 206.04 feet; thence following the arc of a 30 foot radius curve to the left a true arc distance of 45.03 feet, to a point on the Northern right-of-way of Sycamore Road, the arc has a chord which is 40.92 feet in length and bears South 43 degrees 25 minutes 30 seconds East; thence along the right-of-way of Sycamore Road, South 86 degrees 25 minutes 30 seconds East 433.05 feet to a point of curvature; thence continuing along the right-of-way and following the arc of a 579.56 foot radius curve to the right, a true arc distance of 180 feet to the Southwest corner of Lot 32 in Jackson Park Subdivision, Section "D", the arc has a chord which is 179.29 feet in length and bears South 77 degrees 29 minutes 00 seconds East; thence along the Western line of Lot 32, North 28 degrees 37 minutes 00 seconds East 113.47 feet to the point of beginning.

EXCEPT: A part of the Southwest quarter of the Southwest quarter of Section Sixteen (16), Township Six (6) North, Range Six (6) East, more particularly described as follows: Commencing at the Southeast corner of the quarter quarter section; thence along the South line of Section 16 and subsequently following the North line of Jackson Park Subdivision, Section D, Westerly 429.36 feet to the Northwest corner of Lot 32 in the subdivision; thence North 00 degrees 05 minutes East (an assumed bearing) 134.67 feet to the true point of beginning; thence North 89 degrees 55 minutes West 140 feet; thence North 08 degrees 37 minutes West 165 feet; thence North 00 degrees 05 minutes East 140 feet; thence South 89 degrees 55 minutes East 165 feet; thence South 00 degrees 05 minutes West 303.36 feet to the true point of beginning.

INFORMATION NOTE: The acreage in the legal description is shown for convenience only and should not be construed as insuring the quantity of land set forth in the description.

WAYNE ESTATES APARTMENTS

PARCEL 1:

Situate in the City of Huber Heights, County of Montgomery, State of Ohio and being Lot Numbered ONE (1) Wayne Estates Subdivision, Section One, as recorded in Plat Book 97, Page 3 of the Plat Records of Montgomery County, Ohio, EXCEPTING therefrom 4.892 acres platted into Wayne Estates Condominium, Section One, as recorded in Plat Book 120, page 13 of the Plat Records of Montgomery County, Ohio.

PARCEL 2:

Situate in the City of Huber Heights, County of Montgomery, State of Ohio and being Lot Numbered TWO (2) Wayne Estates, Section Two, as recorded in Plat Book 104, Page 5 of the Plat Records of Montgomery County, Ohio.

PARCEL 3:

Situate in the City of Huber Heights, County of Montgomery, State of Ohio and being Units Numbered SIX THOUSAND SEVEN HUNDRED SIXTY ONE (6761), SIX THOUSAND SEVEN HUNDRED SIXTY THREE (6763), SIX THOUSAND SEVEN HUNDRED SIXTY FIVE (6765), SIX THOUSAND SEVEN HUNDRED SIXTY SEVEN (6767), SIX THOUSAND SEVEN HUNDRED SIXTY NINE (6769), SIX THOUSAND SEVEN HUNDRED SEVENTY ONE (6771), SIX THOUSAND SEVEN HUNDRED SEVENTY THREE (6773), SIX THOUSAND SEVEN HUNDRED SEVENTY FIVE (6775), SIX THOUSAND SEVEN HUNDRED SEVENTY SEVEN (6777), SIX THOUSAND SEVEN HUNDRED SEVENTY NINE (6779), SIX THOUSAND SEVEN HUNDRED EIGHTY ONE (6781), SIX THOUSAND SEVEN HUNDRED EIGHTY THREE (6783), SIX THOUSAND SEVEN HUNDRED EIGHTY FIVE
(6785), SIX THOUSAND SEVEN HUNDRED EIGHTY SEVEN (6787), SIX THOUSAND SEVEN HUNDRED EIGHTY NINE (6789), SIX THOUSAND SEVEN HUNDRED NINETY ONE (6791), SIX THOUSAND SEVEN HUNDRED NINETY THREE (6793), SIX THOUSAND SEVEN HUNDRED NINETY FIVE (6795), SIX THOUSAND SEVEN HUNDRED NINETY SEVEN (6797), SIX THOUSAND SEVEN HUNDRED NINETY NINE (6799), SIX THOUSAND EIGHT

HUNDRED ONE (6801), SIX THOUSAND EIGHT HUNDRED THREE (6803), SIX THOUSAND EIGHT HUNDRED FIVE (6805), SIX THOUSAND EIGHT HUNDRED SEVEN (6807), SIX THOUSAND EIGHT HUNDRED NINE (6809), SIX THOUSAND EIGHT HUNDRED ELEVEN (6811), SIX THOUSAND EIGHT HUNDRED THIRTEEN (6813), SIX THOUSAND EIGHT HUNDRED TWENTY ONE (6821), SIX THOUSAND EIGHT HUNDRED TWENTY THREE (6823), SIX THOUSAND EIGHT HUNDRED TWENTY FIVE (6825), SIX THOUSAND EIGHT HUNDRED TWENTY SEVEN (6827), SIX THOUSAND EIGHT HUNDRED TWENTY NINE (6829), SIX THOUSAND EIGHT HUNDRED THIRTY ONE (6831), SIX THOUSAND EIGHT HUNDRED FORTY ONE (6841), SIX THOUSAND EIGHT HUNDRED FORTH THREE
(6843), SIX THOUSAND EIGHT HUNDRED FORTY FIVE (6845), SIX THOUSAND EIGHT HUNDRED FORTY SEVEN (6847), SIX THOUSAND EIGHT HUNDRED FORTY NINE (6849), SIX THOUSAND EIGHT HUNDRED FIFTY ONE (6851), SIX THOUSAND NINE HUNDRED FIFTY ONE (6951), SIX THOUSAND NINE HUNDRED FIFTY THREE (6953), SIX THOUSAND NINE HUNDRED FIFTY FIVE
(6955), SIX THOUSAND NINE HUNDRED FIFTY SEVEN (6957), SIX THOUSAND NINE HUNDRED FIFTY NINE (6959), SIX THOUSAND NINE HUNDRED SIXTY ONE (6961), SIX THOUSAND NINE HUNDRED SEVENTY ONE (6971), SIX THOUSAND NINE HUNDRED SEVENTY THREE (6973), SIX THOUSAND NINE HUNDRED SEVENTY FIVE (6975), SIX THOUSAND NINE HUNDRED SEVENTY SEVEN (6977), SIX THOUSAND NINE HUNDRED SEVENTY NINE (6979), SIX THOUSAND NINE HUNDRED EIGHT ONE (6981), SIX THOUSAND NINE HUNDRED EIGHTY THREE (6983). Wayne Estates Condominium, Section One, as recorded in Plat Book 120, page 13 of the Plat Records of Montgomery County, Ohio, the Declaration which appears recorded in Deed Microfiche 83-627-D10 together with interest in common area. Wayne Condominium Section One is taken out of Lot Numbered ONE of Wayne Estates, Section One as shown above as Parcel 1.

THE FOUNTAINS APARTMENTS

Situated in Section 23, Town 3, Range 2, in Union Township, Butler County, Ohio, and being more particularly described as follows;

        Being Lots 2, 3, 4, 5, 7 and 8 of The Fountains Apartments as the same are designated, numbered and known on the plat of said subdivision, recorded in Plat book 27, page 32, Plat Records, Butler County Ohio.

        Subject to easements and restrictions of record.

WILLIAMSBURG NORTH APARTMENTS

Williamsburg North Apartments, the plat of which is recorded in Plat book "F", page 92, in the Office of the Recorder of Bartholomew County Indiana.

                                           EXHIBIT B TO ASSET PURCHASE AGREEMENT

With respect to each apartment complex described in Exhibit A, all furniture, fixtures, refrigerators, stoves, dishwashers, disposals, air conditioning, carpeting, office supplies and equipment, landscaping and maintenance supplies and equipment and all other tangible personal property located at and used in connection with the operation of each apartment complex.

                                          EXHIBIT C TO ASSET PURCHASE AGREEMENT

Property                           Mortgage Balance    Lender
The Fountains Apartments           $3,893,161.00       Credit Suisse
                                                       First Boston
                                                       Mortgage Capital

O'Hara Apartments                  1,597,094.00        Credit Suisse
                                                       First Boston
                                                       Mortgage Capital

Williamsburg North Apartments      2,496,978.00        Credit Suisse
                                                       First Boston
                                                       Mortgage Capital

Wayne Estates Apartments           3,089,385.00        Credit Suisse
                                                       First Boston
                                                       Mortgage Capital

Jackson Park Apartments            1,596,746.00        Credit Suisse
                                                       First Boston
                                                       Mortgage Capital

                                                                     APPENDIX II


          RELEVANT PARTNERSHIP AGREEMENT PROVISIONS AND PROPOSED AMENDMENTS


PROPOSED AMENDMENT

        Set forth below is the proposed amendment to the Partnership Agreement which is to be considered in connection with the Transaction (additions and modifications are indicated by underlining of the appropriate text):

7.3     AUTHORITY OF PARTNERS TO DEAL WITH PARTNERSHIP.

        B. Other than as specifically authorized in Sections 7.3A AND 7.3E, the General Partners are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partners or any
Affiliate of the General Partners. . . .

        E. NOTWITHSTANDING ANY PROHIBITION CONTAINED HEREIN, THE GENERAL PARTNERS ARE SPECIFICALLY AUTHORIZED TO ENTER INTO ANY AGREEMENTS, CONTRACTS OR ARRANGEMENTS AND TAKE ANY ACTIONS ON BEHALF OF THE PARTNERSHIP THEY DEEM NECESSARY OR APPROPRIATE TO EVIDENCE AND EFFECTUATE THE SALE OF FIVE OF THE PARTNERSHIP'S RESIDENTIAL PROPERTIES TO AN AFFILIATE OF THE GENERAL PARTNERS, AS MORE FULLY DESCRIBED IN SECTION 7.4C, SUBJECT TO OBTAINING THE CONSENT OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS.

7.4     RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNERS.

        C. The General Partners on behalf of the Partnership shall not purchase, lease or acquire any Property from the General Partners or any of their Affiliates or from any Person in which the General Partners or any of their Affiliates have a material interest. Notwithstanding the foregoing, the General Partners may purchase Property in their own names as nominee or in the name of one or more independent parties as nominees or straw parties, and assume loans in connection therewith and temporarily hold title thereto, with or without the imposition of any legal liability on the Partnership in connection therewith, for the purpose of facilitating the acquisition of such Property or the borrowing of money or obtaining of financing for the Partnership, or completion of construction of such Property, or any other purpose related to the business of the Partnership; provided there is no difference in interest rates of the loans secured by the Property at the time acquired by the General Partners and the time acquired by the Partnership, nor any other benefit arising out of such transaction to the General Partners apart from compensation otherwise provided in this Agreement. Such Property must be purchased by the Partnership for a price no greater than the price in such Property [paid] by the General Partners and no other payments directly or indirectly arising out of such transaction may be received by the General Partners or Affiliates apart from compensation otherwise permitted by this Agreement. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE PARTNERSHIP AGREEMENT, THE PARTNERSHIP IS ALSO EXPRESSLY AUTHORIZED TO SELL TO AN AFFILIATE OF THE GENERAL PARTNERS THE FIVE RESIDENTIAL PROPERTIES DESCRIBED IN THE CONSENT SOLICITATION MATERIALS DATED NOVEMBER 4, 1997 ("SOLICITATION MATERIALS"), PURSUANT TO THE TERMS OF AN ASSET PURCHASE AGREEMENT SUBSTANTIALLY IN THE FORM ATTACHED TO THE SOLICITATION MATERIALS AS APPENDIX I, AND THE GENERAL PARTNERS ARE AUTHORIZED TO SOLICIT THE CONSENT OF THE LIMITED PARTNERS TO SUCH SALE. Except as otherwise provided in this Agreement, the Partnership shall not sell or lease a Property to the General Partners or any of their Affiliates.

                                                                    APPENDIX III


                        OPINION OF HOULIHAN VALUATION ADVISORS


                                                                October 21, 1997


Mr. Joseph M. Jayson
General Partner
Realmark Property Investors
Limited Partnership - V
2350 North Forest Rd., Suite 12A
Getzville, NY  14068

        Re:  FAIRNESS OPINION

Dear Mr. Jayson:

        In accordance with your request we have prepared the following fairness opinion. We understand that the proposed transaction involves the purchase of
five apartment complexes (the   "Properties") from Realmark Property Investors
Limited Partnership V (the "Partnership") by US Apartments LLC, an affiliate of the Partnership's general partners (the "Transaction").

THE TRANSACTION

        US Apartments LLC has offered to pay a gross purchase price of Sixteen Million One Hundred Seven Thousand Dollars ($16,107,000) for the Properties.
The purchase price includes the purchaser's assumption of the mortgages on the Properties (which are currently estimated at $12,695,000). The balance of the purchase price will be paid in cash at closing subject to normal and customary account adjustments. In connection with the sale of the Properties, the Partnership's limited partners (the "Limited Partners") are expected to receive a cash distribution of $171.00 per Unit from the sale proceeds or other sources.

        The buyer will also receive the items of personal property located at each Property and the balance (if any) in an escrow account maintained for property improvements (as required by Credit Suisse First Boston, the mortgage holder).

        You have requested our opinion (the "Opinion") as to the fairness to the Partnership and the Limited Partners, from a financial point of view, of the Transaction. This Opinion does not address the Partnership's underlying business decision to effect the Transaction.

        In connection with this Opinion we have made such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

 1) Reviewed the Partnership's recent public filings, including Forms 10-K and 10-Q for the previous two years

Mr. Joseph M. Jayson
October 21, 1997
Page-2-



 2)     Reviewed historic audited financial statements for the past two years

 3)     Reviewed the final prospectus dated July 14, 1986

 4)     Reviewed the form of the asset purchase agreement

 5)     Reviewed the consent solicitation materials

 6)     Reviewed real estate financing appraisals

 7) Had due diligence discussions with Partnership management concerning all matters deemed pertinent to our analysis

 8) Analyzed secondary market transactions involving Partnership Units (recent 18 months)

 9) Performed a discreet financial analysis of each Property (past three years and trailing 12 months)

10) Reviewed a document file concerning efforts to market and sell the Properties, including interest in and offers to buy (1995 - present)

11) Reviewed certain publicly available data, including information on real estate investment trusts and real estate limited partnerships

12) Conducted discussions with a mortgage banker actively engaged in financing similar properties

13)     Conducted capitalization rate research, and

14) Conducted such other studies, analyses and inquiries as we deemed appropriate.

        We have relied upon and assumed, without independent verification, that all the financial information provided to us has been reasonably prepared and reflects the best currently available information. We have also assumed that there have been no recent material changes in the operation or prospects of the subject Properties. We have not negotiated the Transaction or advised you with respect to alternatives.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Properties and do not assume any responsibility for such information. Our Opinion is necessarily based on the business, economic, market and other conditions as they exist, and as can be evaluated by us at the date of this letter.

        Based on the foregoing, and in reliance thereon, it is our opinion that the Transaction as presented is fair to the Partnership and Limited Partners, from a financial point of view.

        This Opinion is furnished solely for the benefit of the Limited Partners and the Partnership, and may not be relied upon by any other person without our express, prior written consent. We understand that this Opinion may be referred to or included as an exhibit to consent solicitation materials and/or the asset purchase agreement, and we consent to such inclusion.



                                        III-2

Mr. Joseph M. Jayson
October 21, 1997
Page-3-


        This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of Houlihan Valuation Advisors ("HVA") in the Transaction are solely corporate obligations and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Respectfully Submitted,

/s/ Houlihan Valuation Advisors

Houlihan Valuation Advisors



                                        III-3

        ANY QUESTIONS REGARDING THE PROPOSAL OR ANY OF THE STATEMENTS CONTAINED HEREIN SHOULD BE DIRECTED TO THE PARTNERSHIP'S INFORMATION AGENT AT THE BELOW INDICATED ADDRESS, TELEPHONE OR FACSIMILE NUMBERS:


                               THE HERMAN GROUP, INC.
                              2121 SAN JACINTO STREET
                                     26TH FLOOR
                             DALLAS, TEXAS  75201-6705
                                   BY FACSIMILE:
                                   (214) 999-9323
                               FOR INFORMATION CALL:
                                   (800) 354-0414
                                    (TOLL-FREE)

               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
                             2350 NORTH FOREST ROAD
                            AMHERST, NEW YORK 14068
                                WRITTEN CONSENT
                          SOLICITED BY THE PARTNERSHIP

    To approve a proposal consisting of (i) the amendment (the "Amendment") of the Amended and Restated Limited Partnership Agreement, dated as of February 28, 1986, as previously amended, of Realmark Property Investors Limited Partnership V, a Delaware limited partnership (the "Partnership"), to permit the sale of five of the residential properties of the Partnership (the "Sale," and together with the Amendment, the "Transaction") to US Apartments LLC, an affiliate of the Partnership's General Partners (the "Purchaser"), and to require the approval of the Sale by the consent of a majority in interest of the Limited Partners, and
(ii) approval, in accordance with the Amendment, of the Sale to the Purchaser or one of its affiliates pursuant to an asset purchase agreement to be entered into between the Partnership and the Purchaser in substantially the form attached to the accompanying Consent Solicitation Statement. This consent is solicited by Realmark Properties, Inc. and Joseph M. Jayson, the General Partners of the Partnership on behalf of the Partnership. The Amendment and Sale are being consented to as one proposal to approve the Transaction. All written consents must be received on behalf of the Partnership before 5:00 P.M., New York City time, on November 26, 1997 to be valid, unless such date or time is extended for an aggregate of up to an additional forty (40) days in the sole discretion of the General Partners, or unless the necessary vote to approve the Transaction is received earlier, then upon such date (the "Expiration Date").

    You may vote on the Proposal described above by marking one of the following boxes:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

        ALL SIGNED WRITTEN CONSENTS WILL BE COUNTED FOR THE TRANSACTION
                            UNLESS OTHERWISE MARKED.

                        (CONTINUED ON THE REVERSE SIDE)

By signing and returning this Consent, the undersigned acknowledges receipt of the Consent Solicitation Statement delivered herewith.

                                         Dated: __________________________, 1997

                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                               Signature (if held Jointly)

                                         _______________________________________
                                                          Title
                                         Please sign exactly as name appears
                                         hereon. When Units are held by joint
                                         tenants, both should sign. When signing
                                         as an attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Herman Group, Inc., 2121 San Jacinto Street, 26(th) Floor, Dallas, Texas 75201. Facsimile copies of the consent properly completed and duly executed, will be accepted at (214) 999-9323 or
(214) 999-9348. If you have any questions, please call The Herman Group, Inc. at
(800) 354-0414.